                           STOCK PURCHASE AGREEMENT


                                 BY AND AMONG

                         RENAISSANCE SOLUTIONS, INC.,

                                      AND

                  THE STOCKHOLDERS OF COBA CONSULTING LIMITED


                              January 27, 1997

                               TABLE OF CONTENTS



ARTICLES
--------
ARTICLE I      PURCHASE AND SALE OF THE SHARES                         1

ARTICLE II     REPRESENTATIONS AND WARRANTIES
               OF THE WARRANTORS                                       6

ARTICLE III    FURTHER REPRESENTATIONS AND WARRANTIES
               OF THE COMPANY STOCKHOLDERS                            34

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
               OF THE BUYER                                           36

ARTICLE V      COVENANTS                                              38

ARTICLE VI     CONDITIONS TO CLOSING                                  42

ARTICLE VII    INDEMNIFICATION AND WARRANTY LIMITATIONS               46

ARTICLE VIII   TERMINATION                                            52

ARTICLE IX     POST CLOSING COVENANTS                                 53

ARTICLE X      DEFINITIONS AND INTERPRETATION                         54

ARTICLE XI     GENERAL PROVISIONS                                     57

ARTICLE XII    THE GUARANTEE                                          60


SCHEDULES
---------

SCHEDULE 1
     PART 1    THE INDIVIDUAL SHAREHOLDERS                            62
     PART 2    B.V.                                                   63
     PART 3    OTHER SELLERS                                          64

SCHEDULE II    CALCULATION OF THE NUMBER OF SHARES
               OF BUYER COMMON STOCK                                  65

SCHEDULE III   THE NETWORK COMPANIES                                  66

SCHEDULE IV    DETAILS ON THE COMPANY                                 68

SCHEDULE V
      PART 1                                                          70
      PART 2    LIST OF EMPLOYEES                                     73


EXHIBITS
--------

EXHIBIT A      ESCROW AGREEMENT

EXHIBIT B1     EMPLOYMENT AGREEMENT - R. PEEL

EXHIBIT B2     EMPLOYMENT AGREEMENT - G. GOULD

EXHIBIT B3     EMPLOYMENT AGREEMENT - R. HOUSE

EXHIBIT B4     EMPLOYMENT AGREEMENT - N. HEWITT

EXHIBIT B5     EMPLOYMENT AGREEMENT - M PARRY

EXHIBIT C      OPINION FROM LEWIS SILKIN

EXHIBIT D      BOSTON AGREEMENT

EXHIBIT E      TRUSTEES LETTER

EXHIBIT F      OPTION AGREEMENT

EXHIBIT G      ARTICLES OF ASSOCIATION

EXHIBIT H      POWERS OF ATTORNEY

EXHIBIT I      EMPLOYMENT AGREEMENT - OTHER STAFF

EXHIBIT J      PARTNERSHIP TERMINATION DEED

EXHIBIT K      SHAREHOLDERS TERMINATION DEED

EXHIBIT L      DEED OF TAX

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is entered into as of ________, 1997 (the "Agreement Date") by and among Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), with its principal place of business at Lincoln North, 53 Old Bedford Road, Lincoln, MA 01773; the persons whose names and addresses are set forth in Part 1 of Schedule 1 hereto (the "Warrantors")
                                         ----------
Dean Street Investments B.V. whose name and address is set forth in Part 2 of

Schedule 1 hereto ("B.V."),the persons whose names and addresses are set out in
----------
Part 3 of Schedule 1 (the "Other Sellers"), and The GGT Group plc of 82 Dean
          ----------
Street, a company registered in England, Wales whose registered office is 82 Dean Street, London W1V 5AB (the "Guarantor"). The Warrantors, the Other Sellers and B.V. are together referred to herein as the "Company Stockholders". The Buyer, B.V., the Guarantor, the Warrantors and the Other Sellers are referred to collectively herein as the "Parties."

                             PRELIMINARY STATEMENT
                             ---------------------

     1. The issued share capital of Coba Consulting Limited, a company incorporated in England and Wales whose registered office is at 40 Holborn Viaduct, London EC1N 2PB, ("the Company"), is (Pounds)100,000 divided into 100,000 ordinary shares of 1p each. Further particulars of the Company are set out in Schedule IV.
       -----------

     2. The Buyer desires to purchase, and the Company Stockholders desire to sell or procure the sale of 107,000 ordinary shares of 1p each in the capital of the Company being the entire issued ordinary capital of the Company at Closing (as hereinafter defined), (the "Shares") for the consideration set forth below subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES

     1.1  Purchase of the Shares from the Company Stockholders.  Upon and
          ----------------------------------------------------
subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Company Stockholders shall sell or procure the sale of and transfer to the Buyer, and the Buyer shall purchase, acquire and accept from each Company Stockholder, all legal and beneficial interest in the Shares free from all liens, charges, encumbrances and equities of any description together with all rights now or hereafter attaching thereto with full title guarantee (save in the case of Reads Trustees Limited who shall transfer with limited title guarantee). At the Closing each Company Stockholder shall deliver or procure delivery to the Buyer of certificates evidencing the Shares accompanied by duly executed transfers of all the Shares in favour of the Buyer. Each of the Company Stockholders hereby waives and undertakes to procure the waiver of all pre-emption and similar rights over the Shares or any of them to which he or any other person may be entitled under the Articles of Association of the Company, the Shareholders' Agreement dated 4th February, 1991, or otherwise in relation to the sale and purchase of the same hereunder. Nothing in this Agreement shall oblige the Purchaser to buy any of the Shares or otherwise complete this Agreement unless the sale and purchase of all the Shares is completed simultaneously.

     1.2  Further Assurances.  At any time and from time to time after the
          ------------------
Closing, at the Buyer's request and without further consideration to any of the Company Stockholders, the Company Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares, to put the Buyer (through its ownership of the Company) in actual possession and operating control of the assets (including without limitation the original corporate statutory books of the Company and all corporate seals), properties and business of the Company, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     1.3  The Closing.  The Closing shall take place at the offices of Brobeck,
          -----------
Hale and Dorr, Veritas House, 125 Finsbury Pavement, London EC2A 1NQ commencing at 10:00 a.m., London time, on 1st February, 1997 (the "Closing Date").

     1.4  Actions at the Closing.  At the Closing:
          ----------------------

          (a) the Company Stockholders shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1 below;

          (b) the Buyer shall deliver to the Company Stockholders the various certificates, instruments and documents referred to in Section 6.2 below;

          (c) each Company Stockholder shall deliver or procure delivery to the Buyer of certificates ("Certificates") evidencing the Shares accompanied by duly executed transfers of all the Shares in favour of the Buyer (or its nominee) accompanied by powers of attorney in the form set forth in Exhibit H;
                                                           ---------

          (d)  the Buyer shall deliver to each Company Stockholder (other than

B.V.) or their respective nominees a certificate for the number of Initial Shares (as defined in Section 1.5 below) calculated by applying the formula set out in Schedule II hereto and shall pay to the Stockholders' Representative the
       -----------
Cash Payment ; and

          (e) the Buyer, each of the Warrantors, the Stockholders' Representative (as defined in Section 1.9 below) and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow
   ---------
Agent a certificate for the number of Escrow Shares (as defined in Section 1.5 below) calculated by applying the calculation set out in Schedule II hereto
                                                         -----------
being placed in escrow on the Closing Date pursuant to Section 1.7 below;

          (f) the Buyer and each of the Warrantors shall execute and deliver the deed of tax indemnity in the agreed form ("Deed of Tax") attached hereto as Exhibit B.
---------

          (g) the Buyer, each of the Company Stockholders and COBA Group USA Limited ("Atlanta") shall execute and deliver the Boston Agreement attached hereto as Exhibit D.
          ---------

          (h) the Company Stockholders shall procure that a board meeting of the Company shall be held at which (a) such persons as the Buyer may nominate will be appointed additional directors of the Company; (b) there shall be submitted and accepted the resignations referred to in Section 6.1(h); (c) subject only to their being duly stamped (where applicable) the transfers shall be approved and the Buyer and its nominee(s) shall be registered as the holders of the Shares and new share certificates shall be sealed and issued accordingly;
(d) all existing instructions to banks shall be cancelled and new instructions given in such form as the Buyer may require; (e) the registered office of the Company will be changed to Veritas House, 125 Finsbury Pavement, London EC2A 1NQ, and (f) Christopher A. Grew will be appointed Secretary of the Company.

     1.5  Purchase Price.  The aggregate purchase price to be paid by the Buyer
          --------------
for the Shares shall be (i) $9,888,513.50 in cash (the "Cash Payment") as adjusted in accordance with the provisions of Part 2 of Schedule II and (ii) the
                                                        -----------
number of shares of common stock, $0.0001 par value per share, of the Buyer ("Buyer Common Stock") calculated in accordance with the provisions of Part 1 of
Schedule II. The Buyer Common Stock shall be issued at the Closing to the
-----------
Company Stockholders (other than B.V.) or their respective nominees in accordance with the allocation set forth in Section 1.4(d) above (as to Initial Shares) and Section 1.4(e) above (as to Escrow Shares). The number of shares of Buyer Common Stock issuable as the aggregate purchase price shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the Agreement Date and the Closing Date. Each of the Warrantors shall have delivered to him such number of the shares of Buyer Common Stock to be issued to him which are not to be delivered to the Escrow Agent pursuant to the Escrow Agreement pursuant to this Section 1.5 (the "Initial Shares") at the Closing. The remaining shares of Buyer Common Stock to be issued to the Warrantors (the "Escrow Shares") shall be deposited in escrow pursuant to
Section 1.7 below and shall be held and disposed of in accordance with the terms of the Escrow Agreement and Section 1.8 below. The Initial Shares and the Escrow Shares are together referred to in this Agreement as the "Purchase Price Shares".

     1.6  Exchange of Shares.  On the Closing Date, each Company Stockholder
          ------------------
shall surrender or procure the surrender to the Buyer of the Certificates and each Company Stockholder shall be entitled to receive in exchange therefor his respective proportion of the Cash Payment and the Initial Shares (if any) issuable pursuant to Section 1.5 above. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Cash Payment and the Initial Shares issuable to such Company Stockholder pursuant to Section 1.5 above. No holder of Certificates shall be entitled to receive the consideration to which he would otherwise be entitled until his Certificates are properly surrendered.

     1.7  Escrow.  On the Closing Date, the Warrantors shall deliver to the
          ------
Escrow Agent a certificate (issued in the name of the Warrantors or their respective nominee) representing the Escrow Shares, for the purpose of securing the warranty and indemnification obligations of the Company Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

     1.8  Option.  On the Closing Date the Buyer, each Company Stockholder and
          -------
any holders of 1997 Shares and 1998 Shares (in each case as defined in the New Articles) shall enter into an option in the form set forth Exhibit F ("the
                                                           ---------
Option Agreement") pursuant to which the Buyer shall acquire an option to purchase the whole of the 1997 Shares and the whole of the 1998 Shares in consideration, in respect of the 1997 Shares, of an amount equal to the First Option Price and, in respect of the 1998 Shares, of an amount equal to the Second Option Price (in each case calculated in accordance with the provisions of the Option Agreement).

     1.9  Stockholders' Representative.
          ----------------------------

          (a) In order to efficiently administer the transactions contemplated hereby, including (i) the payment of the Cash Payment, (ii) the waiver of any condition to the obligations of the Company Stockholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Company pursuant to the Escrow Agreement, Deed of Tax and Article VII below, the Company Stockholders hereby designate R.J. Peel as their representative (the "Stockholders' Representative").

          (b) The Company Stockholders hereby authorize the Stockholders' Representative (i) to make all decisions relating to the determination of the Acquisition Amounts and to accept the Cash Payment and any payments relating to the Acquisition Amounts, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer pursuant to Article VII below or the Deed of Tax, (iii) to give and receive all notices required to be given under this Agreement, the Deed of Tax or the Escrow Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the terms of this Agreement, the Deed of Tax and the Escrow Agreement.

          (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Company Stockholders holding, prior to Closing, a majority of the Shares as set forth on Schedule I attached hereto shall select another representative to
             ----------
fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

          (d) All decisions and actions by the Stockholders' Representative, including without limitation any agreement between the Stockholders' Representative and the Buyer relating to the determination of the Acquisition Amounts, the defense or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer pursuant to Article VII below or the Deed of Tax, shall be binding upon all of the Company Stockholders and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By his execution of this Agreement, each Company Stockholder agrees that:

          (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Acquisition Amounts, the settlement of any claims for indemnification by the Buyer and/or the Company pursuant to Article VII below or the Deed of Tax or any other actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer to the extent the Buyer has relied upon the instructions or decisions of the Stockholders'

Representative;

               (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or wilful breach of this Agreement by the Stockholders' Representative;

               (iii) the provisions of this Section 1.9 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in connection with the transactions contemplated by this Agreement;

               (iv) remedies available at law for any breach of the provisions of this Section 1.9 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer and/or the Company brings an action to enforce the provisions of this Section 1.9.

               (v) as between himself and the other Company Stockholders the Stockholder's Representative shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Agreement and every such determination made in good faith shall be conclusive and binding on the Company Stockholders and the Stockholder's Representative may act on the opinion or advice of or information obtained from any solicitor, banker, broker, accountant or other expert and shall not be responsible for any loss occasioned by so acting;

               (vi) he shall indemnify the Stockholder's Representative rateably according to his holding of the Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Stockholder's Representative by the Buyer, the Company or any other person in connection with this Agreement and in suing for and recovering any sum due to the Company Stockholders or any of them under this Agreement; and

               (vii) the provisions of this Section 1.9 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (f) The Stockholders' Representative shall be remunerated for his services his usual professional and other charges for such services as may be provided by him at a rate not to exceed (Pounds)500 per day plus VAT (if applicable). All fees and expenses incurred by the Stockholders' Representative shall be paid by the Company Stockholders in proportion to their ownership of the Shares as set forth in Schedule I attached hereto.
                           ----------

                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF THE
                                  WARRANTORS

     Subject to the provisions of Clause 7, each of the Warrantors, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article II and Article III (the "Warranties") are true and correct, except as set forth in the disclosure letter of even date herewith attached hereto from the Warrantors to the Buyer disclosing exceptions to the Warranties (the "Disclosure Letter"). The Disclosure Letter shall be initialled by each of the Warrantors and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article provided that such arrangement shall be for ease of reference only and any exception disclosed shall be disclosed in respect of all of the Warranties. Where any paragraph of the Warranties or any provision or disclosure made or referred to in the Disclosure Letter is qualified by the expression "so far as the Warrantors are aware" or similar expression then that expression shall be deemed to include an additional statement that the Warrantors have made all reasonable enquiry.

     2.1  Organization, Qualification and Corporate Power.  The Company is a
          -----------------------------------------------
private company limited by shares incorporated under the laws of England and Wales. The Company is duly qualified to conduct business in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Memorandum and Articles of Association, each as amended and as in effect on the Agreement Date, certified by a duly authorized officer of the Company. The Company has at all times complied with, and is not in default under or in violation of, any provision of its Memorandum and Articles of Association.

     2.2  Capitalization.  The authorized share capital of the Company consists
          --------------
of 107,000 ordinary shares of (Pounds)0.01 nominal value per share and 101,003 1997 Shares and 101,003 1998 Shares, all of which are issued and all of which ordinary shares are beneficially owned by the Company Stockholders other than those shares held by Reads Trustees Limited, C. House, M. Hewitt and K. Gould.
Schedule I sets forth a complete and accurate list of all stockholders of the
----------
Company, indicating the number
of Shares held by each stockholder. All of the issued Shares are duly authorized, validly issued, fully paid and free of all pre-emptive rights (other than those set out in the Articles of Association of the Company, the Shareholders' Agreement and the Option Agreement) Otherwise than pursuant to the Option Agreement there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, exchange or acquisition of any of its share capital. No person has any right to call for the issue of any debenture, or share or loan capital of the Company under any other agreement or other arrangement presently in force. All of the Shares were issued in compliance with applicable laws and regulations.

     2.3  Non-contravention.  Subject to compliance with the applicable
          -----------------
requirements of the Securities Act and any applicable state securities laws, neither the execution and delivery by the Company Stockholders of this Agreement and the Option Agreement or by the Warrantors of the Escrow Agreement or Deed of Tax, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Memorandum or Articles of Association of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, hire purchase, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets is subject other than the charge to Barclays Bank described in Schedule IV, (d) result in the imposition of any Security Interest
             -----------
upon any assets of the Company, or (e) violate any order, writ, injunction or (so far as the Warrantors are aware), decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

     2.4  Subsidiaries.   Atlanta and COBA Occidental Limited ("Occidental") are
          ------------
the only Subsidiaries (as defined below in this Section 2.4) of the Company.
The Company does not control directly or indirectly or have any direct or indirect equity interest in any Business Entity that is not a Subsidiary. The Company owns all of the issued and outstanding shares of capital stock of Occidental. Occidental (a) does not conduct any business operations, (b) does not own, lease or otherwise have the right to any assets or property of any kind, (c) is not a party to and, to the knowledge of the Warrantors, is not threatened to be named as a party to, any litigation, (d) does not employ any employees, (e) does not file any documents with any Governmental

Entity, (f) is not a party to any contract, agreement or other arrangement, (g) does not borrow, owe or lend any property, including without limitation, money, from or to the Company, any of Company Stockholders or any third party and (h) has never engaged in any of the foregoing acts. No financial statement of any kind (other than dormant company accounts) exists nor has existed in the past with respect to Occidental. Occidental does not have any Subsidiaries. For the purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company or other form of business association (a "Business Entity") with respect to which the Company, directly or indirectly, owns or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others authorized to manage or direct the affairs of such Business Entity.

     2.5  Financial Statements.  The Company has previously furnished to the
          --------------------
Buyer complete and accurate copies of its (a) audited balance sheets and profit and loss accounts and related statements of income, retained earnings, stockholders' equity and cash flows for the years ended October 31, 1994 and 1995, and (b) draft unaudited balance sheet (the "Most Recent Balance Sheet") and profit and loss accounts and related statements of income, retained earnings and stockholders' equity for the year ended October 31, 1996 (the "Balance Sheet Date"). The foregoing financial statements (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and are consistent with the books and records of the Company. The Interim Financial Statements for the periods ended 30 November 1996 and 31 December 1996 which shall be delivered to the Buyer on Closing will have been prepared on a basis consistent with that upon which all management accounts of the Company for the preceding six months have been prepared and adequately reflect in all material respects the profit and losses of the Company over the periods for which they have been prepared.

     2.6  Absence of Certain Changes.  Since the Balance Sheet Date, and save as
          --------------------------
disclosed in any subsequent management accounts provided to the Buyer on or before closing, there has not been any material adverse change in the assets, business, financial condition, results of operations or future prospects of the Company, nor so far as the Warrantors are aware has there occurred any event or development that could reasonably be foreseen to result in such a material adverse change in the future.

     2.7  Undisclosed Liabilities.  The Company has no liability (whether known
          -----------------------
or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company's Most Recent Balance Sheet, (b) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business ("Ordinary Course of Business") of the Company and (c) contractual liabilities incurred in the Ordinary Course of Business of the

Company that are not required to be reflected on the Most Recent Balance Sheet.

     2.8  Tax Matters.
          -----------

          (a) The Company has filed all Tax Returns (as defined below) that it was required to file within the requisite time limits and so far as the Warrantors are aware all such Tax Returns were correct and complete in all respects and were properly made. The Company has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns within the time limits set out by law and the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet are sufficient to pay all unpaid Taxes of the Company attributable to all periods ended on or before the date of the Most Recent Balance Sheet, and all Taxes attributable to the period from and after the Balance Sheet Date and continuing through the Closing Date are attributable to the operation of the Company in the Ordinary Course of Business of the Company. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated or combined group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies, duties, imposts or other similar assessments or liabilities, including without limitation income, corporation, PAYE, capital gains, value added, customs, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, payroll and franchise taxes imposed by the United Kingdom, United States of America or any state, local, municipal or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has delivered to the Buyer correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since 1 November, 1990. The Corporation Tax Returns of the Company have been agreed with the Inland Revenue or are closed by the applicable statute of limitations for all taxable years through 31 October, 1993. No investigation or other enquiry of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Warrantors, threatened or contemplated. No matters likely to affect the liability of the Company (whether accrued, contingent or future) to taxation of any nature whatsoever or to other sums imposed, charged, assessed, levied or payable under the provisions of the Taxation Statutes are disputed with the relevant tax authorities and the Company is under no liability (threatened or actual) to pay any penalty or interest in connection with any claim for taxation.

          (c) The Company is a registered and taxable person for the purposes of Value Added Tax, has complied with the requirements of the Value Added Tax Act 1994 and all applicable regulations or notices made or issued thereunder, is not in arrears with any payments or returns due, has maintained in all material respects full, complete, correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof, is not liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and has not been required by the Commissioners of Customs and Excise to give security.

          (d) The Company is not and has not at any time been or been treated as a member of a group of companies or consortium or associated with any company for the purposes of Section 43 of the Value Added Tax Act 1994 and no application for it to be so treated has at any time been made.

          (e) The Company has properly operated the Pay As You Earn System and has deducted tax as required by law from all payments from which it is required to deduct tax whether made to its employees or ex-employees or any persons required to be treated as such and accounted to the Inland Revenue therefor and for all tax chargeable on benefits provided for officers and employees.

          (f) Save as disclosed in the Tax Returns the Company has not made any payment to or provided any benefit for any officer or employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

          (g) All National Insurance contributions (both employer's and employee's) in respect of employees, officers of the Company and any person(s) who should have been treated as such for these purposes have been duly and promptly paid.

          (h) Save as disclosed in the Tax Returns since the Balance Sheet Date the Company has not made and the Company is not subject to any present or future liability to make or provide any payment or consideration which could be disallowed as a deduction in computing the profits of the Company or as a charge on the Company's income for taxation purposes.

          (i) The Company has made no borrowings in a foreign currency such that on repayment a charge to corporation tax might arise on any profit or gain accruing in relation or by reference to any such repayment.

          (j) On a sale of any fixed asset (including, without limitation, machinery and plant) at the value thereof shown in the Accounts no balancing charge for the purposes of the Capital Allowances Act 1990 will be incurred which has not been taken into account for deferred tax purposes as required by UK GAAP.

          (k) Except to the extent there is a deferred tax provision the book value of each of the chargeable assets for capital gains purposes of the Company in or adopted for the purpose of the Accounts does not exceed the amount deductible pursuant to Section 38 of the Taxation of Chargeable Gains Act 1992 ("TCGA") and is such that on the disposal or deemed disposal of the assets (or any of them) at that value no chargeable gain would arise, accrue or crystallize as required by UK GAAP.

          (l) The Company has not made any disposal which has required or would or might require any computation under Section 42 of the TCGA.

          (m)  The Company has not disposed of or acquired any asset such that
Section 17 of the TCGA might apply in determining the consideration given or received on such disposal or acquisition.

          (n) The Company has not been a party to or involved in any scheme effected or arrangement made whereby on a disposal of an asset by the Company Sections 29 and 30 of the TCGA may be applicable.

          (o) The Company has not made any claim under the provisions of any of Sections 247 or 152(1) or 153 of the TCGA or Section 165 of the TCGA or
Section 175 of the TCGA.

          (p) The Company has not been a party to or a member of a group of companies which has undertaken any share for share exchange or any scheme of amalgamation or reconstruction such as are mentioned in Sections 135 or 136 of the TCGA or Section 139 of the TCGA or Section 343 of the Taxes Act 1988.

          (q) The Company has not at any time been a party to any transfer of business or chargeable assets for capital gains purposes between any company belonging at the time of transfer to any other company in the same group of companies as the Company within the meaning of Section 170 of the TCGA nor has it been the principal company (as defined in that Section) of any group of companies a member of which has been a party to such a transaction.

          (r)  The Company has not made any such transfer as is referred to in
Section 125 of the TCGA or received any asset by way of gift as mentioned in
Section 282 of the TCGA.

          (s)  No distribution within the meaning of any of Sections 209, 210,

211 and 418 of the Taxes Act 1988 has been made or will be deemed to have been made by the Company (except for dividends and interest shown in the Accounts and the previous audited accounts of the Company) nor has the Company issued any securities within the meaning of Part VI of the Taxes Act 1988 which remain in issue and where the interest payable thereon falls to be treated as a distribution.

          (t)  The Company has not at any time:-

               (i) reduced its share capital or repurchased, repaid or redeemed shares of any class of its share capital or capitalised any profits or reserves or share premium account in the form of, or in paying up any amounts unpaid on, any shares, debentures or other securities or agreed or resolved to do any of the foregoing; or

               (ii) provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares, loan stock or other securities where the terms of any such capitalization were otherwise than by way of a bargain made at arms' length or where the shares, loan stock or other securities acquired are shown in the Accounts at a value in excess of their market value at the time of acquisition.

          (u) The Company has not entered into any transaction which has given or will or may give rise to a charge to taxation under the provisions of the Inheritance Tax Act 1984.

          (v)  The Company has never obtained relief from stamp duty under
Section 42 of the Finance Act 1930 or Sections 75 to 77 (inclusive) of the Finance Act 1986 which has become liable to forfeiture or may be forfeited in the future.

          (w) All documents in the possession of the Company to which the Company is a party which relate to or are necessary to prove the title of the Company to its assets have been properly stamped and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom and all transactions to which the Company is/was a party and relating to chargeable securities of the Company have been completed by duly stamped documents of transfer within the meaning of Section 87(5) of the Finance Act 1986 and the Company is not liable to stamp duty reserve tax.

          (x) The Company is not under any present or future liability to make and has not since the Balance Sheet Date made or received or surrendered or purported to receive or surrender any amount by way of group relief (under any of the provisions of Sections 402, 403 and 407 to 413 (inclusive) of the Income and Corporation Taxes Act 1988 ("Taxes Act 1988") or by way of advance corporation tax (under Section 240 of the Taxes Act 1988) nor made any payment for such surrender nor made any election under Section 247 of the Taxes Act 1988.

          (y) The Company is under no actual liability to taxation in respect of any other company which at any time has been a member of the same group or consortium as the Company or any associated company of the Company for taxation purposes.

          (z) There are no disputes or negotiations with H.M. Treasury or the Inland Revenue present or pending in connection with Sections 739 to 742 (inclusive) of the Taxes Act 1988 or Section 770 of the Taxes Act 1988 and the Company has never transferred part or all of any trade carried on outside the United Kingdom to a company not resident in the United Kingdom.

          (aa) The Company has only ever been resident for taxation purposes in the United Kingdom, is not chargeable to tax or similar duties or imposts in any jurisdiction other than the United Kingdom and has not made and is not entitled to make any claim under Part XVIII of the Taxes Act 1988 and has never had any permanent establishment in any other country.

          (bb) The Company has not entered into or been a party to any scheme or arrangement containing pre-ordained steps and designed wholly for the purposes of avoiding or deferring taxation and no scheme or transaction of any nature has been carried out by or proposed in relation to the Company which has given rise to a charge to taxation under Part XVII of the Taxes Act 1988.

          (cc) The Company has not become liable for taxation nor received nor is adversely affected by any claim for taxation arising under or imposed by or resulting from the operation of any of Sections 703 to 709 (inclusive) of the Taxes Act 1988 (whether alone or in conjunction with any other provisions of any Taxation Statutes whatsoever) and which wholly or partly results or arises from or is computed by reference to circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after Completion.

          (dd) The Company is and has at all times since incorporation been a close company for taxation purposes.

     2.9  Assets.
          ------

          (a) The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Such tangible assets, in the aggregate, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

          (b) Save pursuant to the debenture dated 9th September 1992 granted in favour of Barclays Bank plc no asset of the Company (tangible or intangible) is subject to any Security Interest.

          (c) Section 2.9(c) of the Disclosure Letter sets forth a true, correct and complete list of all items of tangible personal property, including without limitation purchased and capitalized software, owned by the Company as of the Agreement Date, or not owned by the Company but in the possession of or used in the business of the Company (the "Personal Property"), other than individual assets with a book value of less than (Pounds)25,000. Each item of Personal Property not owned by the Company is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged.

          (d) No director, shareholder or employee of the Company, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the personal property used by the Company.

     2.10 Owned Real Property.  The Company does not own, nor has it ever owned,
          -------------------
any real property.

     2.11 Intellectual Property.
          ---------------------

          (a) The Company owns or has the right to use all Intellectual Property (as defined below in this Section 2.11) used in the operation of its business or necessary for the operation of its businesses as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business of the Company immediately prior to Closing will be owned or available for use by the Company on identical terms and conditions immediately following the Closing. The Company has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of the Warrantors, no other person or Business Entity has any rights to any of the Intellectual Property owned by the Company, and no other person or Business Entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns. For purposes of this Agreement, "Intellectual Property" means all (i) patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights, (iv) computer software, data and documentation, and (v) other proprietary rights relating to any of the foregoing.

          (b) None of the activities or business conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Warrantors, there is no basis for any such complaint, claim or notice.

          (c) The Company has no (i) patent or registration with respect to any of its Intellectual Property, (ii) pending patent application or application for registration with respect to any of its Intellectual Property, and (iii) license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property. With respect to each item of Intellectual Property that the Company owns:

               (A) subject to such rights as have been granted by the Company under license agreements entered into in the Ordinary Course of Business, the Company possesses all right, title and interest in and to such item;

               (B) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

               (C) the Company has not agreed to indemnify any person or Business Entity for or against any infringement, misappropriation or other conflict with respect to such item.

               (D) Section 2.11(d) of the Disclosure Letter identifies each item of Intellectual Property (other than proprietary software) used in the operation of the business of the Company at the date of this Agreement that is owned by a party other than the Company. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company uses such Intellectual Property. Except as set forth in Section 2.11(d) of the Disclosure Letter, with respect to each item of Intellectual Property (including proprietary software) so far as the Warrantors are aware:

               (i)    the license, sublicense or other agreement covering such
item is legal, valid, binding, enforceable and in full force and effect;

               (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

               (iii)  neither the Company nor, to the knowledge of the

Warrantors, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.

     2.12 Property Leases.   The Company has delivered to the Buyer correct and
          ---------------
complete copies of the leases and subleases (as amended to date) of all property leased or subleased to the Company. With respect to each such lease and sublease:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (c) neither the Company nor, to the knowledge of the Warrantors, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) there are no disputes or forfeiture proceedings in effect as to the lease or sublease;

          (e) otherwise than pursuant to the debenture dated 9th September 1992 granted in favour of Barclays Bank plc and in respect of security interests arising by operation of law the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

          (g) to the knowledge of the Warrantors, the owner of each facility leased or subleased by the Company has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions that do not impair the occupancy, value or use of the property as it is being used as of the Agreement Date and as of the Closing Date; and

          (h) no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company.

     2.13 Contracts.
          ---------

          (a) Section 2.13 of the Disclosure Letter lists the following written arrangements (including without limitation written agreements) to which the Company is a party:

               (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of (Pounds)15,000 per annum;

               (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, or (ii) which involves more than the sum of (Pounds)50,000;

               (iii) any written arrangement establishing a partnership or joint venture;

               (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than (Pounds)25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any written arrangement concerning confidentiality, non-solicitation or non-competition arising otherwise than in the Ordinary Course of Business;

               (vi) any written arrangement involving any of the Company Stockholders or their Affiliates (for the purposes of this Agreement, "Affiliate" shall mean (A) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual and (ii) his or her spouse and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (B) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity); and

               (vii) any other written arrangement (or group of related written arrangements) involving more than (Pounds)50,000 and not entered into in the Ordinary Course of Business of the Company.

          (b) The list of clients attached to the Disclosure Letter at section 2.13(b) accurately discloses customers in respect of which the Company has billed an aggregate amount for the financial year 1995/1996 in excess of (Pounds)100,000.

          (c) So far as the Warrantors are aware there are no agreements to which the Company is a party which would not continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and so far as the Warrantors are aware no other party to any such agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Company is not restricted by any arrangement from carrying on its business anywhere in the world.

     2.14 Accounts Receivable; Customer Contracts in Progress.  So far as the
          ---------------------------------------------------
Warrantors are aware all accounts receivable of the Company reflected on (i) the Most Recent Balance Sheet (net of the applicable reserve for bad debts and sales returns shown on the Most Recent Balance Sheet) and (ii) the financial or accounting records of the Company that have arisen since October 31, 1996 (collectively, the "Accounts Receivable") are valid receivables of the Company subject to no set-offs or counterclaims and are current and collectible. Section
2.14 of the Disclosure Letter sets forth a complete list of the Accounts Receivable, including the aging thereof as of the Agreement Date.

     2.15 Powers of Attorney.  There are no outstanding powers of attorney
          ------------------
executed on behalf of the Company. The Company has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, company, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary Course of Business.

     2.16 Insurance.  Section 2.16 of the Disclosure Letter sets forth the
          ---------
following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year:

          (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

          (b)  the policy number and the period of coverage;

          (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     Except as set forth in Section 2.16 of the Disclosure Letter, so far as the Warrantors are aware (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

     2.17 Litigation.  Except as identified and described in Section 2.17 of the
          ----------
Disclosure Letter, (a) there is no action, suit, proceeding or investigation to which the Company is a party (either as a plaintiff or defendant) pending or, so far as the Warrantors are aware, threatened before any court, Governmental Entity or arbitrator, and so far as the Warrantors are aware, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Company nor, to the knowledge of the Company and the Warrantors, any officer, director or employee of the Company has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Company; and (c) no order, judgment or decree of any court or Governmental Entity exists that enjoins or requires the Company to take any action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations set forth in Section 2.17 of the Disclosure Letter, individually or collectively, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

     2.18 Employees and Subcontractors.
          ----------------------------

          (a) The Buyer has been provided with a list of (i) all employees of the Company as at the Agreement Date (the "Employees"), along with the position, date of hire, annual rate of compensation (or, with respect to Employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), notice period, date of commencement of continuous employment (within the meaning of the Employment Protection (Consolidation) Act 1978 and estimated or target annual incentive compensation of each such Employee. None of the Employees are a party to any collective bargaining agreement or represented by any labour union, works council, staff association or other body representing employees. The Company has not experienced any strikes, grievances, claims of unfair labour practices or other collective bargaining disputes and no organizational effort is presently being made or threatened by or on behalf of any labour union with respect to the Employees. There are no outstanding negotiations relating to wages, salaries, bonuses or employee benefits of any description between the Company and any employees.

          (b) There are no subcontractors currently performing services or under contract to perform future services for the Company.

          (c) As far as the Warrantors are aware, no key employee or group of employees employed by the Company has any plans to terminate employment with the Company. No employee earning more than (Pounds)30,000 has given notice terminating his contract of employment or is under notice of dismissal or has made or threatened any claim in connection with or arising from his employment and there is no obligation or amount due to any employee in connection with or arising from his employment which is in arrears or unsatisfied other than his normal salary for the part of the month current at the Completion Date.

          (d) The Company has no continuing obligation for health, life, medical insurance or other similar fringe benefits or for pensions or any other form of payment to any former employee of the Company.

          (e) The contract of employment of each employee of the Company may be terminated by the Company without damages or compensation (other than that payable by statute) by giving at any time the minimum period of notice applicable to that contract which is specified in Section 49 of the Employment Act.

          (f) No loans other than in respect of season travel tickets and memberships of health clubs none of which exceed (Pounds)2,500 have been made by the Company to any of its employees. The Company is not indebted, directly or indirectly, to any person who is a director or stockholder of any affiliate of the Company in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, and no such director, stockholder or affiliate is indebted to the Company except for advances made to employees of the Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

          (g) There are no claims against the Company under the Transfer of Undertakings (Protection of Employment) regulations 1981 or the Acquired Rights Directive.

          (h) The Company is not under any legal obligation nor does it have any ex-gratia arrangement nor has it promised to pay pensions, gratuities, superannuation allowances or the like to any of the Company's employees or ex-employees.

          (i) All contributions due to each of the employee's individual pension arrangements as detailed in Section 2.18 of the Disclosure Letter from the Company have been paid to Completion.

     2.19 Environmental Matters.
          ---------------------

          (a) The Company has complied in all material respects with all applicable Environmental Laws (as defined below) relating to environmental matters. There is no pending or, so far as the Warrantors are aware, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any national, federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.

          (b) There have been no releases of any chemicals, pollutants or contaminants, hazardous substances, solid wastes and hazardous wastes, toxic materials, oil or petroleum and petroleum products into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company.

          (c) The Company has carried out no environmental reports, investigations or audits (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) relating to premises currently or previously owned or operated by the Company.

     2.20 Legal Compliance.  The Company and the conduct and operations of its
          ----------------
business are and have been in compliance with all laws (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity that (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business. So far as the Warrantors are aware the Company has not received notice that (and no circumstances exist which may give rise to the service of such a notice on the Company) it has been a party to any agreement, practice or arrangement which in whole or in part: (a) contravenes, is subject to, or requires registration under the Restrictive Trade Practices Act 1976 and 1977;
(b) contravenes the provisions of Part IX of the Fair Trading Act 1973 (the "Fair Trading Act"); (c) would or might result in a reference of a "consumer trade practice" within the meaning of Section 13 of the Fair Trading Act, or be liable to a reference to the Consumer Protection Advisory Committee under Part II of the Fair Trading Act; (d) contravenes the provisions of the Trade Descriptions Act 1968 and 1972; (e) contravenes Articles 85 and 86 of the Treaty of Rome; (f) contravenes the provisions of the Consumer Credit Act 1974.

     2.21 Permits.  There are no permits, licenses, registrations, certificates,
          -------
orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company.

     2.22 Certain Business Relationships With Affiliates.   No Company
          ----------------------------------------------
Stockholder or any Affiliate of any Company Stockholder (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) is a party to any contract or other arrangement, written or verbal, with the Company, or (d) owes any money to the Company or is owed any money by the Company (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions").

     2.23 Books and Records.  The statutory and minute books and other similar
          -----------------
records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company have been maintained in accordance with good business and bookkeeping practices. The Company has complied with the provisions of the Companies Act and all returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company to the Registrar of Companies have been properly (and on or before the due date) made and delivered.

     2.24 Customers and Suppliers.   No material customer of the Company has
          -----------------------
indicated within the past year that it will stop, or decrease the rate of, buying [materials, products or] services from them. Section 2.24 of the Disclosure Letter identifies (a) all customers of the Company during (i) the last full fiscal year and (ii) the first month of 1996/1997 fiscal year, respectively, the amount of revenues accounted for by such customer during each such period, and the responsible account principal in charge of the customer has good customer relations and none of the customers of the Company has notified the Company that it intends to discontinue its relationship with the Company.

     2.25  Prepayments, Prebilled Invoices and Deposits.
           --------------------------------------------

          (a) Section 2.25(a) of the Disclosure Letter sets forth (i) all prepayments, prebilled invoices and deposits that have been received by the Company as of the Agreement Date from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with UK GAAP applied on a consistent basis with the past practice of the Company.

          (b) Section 2.25(b) of the Disclosure Letter sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by the Company as of the Agreement Date for products to be purchased, services to be performed or other benefits to be received after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with UK GAAP applied on a consistent basis with the past practices of the Company.

     2.26 Banking Facilities.  Other than in the Ordinary Course of Business the
          ------------------
Company has not lent any money which has not been repaid, or owns the benefit of any debt (whether or not due for repayment), other than debts which have arisen in the Ordinary Course of Business and the Company has not made any loan or quasi-loan contrary to any legislation of England and Wales. The Company does not have outstanding, nor has agreed to issue, any loan capital, nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Financial Statements nor borrowed any money which it has not repaid, except for borrowings not exceeding the amounts shown in the Financial Statements. Section 2.26 of the Disclosure Letter identifies:

          (a) Each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

          (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) or each such person with respect thereto;

          (c) All security held by banks or financial institutions to secure loans, facilities or arrangements made to the Company or any Subsidiary.

     2.27 Brokers' Fees.  Neither the Company nor Atlanta has liability or
          -------------
obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.28 Conflicts of Interest.  No Warrantor nor Other Seller nor G. Studd nor
          ---------------------
any affiliate of any such person will, following Completion, have either directly or indirectly.

          (a) an equity or debt interest in any company, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or Atlanta, or purchases or during such period purchased from the Company or Atlanta any goods or services, or otherwise does nor during such period did business with the Company or Atlanta, except as the holder of shares in a listed company which confer not more than one percent (1%) of the votes which would generally be cast at a general meeting of such company; or

          (b) a beneficial interest in any contract, commitment or agreement to which the Company or Atlanta will following Completion be a party or under which it is or was obligated or bound or to which any of its properties may be or may have been subject, other than share options and other contracts, commitments or agreements between the Company or Atlanta and such persons in their capacities as employees or directors of the Company or Atlanta.

     2.29 Organization, Qualification and Corporate Power of Atlanta.  Atlanta
          ----------------------------------------------------------
is a corporation incorporated under the laws of the State of Georgia. Atlanta is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Atlanta has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Atlanta has furnished to the Buyer true and complete copies of its Articles of Incorporation and Bylaws each as amended and as in effect on the Agreement Date, certified by a duly authorized officer of Atlanta. Atlanta has at all times complied with, and is not in default under or in violation of, any provision of its Articles of Incorporation or Bylaws.

     2.30 Capitalization of Atlanta.  The authorized capital stock of Atlanta
          -------------------------
consists of shares of common stock, $1.00 par value per share, of which 100,000 shares are issued and are held of record and beneficially by the Company. All of the issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Atlanta is a party or which are binding upon Atlanta providing for the issuance, disposition, exchange or acquisition of any of its shares.

     2.31 Tax Matters of Atlanta.
          ----------------------

          (a) Atlanta has filed all Tax Returns that it was required to file within the requisite time limits and so far as the Warrantors are aware all such Tax Returns were correct and complete in all respects and were properly made. Atlanta has paid all Taxes that are shown to be due on any such Tax Returns within the time limits set out by law and the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet are sufficient to pay all unpaid Taxes of Atlanta attributable to all periods ended on or before the date of the Most Recent Balance Sheet, and all Taxes attributable to the period from and after the Balance Sheet Date and continuing through the Closing Date are attributable to the operation of Atlanta in the Ordinary Course of Business of Atlanta. Atlanta has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated or combined group of corporations or other entities that included Atlanta during a prior period) other than Atlanta. All Taxes that Atlanta is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (b) Atlanta has delivered to the Buyer correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Atlanta since 31 October, 1989. The Federal Income Tax Returns of Atlanta have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through 31 October, 1993. No investigation or other enquiry of any Tax Returns of Atlanta by any Governmental Entity is currently in progress or, to the knowledge of the Warrantors, threatened or contemplated. No matters likely to affect the liability of Atlanta (whether accrued, contingent or future) to taxation of any nature whatsoever or to other sums imposed, charged, assessed, levied or payable under the provisions of applicable laws are disputed with the relevant tax authorities and Atlanta is under no liability (threatened or actual) to pay any penalty or interest in connection with any claim for taxation.

          (c)  Atlanta is not a "consenting corporation" within the meaning of
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") and none of the assets of Atlanta are "subsection (f) assets" as defined in Section 341(f) of the Code. Atlanta has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Atlanta is not a party to any Tax allocation or sharing agreement or any Tax indemnity agreement. Atlanta has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. Atlanta has not ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code and has never filed Tax Returns on a combined or consolidated basis with any other Business Entity in any jurisdiction. Atlanta has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Atlanta has not participated in, nor will participate in, an international boycott within the meaning of Section 999 of the Code. Atlanta is not a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any excess "parachute payments" within the meaning of Section 280G of the Code.

     2.32 Assets of Atlanta.
          -----------------

          (a) Atlanta owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Such tangible assets, in the aggregate, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

          (b) No asset of Atlanta (tangible or intangible) is subject to any Security Interest.

          (c) Section 2.32(c) of the Disclosure Letter sets forth a true, correct and complete list of all items of tangible Personal Property, other than individual assets with a book value of less than (Pounds)25,000. Each item of Personal Property not owned by Atlanta is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between Atlanta and the owner or lessor thereof, the obligations of Atlanta to such owner or lessor will be discharged.

          (d) No director, officer, shareholder or employee of Atlanta, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the personal property used by Atlanta.

     2.33 Owned Real Property of Atlanta.  Atlanta does not own, nor has it ever
          ------------------------------
owned, any real property.

     2.34 Intellectual Property of Atlanta.
          --------------------------------

          (a) None of the activities or business conducted by Atlanta infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. Atlanta has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Warrantors, there is no basis for any such complaint, claim or notice.

          (b) Atlanta has no (i) patent or registration with respect to any of its Intellectual Property, (ii) pending patent application or application for registration with respect to any of its Intellectual Property, and (iii) license or other agreement pursuant to which Atlanta has granted any rights to any third party with respect to any of its Intellectual Property. With respect to each item of Intellectual Property that Atlanta owns:

               (A) subject to such rights as have been granted by Atlanta under license agreements entered into in the Ordinary Course of Business of Atlanta, Atlanta possesses all right, title and interest in and to such item;

               (B) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

               (C) Atlanta has not agreed to indemnify any person or Business Entity for or against any infringement, misappropriation or other conflict with respect to such item.

     2.35 Property Leases of Atlanta.  Atlanta has delivered to the Buyer
          --------------------------
correct and complete copies of the leases and subleases (as amended to date of all property leased or subleased to Atlanta).

     2.36 Contracts of Atlanta.
          --------------------

          (a) Section 2.36 of the Disclosure Letter lists the following written arrangements (including without limitation written agreements) to which Atlanta is a party:

               (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of (Pounds)15,000 per annum;

               (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, or (ii) which involves more than the sum of (Pounds)50,000;

               (iii) any written arrangement establishing a partnership or joint venture;

               (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than (Pounds)25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any written arrangement concerning confidentiality, non-solicitation or non-competition arising otherwise than in the ordinary course of business;

               (vi) any written arrangement involving the Company or its Affiliates.

               (vii) any other written arrangement (or group of related written arrangements) involving more than (Pounds)50,000 and not entered into in the Ordinary Course of Business of Atlanta.

          (b) The list of clients attached to the Disclosure Letter at section 2.36(b) accurately discloses in all material respects the customers of Atlanta from whom Atlanta received income during the period October 1995 through November 1996.

          (c) So far as the Warrantors are aware there are no agreements to which Atlanta is a party which would not continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, and so far as the Warrantors are aware no other party to any such agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. Atlanta is not restricted by any arrangement from carrying on its business anywhere in the world.

     2.37 Accounts Receivable; Customer Contracts in Progress.  So far as the
          ---------------------------------------------------
Warrantors are aware, all Accounts Receivable of Atlanta are valid receivables of Atlanta subject to no set-offs or counterclaims and are current and collectible. Section 2.37 of the Disclosure Letter sets forth a complete list of the Accounts Receivable of Atlanta, including the aging thereof as of Agreement Date.

     2.38 Powers of Attorney.  There are no outstanding powers of attorney
           ------------------
executed on behalf of Atlanta. Atlanta has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, company, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary Course of Business.

     2.39 Insurance.  Section 2.39 of the Disclosure Letter sets forth the
          ---------
following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Atlanta has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year:

          (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

          (b) the policy number and the period of coverage;

          (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

Except as set forth in Section 2.39 of the Disclosure Letter, so far as the Warrantors are aware (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) Atlanta is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) Atlanta has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Atlanta has not made any claims pursuant to any insurance policy since incorporation. Atlanta has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Atlanta is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

     2.40 Litigation of Atlanta. Except as identified and described in Section
          ---------------------
2.40 of the Disclosure Letter, (a) there is no action, suit, proceeding or investigation to which Atlanta is a party (either as a plaintiff or defendant) pending or, so far as the

Warrantors are aware, threatened before any court, Governmental Entity or arbitrator, and so far as the Warrantors are aware, there is no basis for any such action, suit, proceeding or investigation; (b) neither Atlanta nor, to the knowledge of Atlanta and the Warrantors, any officer, director or employee of Atlanta has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of Atlanta; and (c) no order, judgment or decree of any court or Governmental Entity exists that enjoins or requires Atlanta to take any action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations set forth in Section 2.40 of the Disclosure Letter, individually or collectively, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of Atlanta.

     2.41 Employees and Subcontractors of Atlanta.
          ---------------------------------------

          (a) The Buyer has been provided with a list of all employees of Atlanta ("Atlanta Employees") as at the Agreement Date along with the position, date of hire, annual rate of compensation (or, with respect to Atlanta Employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), notice period, date of commencement of continuous employment and estimated or target annual incentive compensation of each such Atlanta Employee. None of the Atlanta Employees are a party to any collective bargaining agreement or represented by any labour union, works council, staff association or other body representing employees. Atlanta has not experienced any strikes, grievances, claims of unfair labour practices or other collective bargaining disputes and no organizational effort is presently being made or threatened by or on behalf of any labour union with respect to the Atlanta Employees. There are no outstanding negotiations relating to wages, salaries, bonuses or employee benefits of any description between Atlanta and any employees.

          (b) There are no subcontractors currently performing services or under contract to perform future services for Atlanta.

          (c) As far as the Warrantors are aware, no key employee or group of employees employed by Atlanta has any plans to terminate employment with Atlanta. No employee earning more than (Pounds)30,000 has given notice terminating his contract of employment or is under notice of dismissal or has made or threatened any claim in connection with or arising from his employment and there is no obligation or amount due to any employee in connection with or arising from his employment which is in arrears or unsatisfied other than his normal salary for the part of the month current at Closing.

          (d) Atlanta has no continuing obligation for health, life, medical insurance or other similar fringe benefits or for pensions or any other form of payment to any former employee of Atlanta.

          (e) No loans have been made by Atlanta to any of its employees. Atlanta is not indebted, directly or indirectly, to any person who is a director or stockholder of any affiliate of Atlanta in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, and no such director, stockholder or affiliate is indebted to Atlanta except for advances made to employees of Atlanta in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

          (f) Atlanta is not under any legal obligation nor does it have any ex-gratia arrangement nor has it promised to pay pensions, gratuities, superannuation allowances or the like to any of Atlanta's employees or ex-employees.

          (g) All contributions due to each of the employee's individual pension arrangements as detailed in Section 2.41 of the Disclosure Letter from Atlanta have been paid to Completion.

     2.42 Employee Benefits.
          -----------------

          (a) Section 2.42(a) of the Disclosure Letter contains a complete and accurate list of all Employee Benefit Plans (as defined below in this Section 2.42(a)) maintained, or contributed to, by Atlanta, or any ERISA Affiliate (as defined below in this Section 2.42(a)). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which at any time after December 31, 1989 included Atlanta. Complete and accurate copies of (i) all Employee Benefit Plans that have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, and (v) all qualification letters issued by the Internal Revenue Service with respect to every Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in accordance with its terms, and each of Atlanta and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. Atlanta and all Employee Benefit Plans are in compliance in form and operation with the currently applicable provisions of ERISA, the Code and other applicable federal and state laws and the regulations thereunder. Each Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code is so qualified. Nothing has occurred that might cause a loss of such qualification and no loss of qualification has been threatened.

          (b) There are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan.

          (c) Neither Atlanta nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA, or Title IV of ERISA. Except as set forth in Section 2.42(c) of the Disclosure Letter, at no time has Atlanta or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by Atlanta, any of its Affiliates or any ERISA Affiliate that would subject Atlanta or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code. No prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred. No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Atlanta from amending or terminating any such Employee Benefit Plan and any Employee Benefit Plan may be terminated without liability to Atlanta or the Buyer, except for benefits accrued through the date of termination. No former employees participate in any welfare benefit plans listed in Section 2.42(a) of the Disclosure Letter. No Employee Benefit Plan includes in its assets any securities issued by Atlanta. No Employee Benefit Plan has been subject to tax under Section 511 of the Code.

          (d) Section 2.42(d) of the Disclosure Letter discloses each: (i) agreement with any director, executive officer or other key employee of Atlanta
(A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Atlanta of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Atlanta that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding Atlanta, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.43 Environmental Matters concerning Atlanta.
          ----------------------------------------

          (a) Atlanta has complied in all material respects with all applicable Environmental Laws relating to environmental matters. There is no pending or, so far as the Warrantors are aware, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving Atlanta.

          (b) There have been no releases of any chemicals, pollutants or contaminants, hazardous substances, solid wastes and hazardous wastes, toxic materials, oil or petroleum and petroleum products into the environment at any parcel of real property or any facility formerly or currently occupied by Atlanta.

          (c) Atlanta has carried out no environmental reports, investigations or audits (whether conducted by or on behalf of Atlanta or a third party, and whether done at the initiative of Atlanta or directed by a Governmental Entity or other third party) relating to premises currently or previously owned or operated by Atlanta.

     2.44 Legal Compliance by Atlanta.  Atlanta and the conduct and operations
          ---------------------------
of its business are and have been in compliance with all laws (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity that (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to Atlanta or its business. So far as the Warrantors are aware, Atlanta has not received notice that (and no circumstances exist which may give rise to the service of such a notice on Atlanta) it has been a party to any agreement, practice or arrangement which in whole or in part; contravenes any of the following US anti-trust, anti-monopoly or anti-cartel legislation:-

                    (A)  The Clayton Act;
                    (B)  The Sherman Act;
                    (C)  The Federal Trade Commission Act;
                    (D)  The Robinson-Patman Act; or
                    (E)  The Hart-Scott-Rodino Antitrust Improvements Act.

     2.45 Permits of Atlanta.  There are no Permits issued to or held by Atlanta
          ------------------
and no Permits are required by Atlanta to carry on its business or occupy, or use any leased real property.

     2.46 Certain Business Relationships With Affiliates of Atlanta.   No
          ---------------------------------------------------------
Company Stockholder or any Affiliate of any Company Stockholder has any Related Party Transaction with Atlanta.

     2.47 Books and Records of Atlanta.  The corporate record books and other
          ----------------------------
similar records of Atlanta contain true and complete records of all actions taken at any meetings of Atlanta's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Atlanta have been maintained in accordance with good business and bookkeeping practices.

     2.48 Customers and Suppliers of Atlanta.  So far as the Warrantors are
          ----------------------------------
aware no unfilled customer order or commitment obligating Atlanta to process, manufacture, license or deliver products or perform services will, upon completion of the entire order or commitment, result in a loss to Atlanta. No material supplier of Atlanta has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of Atlanta has indicated within the past year that it will stop, or decrease the rate of, buying services from them. Section 2.48 of the Disclosure Letter identifies (a) all customers of Atlanta during (i) the last full fiscal year and (ii) the first month of 1996/1997 fiscal year, respectively, the amount of revenues accounted for by such customer during each such period, and the responsible account principal in charge of the customer has good customer relations and none of the customers of Atlanta has notified Atlanta that it intends to discontinue its relationship with Atlanta.

     2.49 Prepayments, Prebilled Invoices and Deposits.
          --------------------------------------------

          (a) Section 2.49(a) of the Disclosure Letter sets forth (i) all prepayments, prebilled invoices and deposits that have been received by Atlanta as of the Agreement Date from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited,
(B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit.

          (b) Section 2.49(b) of the Disclosure Letter sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by Atlanta as of the Agreement Date for products to be purchased, services to be performed or other benefits to be received after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit.

     2.50 Banking Facilities.  Other than in the Ordinary Course of Business
          ------------------
Atlanta has not lent any money which has not been repaid, or owns the benefit of any debt (whether or not due for repayment), other than debts which have arisen in the ordinary course of business and Atlanta has not made any loan or quasi-loan contrary to U.S. federal or applicable state laws. Atlanta does not have outstanding, nor has agreed to issue, any loan capital, nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in its financial statements nor borrowed any money which it has not repaid, except for borrowings not exceeding the amounts shown in the Financial Statements. Section 2.50 of the Disclosure Letter identifies:

          (a) Each bank, savings and loan or similar financial institution in which Atlanta has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by Atlanta thereat; and

          (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) or each such person with respect thereto;

          (c) All security held by banks or financial institutions to secure loans, facilities or arrangements made to Atlanta.

                                  ARTICLE III

                     FURTHER REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY STOCKHOLDERS

     3.1  Ownership of Stock; Authority.
          -----------------------------

     Subject to the provisions of Clause 7, each Company Stockholder severally represents and warrants to the Buyer as follows:

          (a) He or she has good and marketable title, free and clear of any and all Security Interests, to all of the Shares listed on Schedule I as being owned
                                                       ----------
by him or her. He or she has the full right, power and authority to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by him or her and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from him or her good and marketable title to such Shares (and save as provided for in the Articles of Association of the Company), free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever with full title guarantee (save in respect of Reads Trustees Limited who shall transfer with limited title guarantee).

          (b) He or she has all requisite power and authority to execute and deliver the Fundamental Agreements to which he or she is a party (as defined below in this Section 3.1(b)) and to perform his or her obligations under such Fundamental Agreements. The Fundamental Agreements to which he or she is a party have each been (or in the case of the Escrow Agreement, shall be when delivered) duly and validly executed and delivered by him or her, and each constitutes (or, in the case of the Escrow Agreement, shall constitute) a valid and binding obligation of him or her, enforceable against him or her in accordance with its terms. For purposes of this Agreement, as in relation to each Company Stockholder, the term "Fundamental Agreements" means those of this Agreement, the Escrow Agreement, Deed of Tax, the Boston Agreement, the Partnership Deed, the Employment Agreements in the form attached hereto as Exhibit B.1 (in the case of R.Peel.), Exhibit B.2 (in the case of G.Gould.),
-----------                           -----------
Exhibit B.3 (in the case of R. House), Exhibit B.4 (in the case of N. Hewitt)
-----------                            -----------
and Exhibit B.5 (in the case of M. Parry) and the Option Agreement to which he
    -----------
or she is a party.

          (c) Neither the execution and delivery of any or all of the Fundamental Agreements to which he or she is a party, by him or her, nor the consummation by him or her of the transactions contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which he or she is a party or by which he or she is bound, (ii) result in the imposition of any Security Interest upon the Shares owned by him or her, or (iii) violate any order, writ, injunction or decree applicable to him or her or to the Shares.

     3.2  Investment Representations.
          --------------------------

     Subject to the provisions of Clause 7, each Company Stockholder (other than B.V.) severally represents and warrants to the Buyer as follows:

          (a) He or she is acquiring the Purchase Price Shares to be issued to him or her for his or her own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchase Price Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

          (b) He or she has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in the Agreement, as is necessary to evaluate the merits and risks of his or her investment in the Buyer.

          (c) He or she has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Purchase Price Shares to be issued to him or her and to make an informed investment decision with respect to such investment.

          (d) He or she understands that the Purchase Price Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Purchase Price Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (e) A legend substantially in the following form will be placed on the certificate representing the Purchase Price Shares to be issued to him or her:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to each Company Stockholder as follows:

     4.1  Organization.  The Buyer is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware. The Buyer is an Accredited Investor within the meaning of Schedule D to the Securities Act.

     4.2  Authorization of Transaction.  The Buyer has all requisite power and
          ----------------------------
authority to execute and deliver the Fundamental Agreements and to perform its obligations under the Fundamental Agreements. The execution and delivery of the Fundamental Agreements by the Buyer and the performance of the Fundamental Agreements and the consummation of the transactions contemplated thereby by the Buyer have been (or, in the case of the Escrow Agreement, shall be when delivered) duly and validly authorized by all necessary corporate action on the part of the Buyer. The Fundamental Agreements have been (or, in the case of the Escrow Agreement, shall be when delivered) duly and validly executed and delivered by the Buyer and constitute valid and binding obligations of the Buyer, enforceable against it in accordance with their terms.

     4.3  Non-contravention.  The execution and delivery of the Fundamental
          -----------------
Agreements by the Buyer and the consummation by the Buyer of the transactions contemplated thereby will not (a) conflict with or violate any provision of the charter or By-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity other than filings in accordance with the applicable requirements of the Securities Act and any applicable state securities laws, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     4.4  Reports and Financial Statements.  The Buyer has previously furnished
          --------------------------------
to each of the Company Stockholders complete and accurate copies, as amended or supplemented, of the Buyer's (a) Registration Statement on Form S-1 (File No. 333-3054) and (b) all reports filed by the Buyer with the United States Securities and Exchange Commission (the "SEC") under Section 13 or 15 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") since December 31, 1995 (such materials, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

     4.5  Investment Representation.  The Buyer is acquiring the Shares from
          -------------------------
each Company Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     4.6  Brokers' Fees.   Except as to fees or commissions payable by the Buyer
          -------------
to Cowen & Company, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.7  Disclosure.  No representation or warranty by the Buyer contained in
          ----------
this Agreement, and no statement contained in any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V

                                   COVENANTS

     From and after the Agreement Date and until (i) the Closing Date (as to Sections 5.1 through 5.11 inclusive) or (ii) the date specified in the respective Section (as to Sections 5.12 and 5.13) the Warrantors shall procure that:-

     5.1  Conduct of Business.  The Company shall carry on its business
          -------------------
diligently and substantially in the same manner as before the Agreement Date and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, except as agreed to in writing by the Buyer. All of the property of the Company shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

     5.2  Absence of Material Changes.  Without the prior written consent of the
          ---------------------------
Buyer, the Company shall not (save as contemplated by the Agreement):

          (a) take any action to amend its Memorandum and Articles of Association;

          (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

          (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business of the Company;

          (d) declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock;

          (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of its assets or properties;

          (f) sell, assign, or transfer any of its assets, except in the Ordinary Course of Business of the Company;

          (g) cancel any debts or claims, except in the Ordinary Course of Business of the Company;

          (h) merge or consolidate with or into any Business Entity;

          (i) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees;

          (j) make any election or give any consent under any tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

          (k) waive any rights of material value;

          (l) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

          (m) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

          (n) fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, and (iii) preserve the goodwill of its consumers, suppliers, agents, brokers and others having business relations with it;

          (o) fail to operate its business and maintain its books, accounts and records in the customary manner and in the Ordinary Course of Business of the Company and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

          (p) enter into any lease, contract, agreement or understanding, other than in the Ordinary Course of Business of the Company;

          (q) incur any capital expenditure in excess of (Pounds)10,000 in an instance or (Pounds)50,000 in the aggregate;

          (r) engage any new employee for a salary in excess of (Pounds)50,000 per annum;

          (s) materially alter the terms, status or funding condition of any Employee Benefit Plan; or

          (t) commit or agree to do any of the foregoing in the future.

     5.3  Delivery of Interim Financial Statements.  As promptly as possible
          ----------------------------------------
following the Agreement Date and in any event prior to Closing the Warrantors shall deliver to the Buyer the balance sheet of the Company and the related statements of income, shareholders' equity and retained earnings for the one month periods ended 30 November and 31 December 1996, certified by the chief financial officer of the Company to the effect that such interim financial statements are prepared in accordance with UK GAAP and fairly present the financial condition of the Company as of the date thereof and for the period covered thereby (collectively, the "Interim Financial Statements").

     5.4  Communications with Customers and Suppliers.
          -------------------------------------------

          (a) Unless instructed otherwise by the Buyer in writing, the Company will continue to accept customer orders in the Ordinary Course of Business of the Company for all products and services offered by the Company, whether expected to be shipped before or after the Closing Date.

          (b) The Parties will cooperate in communications with the Company's suppliers and customers in connection with the transfer of the Shares to the Buyer on the Closing Date.

     5.5  Compliance with Laws.  The Company will comply with all laws and
          --------------------
regulations that are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

     5.6  Continued Truth of Representations and Warranties.  Neither the
          -------------------------------------------------
Company Stockholders nor the Company will take any actions that would result in any of the representations or warranties set forth in Articles II and III above being untrue at Closing.

     5.7  Continuing Obligation to Inform.  From time to time prior to the
          -------------------------------
Closing, the Company Stockholders will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the Agreement Date that would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete at any time after the Agreement Date until the Closing Date; provided, that such supplemental information shall not constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto.

     5.8  Exclusive Dealing.  Neither the Company Stockholders nor the Company
          -----------------
will, directly or indirectly, through any officer, director, agent or otherwise,
(a) solicit, initiate or encourage submission of proposals or offers from any person or Business Entity relating to an acquisition or purchase of all or any material portion of the assets of or an equity interest in the Company or any merger, consolidation or business combination with the Company, or (b) participate in any discussions or negotiations regarding, or furnish to any other person or Business Entity, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company Stockholders and the Company shall promptly notify the Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Company or any of the Company Stockholders.

     5.9  Reports, Taxes.  The Company will duly and timely file all reports or
          --------------
returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign Taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

     5.10 Reasonable Efforts to Obtain Satisfaction of Conditions.   The Parties
          -------------------------------------------------------
shall use all reasonable endeavours to the extent commercially reasonable, to obtain the satisfaction of the conditions specified in this Agreement.

     5.11 Full Access.  The Company shall permit representatives of the Buyer to
          -----------
have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

     5.12 Non-Competition.
          ---------------

          (a) For a period of three years after the Closing Date, no Warrantor shall directly or indirectly, except as an officer or employee of the Company or the Buyer, in the course of the provision of management consultancy services to third parties (i) develop, design, manufacture, perform, market, sell or deliver any product or service that competes with any existing product or proposed product manufactured or service provided by the Company or any Subsidiary on or prior to the Closing

Date, or (ii) engage or be interested in any business competitive with the business of the Company as conducted on the Agreement Date or on the Closing Date, in the United States, the United Kingdom, or any other country in which the Company conducted its business during the three years prior to the Closing Date. For the purposes of this Section 5.12 (a) "proposed product" shall mean any product notified to the Buyer prior to Closing as a product intended to be provided by the Company in the Ordinary Course of Business.

          (b) The Warrantors agree that the duration and geographic scope of the non-competition provision set forth in this Section 5.12 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Warrantors agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Warrantors intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

          (c) The Warrantors agree that damages are an inadequate remedy for any breach of this Section 5.12 or Section 5.13 below and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Section 5.12 or Section 5.13 below. The agreements of the Warrantors set forth in this
Section 5.12 and Section 5.13 below are in addition to, and in no way in limitation of, their respective agreements set forth in the Employment Agreements to be entered into between each of them and the Company as a condition of Closing (in the forms set forth in Exhibits B.1, B.2 B.3, B4 and B5
                                                --------------------------------
respectively, to this Agreement).

     5.13 Solicitation and Hiring.  For a period of three years after the
          -----------------------
Closing Date, no Warrantor shall, and each of them shall cause his respective Affiliates not to, either directly or indirectly as a stockholder, agent, consultant, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any person employed by the Company on the Agreement Date or any time thereafter to terminate his or her employment with the Company or the Buyer or any Affiliate of the Buyer; or (b) hire or attempt to hire any fee earning employee of the Company on the Agreement Date or any time thereafter, or (c) solicit or otherwise induce customers of the Company on the Agreement Date to cease their contractual relationship with the Company.

     5.14 For the avoidance of doubt, nothing in Sections 5.12 or 5.13 shall prohibit any Warrantor whether alone or in conjunction with others and whether as an employee, consultant or agent from (i) becoming an employee of any Business Entity which does not provide and does not intend to provide consultancy services for third parties in the ordinary course of business, (ii) investing as a principal on his own account in any Business Entity carrying on or intending to carry on any business other than the provision of management consultancy services to third parties in the ordinary course of business or (iii) managing investments other than in a Business Entity providing management consultancy services to third parties in the ordinary course of business or (iv) providing seed, venture or development capital for any Business Entity other than Business Entities providing management consultancy services in the ordinary course of business which compete with the Company or (v) providing corporate finance advisory services.

     5.15 Employment Contracts.  Each of the Warrantors shall use all reasonable
          --------------------
endeavours to obtain signatures from the employees set out in Part 2 of Schedule V to an employment agreement with the Company in the form set forth in Exhibit I
                                                                       ---------
marked as the Schedule V Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     6.1  Conditions to Obligations of the Buyer.  The obligation of the Buyer
          --------------------------------------
to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

          (a) the Company Stockholders shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, necessary to consummate the transactions contemplated hereby;

          (b) the representations and warranties of the Company Stockholders set forth in Articles II and III above shall have been true and correct in all material respects when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date;

          (c) each of the Company Stockholders shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing and there shall have been no material adverse change in the business, operating or financial condition or prospects of the Company;

          (d) no action, suit or proceeding concerning the Company, any Subsidiary or any of the Company Stockholders shall be pending or threatened by or before any Governmental Entity wherein an unfavourable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company to own, operate or control any of its assets or operations, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) each of the Company Stockholders and other Sellers shall have delivered to the Buyer a certificate (except for Section (d) above, without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Sections (a) through (d) of this Section 6.1 applicable to such person is satisfied in all respects;

          (f) on the Closing Date, each of the Warrantors (other than Reads Trustees Limited) and the Other Sellers shall have executed and delivered to the Buyer an employment agreement in the case of R. Peel in the form set out in Exhibit B1, in the case of G. Gould in the form set out in Exhibit B2, in the
----------                                                 ----------
case of R. House in the form set out in Exhibit B3, in the case of N. Hewitt in
                                        ----------
the form set out in Exhibit B4, in the case of M. Parry in the form set out in
                    ----------
Exhibit B5 and in the case of the Other Sellers (other than Jean Rollins) in the
----------
form set out in Exhibit I and such employment agreements shall be in full force
                ---------
and effect on the Closing Date in accordance with their respective terms;

          (g) the Buyer shall have received from Lewis Silkin an opinion in the form set forth in Exhibit C addressed to the Buyer and dated as of the Closing
                  ---------
Date;

          (h) the Buyer shall have received the resignations, effective as of the Closing Date, of all the directors of the Company other than R. Peel, R. House and G. Studd, and of G. Studd as Secretary of the Company each such resignation to be in a form acceptable to the Buyer accompanied by the appropriate Companies House Forms;

          (i) the Warrantors and the Buyer shall have executed and delivered the Deed of Tax in the form set forth in Exhibit L;
                                     ---------
          (j) the Buyer, the Warrantors, the Stockholders' Representative, and the Escrow Agent shall have executed and delivered the Escrow Agreement;

          (k) the Company Stockholders shall have delivered to the Buyer a certificate of the Registrar of Companies as to the legal existence of the Company and a certificate of the Secretary of State of Georgia as of a date within five business days of the Closing Date as to the legal existence and good standing of the Subsidiary in Georgia as of the Closing Date;

          (l) the Company Stockholders shall have delivered to the Buyer a certificate of the Georgia Department of Revenue as of a date within five business days of the Closing Date as to the tax good standing of the Company in Georgia as of a date within five business days of the Closing Date;

          (m) the Company Stockholders shall have delivered to the Buyer certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents of the Company;

          (n) the Buyer shall have received the statutory books and corporate seals of the Company;

          (o) the Buyer receiving a deed in the form of Exhibit K relating to
                                                        ---------
the termination of the Shareholders Agreement dated 4th February 1991 between R. Peel, Corporate Business Advisers Limited, Reads Trustees Limited, R. Burgess,
G. Gould, N. Hewitt, R. House and the Company (the "Shareholders' Agreement") and confirmation that the (Pounds)234,960 Unsecured Loan Stock 2010 of the Company created by a Resolution of the Directors dated 4th February 1991 has been repaid;

          (p) the new articles of association of the Company (the "New Articles") in the form set forth in Exhibit G being adopted by the Company, the
                                    ---------
authorised share capital being increased, and 7,000 ordinary shares the 1997 Shares and the 1998 Shares (as therein defined) being allotted and issued fully paid at par;

          (q) the Buyer shall have received an un-audited balance sheet and profit and loss account and related statements of income, retained earnings, stockholders' equity and cash flows for the year ended December 31, 1996;

          (r) the Buyer shall have received an agreement in the form set forth in Exhibit D (the "Boston Agreement") duly executed by the Company Stockholders,
   ---------
Atlanta and the Buyer relating to the Agreement dated 6th August 1993 between COBA-M.I.D. inc, C.M. Management Systems Limited, Inc., Mark Bruneau, Andrew Belt, and Frederique Bouty; and

          (s) the Buyer receiving an agreement in the form set forth in Exhibit
                                                                        -------
J, relating to the termination of the agreements between the Company and the
-
Partnership for the provision of consultancy services by the Partnership (the "Partnership Termination Deed");

          (t) the Buyer shall have received a letter addressed to the Buyer from Reads Trustees Limited concerning the disposition of the assets of the Trust known as the Richard Peel Life Interest Trust in the form set forth in Exhibit
                                                                       -------
E;

          6.2  Conditions to Obligations of the Company Stockholders.  The
               -----------------------------------------------------
obligations of the Company Stockholders to consummate the transactions to be performed by them in connection with the Closing are subject to the satisfaction, or waiver by the Stockholders' Representative, of the following conditions:

          (a)  the representations and warranties of the Buyer as set forth in
Article IV above shall have been true and correct in all material respects when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date;

          (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (c) on the Agreement Date, the Buyer shall have executed and delivered to each of the Warrantors an employment agreement in the form attached hereto as Exhibit B.1, B.2, B3, B4 or B.5 (as applicable) and such employment agreements
-------------------------------
shall be in full force and effect on the Closing Date in accordance with their respective terms.

                                  ARTICLE VII

                    INDEMNIFICATION AND WARRANTY LIMITATIONS


     7.1  Waiver  Each of the Company Stockholders hereby irrevocably waives all
          ------
rights and claims which he may have against the Company in respect of any misrepresentation inaccuracy or omission in or from any information or advice given by it or any of its officers or employees to such Company Stockholder to enable him or her to give any of the Warranties or to prepare the Disclosure Letter or to assume any of the obligations assumed or to be assumed by him or her under or pursuant to this Agreement.

     7.2  Indemnification
          ---------------

     (a) Subject to the provisions of section 7.3, the Company Stockholders (other than the Warrantors) shall severally indemnify the Buyer and shall hold the Buyer harmless against any and all reasonably or necessarily incurred court costs, costs of investigators, fees and expenses of attorneys, legal advisers, accountants and other expert witnesses and other legal costs or expenses arising from litigation (including settling, prosecuting, pursuing or defending any claims) resulting from or relating to any breach of Warranty or failure to perform any covenant or agreement ("Costs") of such Company Stockholder contained in this Agreement suffered or incurred by the Buyer.

     (b) Subject to the provisions of section 7.3 the Warrantors shall jointly and severally indemnify the Buyer and shall hold the Buyer harmless against any and all Costs.

     (c) The Warrantors shall jointly and severally indemnify the Buyer and shall hold the Buyer harmless against any and all claims, demands, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, due or to become due or otherwise) monetary damages, fines, fees, penalties, interest obligations and deficiencies expenses and costs suffered by the Buyer resulting from or relating to:-

          (i) the sale by R. J. Peel as nominee of the Company of the shares registered in his name and beneficially owned by the Company in Aspen Consultancy Limited including (but without limitation) breaches of covenants, undertakings, warranties and indemnities contained in a sale agreement dated 12th May 1996 between the Vendors (as therein defined), TSC Europe, Inc. and Technology Solutions Company, a deed of tax indemnity between inter alia R. J. Peel and TSC Europe Inc and a restrictive covenant dated 17 May 1996 between Aspen Consultancy Limited and the Company and any tax due on any chargeable gain due on such sale;

          (ii) the transfer of the trade and goodwill of the partnership known as the Coba Group ("the Partnership") from the Partnership to the Company intended to take place prior to Closing;

          (iii) the loans made by the Guarantor or its subsidiaries to the Company and made by the Company to Strategy International details of which are disclosed in the Disclosure Letter;

          (iv) any breach of Warranty relating to the under payment by the Company of rates due for the year ending 31 October 1996 and for the period from 1 November 1996 to Closing;

          (v) any breach of Warranty relating to any loan stock of the Company whether issued, cancelled or prepared but not issued prior to Closing.

          (vi) any election made under section 165 TCGA and/or section 77 of the Allowances Act 1990 by the Warrantors.

          (vii) an adjustment or reassessment of the amount of fees payable by the Company to the Partnership.

          (viii) any use, misuse or continued use by Barry Johnson of rights previously granted to him to use the COBA name in the U.S.A. and the failure to obtain a surrender of such rights prior to Closing.

          (ix) any dispute relating to the tenancy agreement of 211 Butlers Wharf Building, 36 Shad Thames, London SE1.

     (d) B.V. shall be responsible for and shall pay all and any stamp duty due in respect of the sale of the Shares owned by B.V. or the sale of the proportion of the Goodwill owned by B.V. to the Company in excess of $19,033.85. B.V. agrees that in the event the aggregate stamp duty payable or adjudged to be payable by the Stamp Office by (i) the Buyer in respect of the purchase of the Shares owned by B.V. pursuant to this Agreement and (ii) the Company in respect of the Goodwill Price pursuant to the Agreement described in the last paragraph of Schedule II, exceed $19,033.85, B.V. shall pay to the Buyer the amount of the excess. Such payment by B.V. shall be made on the business day three days prior to the due date for payment by the Buyer or the Company (as the case may be) of the Stamp Duty. B.V. agrees to indemnify and hold the Buyer harmless for all costs, expenses, liabilities, actions, claims, demands and proceedings incurred or suffered by the Buyer as a result of the breach of this clause by B.V.

     For the avoidance of doubt the limitations set out in Section 7.4(a) shall not apply to any claims under the indemnities set out in this Section 7.2.

     7.3  Method of Asserting Claims.
          --------------------------

          (a) All claims for indemnification and for breach of Warranty ("Claim") by the Buyer pursuant to this Article VII shall be made in accordance with the provisions of this Section 7.3 and the Escrow Agreement.

          (b) The Buyer shall give prompt written notification to the Stockholders' Representative of the commencement of any action, suit or proceeding relating to a third party claim in respect of which a Claim may be made; provided, however, that no delay on the part of the Buyer in notifying the Stockholders' Representative shall relieve the Company Stockholders from any liability or obligation under this Article VII except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Company Stockholders may, upon written notice thereof to the Buyer, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Buyer, provided (i) the Stockholders' Representative acknowledges in writing to the Buyer that the Company Stockholders shall indemnify the Buyer with respect to all elements of such action, suit or proceeding and any damages, fines, costs or other liabilities that may be assessed against the Buyer in connection with such action, suit or proceeding, (ii) the third party seeks monetary damages as a primary remedy and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Buyer or the Company or the business, operations or future conduct of the Buyer or the Company. If the Company Stockholders do not so assume control of such defense, the Indemnified Person shall control such defense. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The party not controlling such defense may participate therein at its own expense. Except as provided in section 7.3(c), the Buyer shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Stockholders' Representative, which shall not be unreasonably withheld or delayed. The Stockholders' Representative shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Buyer, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment
(i) lacks a complete release of the Buyer for all liability with respect thereto or (ii) imposes any liability or obligation on the Buyer other than to pay monetary damages in respect of which the Buyer is indemnified.

          (c) If a third party asserts that the Buyer or the Company is liable to such third party for a monetary or other obligation that may constitute or result in a Claim for which the Buyer may be entitled to indemnification pursuant to this Article VII, and the Buyer reasonably determines that it has a valid business reason to fulfil such obligation, then (i) the Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from the Company Stockholders or the Stockholders' Representative and (ii) the Buyer may make a claim for indemnification pursuant to this Article VII.

     7.4 (a) Subject to Section 7.2, no Company Stockholder shall have any liability under or in respect of a claim unless the aggregate amount of all such liabilities shall exceed the sum of (Pounds)100,000 (in which event the liability shall be limited to the amount of the excess).

          (b) The total liability of any Company Stockholder (other than the Warrantors) under or in respect of all and any claims shall be limited to the consideration received by such Company Stockholder pursuant to this Agreement and the First Option Exercise Price and the Second Option Exercise Price (both of such terms as defined in the Option Agreement).

          (c) The total liability of the Warrantors under or in respect of all and any claims shall be limited to the aggregate of the value of the consideration paid to the Company Stockholders under this Agreement, the Acquisition Amounts and the First Option Exercise Price and the Second Option Exercise Price (both of such terms as defined in the Option Agreement) and to B.V. by the Company for the purchase of the Goodwill.

          (d) The total liability of any Warrantor (other than R.J. Peel) under or in respect of any claims shall be limited to the proportion which the consideration received by such Warrantor bears to the aggregate consideration received by the Warrantors of the aggregate consideration paid by the Buyer on Closing for the Shares and by the Company for the Goodwill PROVIDED THAT in the case of Reads Trustees Limited such amount shall not exceed the value of the assets of the Richard Peel Life Interest Trust from time to time.

          (e) For the purposes of Section 7.4(c), the value of the consideration shall be calculated as the aggregate of the following:

               (i) any and all cash whether by way of Cash Payment, First Option Exercise Price, Second Option Exercise Price or Acquisition Amount(s) paid by the Buyer and the Goodwill Price payable by the Company; and

               (ii)   the Stock Value (as defined in Schedule II of the shares
                                                     -----------
of Buyer Common Stock issued by the Buyer at Closing and the value attributed to any such shares issued pursuant to the provisions of the Option Agreement

          (f) No Company Shareholder shall have any liability under or in respect of any Claim unless written particulars thereof (giving reasonable details of the specific matters in respect of which such Claim or claim is made so far as then known to the Buyer) shall have been given to the Stockholders' Representative:-

               (i) in relation to the representations and warranties other than tax prior to 31 March 1998; and

               (ii) in relation to a claim for breach of the representations and warranties relating to tax prior to 31 December 2003.

          (g) The Buyer admits that it has not entered into this Agreement in reliance upon any representation, warranty or promise other than those expressly incorporated in this Agreement.

          (h) The Buyer shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss or cause of action whether under the representations and warranties set out herein or the Tax Covenant or otherwise under this Agreement.

          (i) Any amount paid by a Company Stockholder to the Buyer in respect of a Claim shall be treated as a reduction pro tanto in the consideration paid to that Company Stockholder.

          (j)  No Company Stockholder shall be liable for any Claim:-

               (i) to the extent that the Claim or such claim or the subject matter of it is specifically provided for reserved against or taken into account in the Financial Statements or any subsequent management accounts in the Disclosure Letter; or

               (ii) to the extent that it arises as a result of any alteration enactment or re-enactment of any Act of Parliament statutory instrument or other legislative or quasi legislative act or any change of law or published administrative practice or practice of any taxation authority which occurs after the Closing (including but without limitation any alteration in the rates of taxation); or

               (iii) to the extent that it is based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable or until such contingent liability has to be provided for in the profit and loss account or balance sheet of the Company in accordance with UK GAAP; or

               (iv) to the extent that it arises or is increased as a result of any change in the accounting policies or accounting practices of the Company or any Group Company after completion save where such changes are required to ensure the accounting policies accord with UK GAAP at the Closing and the requirements of the Companies Act 1985 as in force at the Closing; or

               (v) to the extent that it arises as a result of or is otherwise attributable to any act or omission (other than in the ordinary course of business) after Closing of the Buyer or the Company or any Group Company unless it was an act or omission which it was legally obliged to do or refrain from doing by reason of anything done by the Company Stockholders or the Company or any Subsidiary prior to Closing;

          (k) If a Company Stockholder pays to the Buyer or the Company or a Group Company an amount pursuant to a Claim and the Buyer or the Company or a Group Company subsequently recovers by way of cash payment, discount, credit or otherwise from a third party an amount in respect of a Claim which would have reduced or eliminated the amount payable in respect of that Claim had it been received before the payment by the Company Stockholder, then the Buyer shall forthwith repay to that Company Stockholder so much of the amount paid by that Company Stockholder as is equal to the amount (less the expenses, costs and fees incurred by the Buyer or the Company or the Group Company in recovering the amount from such third party) by which such Claim would have been reduced or if a Claim is eliminated the full amount (less the expenses, costs and fees incurred by the Buyer or the Company or the Group Company in recovering the amount from such third party so paid.

          (l) Nothing in this Agreement or otherwise shall limit the liability of any Company Stockholder where such Company Stockholder has been fraudulent or wilfully deceptive.

     7.5. Survival.
          --------

          (a) Unless otherwise specified in this Section 7.5 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms.

          (b) The representations and warranties of the Company Stockholders set forth in Articles II and III above and the indemnification obligations set forth in this Article VII shall survive the Closing and the consummation of the transactions contemplated hereby of the Closing Date (in the case of all other representations and warranties and the indemnification obligations relating to the foregoing provisions).

          (c) The date on which any particular representation, warranty or indemnification obligation of each of the Company Stockholders terminates shall be referred to herein and in the Escrow Agreement as the "Termination Date." If a notice of a claim is given in accordance with the notice provisions of this Agreement or the Escrow Agreement before the Termination Date, then (notwithstanding the occurrence of the Termination Date) the representation, warranty or indemnification obligation applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

          (d) The representations and warranties of the Buyer set forth in
Article IV above (i) shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until 31 March 1998 and (ii) shall not be affected by any examination made for or on behalf of the Company Stockholders or the knowledge of any of the Company Stockholders.

     7.6. Settlement of Claims.
          --------------------

     (a) The Buyer shall be entitled to set off against any cash amounts due to be paid by the Buyer to the Warrantors following Closing (including the Acquisition Amounts, repayment of loans outstanding from the Company to the Partnership and the First Exercise Price and the Second Exercise Price (as defined in the Option Agreement)) any amounts due to the Buyer in respect of any claim under the Warranties or the indemnities contained in this Article VII or the Deed of Tax which has not been previously paid or satisfied by the Warrantors or the Company Stockholders in accordance with the terms of this Agreement, the Escrow Agreement and the Deed of Tax provided that the Warrantors shall satisfy all and any claims for breach of Warranty by (a) delivering and transferring to the Buyer the number of shares of Buyer Common Stock which when multiplied by the Stock Value or the value attributed to such shares pursuant to the Option Agreement (as applicable) equals 50% of the amount of the relevant claim and (b) paying to the Buyer in cash the amount of 50% of the claim. Unless and until all the Escrow Shares have been released from the escrow arrangements in accordance with the terms of the Escrow Agreement the Warrantors' obligations under this clause 7.6 shall be satisfied by the release to the Buyer of the requisite number of Escrow Shares in accordance with the terms of the Escrow Agreement.

     (b)  All cash amounts due under this clause 7.6 shall be satisfied:-

          (i) firstly by setting off against all and any amounts due to the Warrantors pursuant to the Option Agreement (if any);

          (ii) secondly by setting off against all and any amounts in cash due to the Warrantors pursuant to clause 9.3 (if any);

          (iii) thirdly by setting off against all and any monies due to the Partnership pursuant to clause 9.5; and

          (iv)   fourthly, by payment in cash by the relevant Warrantor.

                                  ARTICLE VIII

                                  TERMINATION

     8.1  Termination of Agreement.  The Parties may terminate this Agreement
          ------------------------
prior to the Closing Date only as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Stockholders' Representative in the event the Company Stockholders are in material breach, and the Company Stockholders may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in material breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          (c) the Buyer may terminate this Agreement by giving written notice to the Company Stockholders if the Closing shall not have occurred on or before February 1st, 1997 by reason of the failure of any condition precedent under
Section 6.1 above (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); and

          (d) the Company Stockholders may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before February 1st, 1997 by reason of the failure of any condition precedent under
Section 6.2 above (unless the failure results primarily from a breach by the Company or the Company Stockholders of any representation, warranty or covenant contained in this Agreement).

     8.2  Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to Section 8.1 above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                   ARTICLE IX

                             POST CLOSING COVENANTS

     9.1  Employee Roles.  As soon as is reasonably practicable following
          --------------
Closing, R. Peel shall be appointed a member of the Executive Committee of the Buyer and C. Green, A. Rimmer, O. Walker, J. Rollins and the Warrantors shall be appointed members of the Management Committee of the Buyer.

     9.2  Employee Benefits and Stock Plans.  As soon as is reasonably
          ----------------------------------
practicable following Closing the Buyer shall enable the employees of the Company identified in Schedule V to participate in its employee stock option
                      ----------
plan and shall grant stock options in accordance with the terms of such plan to such persons in the numbers set opposite their respective names. On the anniversary of Closing, the Buyer shall grant such number of stock options which when aggregated with the number of options granted in accordance with Schedule V
                                                                      ----------
less the number of any options granted in accordance with the previous provisions of this Section which have subsequently been cancelled is equal to (but no more than) 200,000 to such key employees of the Company, who shall be identified by R. Peel and agreed by the Buyer.

     9.3  Further Payments to Warrantors.  If within two calendar years of
          -------------------------------
Closing, the Buyer in its sole and absolute discretion acquires a controlling interest of the issued voting share capital or assets of any of the companies or business entities identified in Schedule III hereto (each a "Network
                                   ------------
Company"), the Buyer shall following closing of such acquisition pay the Stockholders' Representative) a further amount in cash (the "Acquisition Amount") in respect of each Network Company acquired calculated in accordance with the calculation set out in Section 9.4 as to 55.2% to R. J. Peel, as to 12.7% to N. Hewitt, as to 6.7% to M. Parry, as to 12.7% to R. House and as to 12.7% to G. Gould (in satisfaction of such obligation) to the Stockholders' Representative.

     9.4  Calculation of the Acquisition Amount. The Acquisition Amount for each
          --------------------------------------

Network Company shall be (a) fifteen (15) per cent of the maximum purchase price of such Network Company, including all contingent payments (if any), if the purchase price is no greater than the multiple of 1.4 times the Trailing Revenues (as defined in this Section 9.4) of the Network Company; (b) five (5) per cent of the purchase price of such Network Company paid by the Buyer if such purchase price is equal to the multiple of two times the Trailing Revenues of the Network Company. Where the price is greater than 1.4 times the Trailing Revenues but less than 2.0 times the Trailing Revenues the percentage to be applied to the Trailing Revenues shall be interpolated on a straight line basis between 5% and 15% for a purchase price between 2.0 and 1.4 times Trailing Revenues respectively. For the purposes of this Section "Trailing Revenues" means the fees net of VAT or sales tax billed by the Network Company to clients (excluding fees billed to any affiliates of the acquired Network Company or the Company) for the four financial quarters preceding the date of closing of the acquisition of such Network Company. If the acquisition closes on a date other than the final business day of a relevant quarter, the quarter during which the acquisition is made will not be included as one of the four quarters to be considered in calculating the Trailing Revenues. Payments shall be paid to the Stockholders' Representative when the amounts on which they are based are paid for the Network Company. If less than 100% of the entire voting and issued share capital of a Network Company is acquired, the Trailing Revenues shall be adjusted to reflect the actual percentage of voting and issued share capital the Network Company acquired.

     9.5  Partners' Capital.  The monies outstanding by way of loan from the
          ------------------
partnership between the Warrantors (other than Reads Trustees Limited) and Corporate Business Advisers Limited and B.V. known as the COBA Group ("the Partnership") shall be repaid by the Company to the Stockholders' Representative as set out below. Any liabilities of the Warrantors under this Agreement may be set off against that proportion of the monies due from the Company to the Partnership in respect of the interests of the Warrantors therein. The Buyer hereby undertakes to procure that the Company repays to the Partnership on 1st July 1997 the aggregate amount of $615,000 and thirty three per cent (33%) of the balance outstanding and due from the Company to Partnership on Closing, an amount equal to the liability of the Partnership to VAT in respect of the provision of management consultancy services at any time prior to Closing no later than three business days prior to the due date for payment of the same and, in respect of the balance at Closing, as to a further 33% on 1 October 1997 and as to the remaining 34% on or at any time prior to 31 December 1998.

     9.6  Partnership.  The Warrantors (other than Reads Trustees Limited) and
          -----------
B.V. shall procure that the Partnership ceases trading on Closing.

     9.7  1997 and 1998 Shares.  The Company Stockholders shall comply at all
          --------------------
times with the provisions relating to transfers of the 1997 and 1998 Shares contained in the New Articles.

     9.8  Litigation.  The parties shall procure that following Closing the
          ----------
conduct of the litigation brought by the Company against Callhaven Limited shall be transferred to the Warrantors who shall bear all the costs and expenses relating thereto and keep the Company indemnified against such costs and expenses. The Warrantors shall be entitled to the benefit of any awards of damage or settlement amounts made in respect of such litigation or settlement of the same.

     9.9  Stock Lock Up.  Each of the Company Stockholders hereby irrevocably
          -------------
agrees that he or she will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any shares of Common Stock without the prior written consent of the Buyer for a period of 2 years following the date of Closing.

     9.10 Goodwill Payment.  The Buyer hereby undertakes to procure that
          ----------------
immediately following Closing the Company repays to B.V. the amount of $1,903,385.50 outstanding and due from the Company to B.V. on Closing in respect of the sale by B.V. to the Company of all right title benefit and interest which B.V. may have in the goodwill of the business carried on by the Partnership (the "Goodwill").

     9.11 Butlers Wharf.  R J Peel agrees to repay to the Company forthwith
          -------------
following Closing any and all sums due to the Company in respect of the last month's rent of 211 Butlers Wharf Building, 36 Shad Thames, London, SE1.

                                   ARTICLE X

                         DEFINITIONS AND INTERPRETATION

     10.1 Definitions.  For purposes of this Agreement, each of the following
          ------------
defined terms is defined in the Section of this Agreement indicated below.

     Defined Term                                    Section
     ------------                                    -------

     Acquisition Amount                              9.3
     Accounts Receivable                             2.14
     Affiliate                                       2.13(a)(vi)
     Agreement                                       Introduction
     Agreement Date                                  Introduction
     associate                                       10.2(f)
     Atlanta                                         1.4(h)
     Atlanta Employees                                      2.41
     Balance Sheet Date                              2.5
     Boston Agreement                                6.1(r)
     Business Entity                                 2.4
     Buyer                                           Introduction

     Buyer Common Stock                              1.5
     Buyer Reports                                   4.4
     B.V.                                            Introduction
     Cash Payment                                    1.5
     Certificates                                    1.4(c)
     Claim                                           7.3(a)
     Closing                                         1.1
     Closing Date                                    1.3
     Code                                            2.31(c)
     Company                                         Preliminary
                                                     Statement
     Company Stockholders                            Introduction
     connected person                                10.2(f)
     Costs                                           7.2
     Deed of Tax                                     1.4(G)
     Disclosure Letter                               Article II
     Employees                                       2.18(a)
     Employee Benefit Plan                           2.42(a)
     Environmental Law                               2.19(a)
     ERISA                                           2.42(a)
     ERISA Affiliate                                 2.42(a)
     Escrow Agent                                    1.4(f)
     Escrow Agreement                                1.4(f)
     Escrow Shares                                   1.5
     Exchange Act                                    4.4
     Fair Trading Act                                2.20
     Financial Statements                            2.5
     Fundamental Agreements                          3.1(b)
     Goodwill                                        9.10
     Goodwill Price                                  Schedule II
     Government Entity                               2.3
     Group Company
     Initial Shares                                  1.5
     Intellectual Property                           2.11(a)
     Interim Financial Statements                    5.3
     in the agreed form                              10.2(a)
     Most Recent Balance Sheet                       2.5
     New Articles                                    6.1(p)
     Network Company                                 9.3
     Ordinary Course of Business                     2.7
     Option Agreement                                1.8
     Other Sellers                                   Introduction
     Parties                                         Introduction
     Partnership                                     9.5

     Permits                                         2.21
     Personal Property                               2.9(c)
     proposed products                               2.14
     Purchase Price Shares                           1.5
     Related Party Transactions                      2.22
     SEC                                             4.4
     Securities Act                                  3.2(a)
     Security Interest                               2.3
     Shares                                          Preliminary
                                                     Statement
     Shareholders' Agreement                         6.1(o)
     Stockholders' Representative                    1.9(a)
     Stock Value                                     Schedule II
     Subsidiary                                      2.4
     Tax Returns                                     2.8(a)
     Taxes                                           2.8(a)
     Taxes Act 1988                                  2.8(x)
     TCGA                                            2.8(k)
     Termination Date                                7.5(c)
     Trailing Revenues                               9.4
     UK GAAP                                         2.5
     US GAAP                                         4.4
     Warranties                                      Article II
     Warrantors                                      Introduction

     10.2 Interpretation  Except where the context otherwise requires:
          --------------

          (a) References to documents "in the agreed form" shall be in the form of the document annexed to this Agreement and initialled by each of the parties hereto or by their respective legal advisers for the purposes of identification only.

          (b) References to Sections, subSections and schedules in this Agreement are references to Section, subSections and schedules of this Agreement.

          (c) Words and phrases the definition of which is contained or referred to in Part XXVI of the Companies Act shall be construed as having the meanings therein attributed to them

          (d) References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or the provisions by which they have been replaced (before the date hereof) and shall include any provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation made from time to time under the statute concerned before the date hereof

          (e) References to the masculine shall include a reference to the feminine and/or neuter and vice versa and references to the singular shall include the plural and vice versa.

          (f) References to an "associate" or to a "connected person" in relation to another are references to a person who is an associate of the other or is connected with the other within the meaning of Section 417 or Section 839 of the Taxes Act 1988 as appropriate

          (g) References in this Agreement to "(Pounds)" or "Pounds" shall mean pounds sterling and references to "$" or "Dollars" shall mean the lawful currency of the United States. For any conversion between the currencies the exchange rate shall be $1.67 to (Pounds)1.00.

          (h) References to "Group Company" shall mean any company which is a holding company of the Company or subsidiary undertaking company of the Company or any such holding company (as such expressions are defined in Sections 258, 259 and 736 of the Companies Act 1985 as amended).

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1 Press Releases and Announcements.  No party to this Agreement shall
          --------------------------------
issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer, the Guarantor or the Stockholders' Representative (such approval not to be unreasonably, withheld or delayed) provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure). For the avoidance of doubt, Guarantor and the Buyer are both hereby authorised to disclose this Agreement and its terms. The Buyer and Guarantor or its holding company shall issue press releases following the signing of this Agreement.

     11.2 No Third Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     11.3 Entire Agreement.  The Fundamental Agreements and the exhibits and
          ----------------
schedules attached thereto, by and between the Buyer and the Company Stockholders, constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of the Fundamental Agreements.

     11.4 Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, provided that the Buyer may assign its rights, interests and/or obligations under this Agreement or any Fundamental Agreement to an Affiliate of the Buyer by notice to the Company Stockholders provided that the Buyer will use all reasonable efforts to procure that the benefit of the Warranties and indemnities contained in this Agreement shall not be assigned to any person, firm or body corporate which is incorporated in any part of the United Kingdom or which is resident in any part of the United Kingdom for the purposes of any law, rule or regulation relating to taxation or is otherwise assessable to taxation by any taxing authority (whether national or local) in the United Kingdom.

     11.5 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11.6 Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Notices.  All notices, requests, demands, claims and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company Stockholders:              Copy to:
     ------------------------------               -------

     Stockholders' Representative                 Lewis Silkin
     c/o R. J. Peel                               Windsor House
     Flat 372 Cromwell Towers                          50 Victoria Street
     Barbican Centre                              London  SW1H ONW
     London

     If to the Buyer:                             Copy to:
     ---------------                              -------

     Renaissance Solutions, Inc.                       Hale and Dorr

     Lincoln North                                60 State Street
     53, Old Bedford Road                         Boston, MA  02109
     Lincoln                                      Attn:  David E. Redlick, Esq.
     MA 01773
     Attn:  W. Jenkins


     Any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     11.8   Governing Law.  Any controversy or claim of whatever nature arising
            -------------
out of or relating to this Agreement or breach thereof shall be governed by and construed in accordance with the laws of England and Wales and the parties hereto irrevocably agree to submit to the exclusive jurisdiction of the courts of England and Wales.

     11.9   Amendments and Waivers.  The Parties may mutually amend any
            ----------------------
provision of this Agreement at any time by a written instrument signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10  Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     11.11  Expenses.  Except as set forth in the Escrow Agreement and Section
            --------
1.8
above, each of the Buyer and the Company Stockholders shall bear its or their own costs and expenses (including fees and expenses of their respective legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

     11.12  Specific Performance.  Each of the Parties acknowledges and agrees
            --------------------
that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of England and Wales, the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     11.13  Construction.  The language used in this Agreement shall be deemed
            ------------
to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     11.14  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
            ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.15  RTPA.  Notwithstanding any other provision of this Agreement no
            ----
provision by virtue of which this Agreement or any agreement or arrangement of which it forms part is registerable under the Restrictive Trade Practices Act 1976 and 1977 shall take effect until the day after the date upon which particulars thereof shall have been furnished to the Director General of Fair Trading. The parties shall use all reasonable endeavours to procure the furnishing of such particulars as soon as possible after the signing of this Agreement and either party may request (and the other shall support such a request) that this Agreement or parts thereof do not thereby become open to public inspection.

                                  ARTICLE XII

                                 THE GUARANTEE

     12.1 The Guarantor hereby irrevocably and unconditionally guarantees to the Buyer the full and due performance and observance by B.V. of all its obligations under or arising pursuant to this Agreement and all agreements entered into by B.V. pursuant hereto and the due payment and discharge of all sums of money and liabilities which now are or at any time shall be due, owing or incurred or payable and unpaid by B.V. pursuant to all such agreements, and the Guarantor further and irrevocably and unconditionally undertakes to the Buyer that if B.V. fails to perform its obligations and satisfy fully and completely its liabilities hereunder or thereunder the Guarantor shall indemnify the Buyer from and against and on demand pay to the Buyer all losses, damages, expenses and costs which it may suffer or incur by reason of such failure on the part of B.V. provided that the Guarantor's liability pursuant to this Guarantee shall not exceed the liability of B.V. pursuant to the provisions of section 7.4(c).

     12.2 The Guarantor agrees that it shall not be released from this guarantee by the granting by the Buyer of any time or other indulgence, or by the taking by the Buyer of any other security, in respect of the obligations or liabilities of the Guarantor pursuant to this Agreement, or by any termination or variation of any of the provisions of this Article XII or of any such other security or the release of any such other security, and that the Guarantor's liability under this clause shall not be affected by any failure, delay or forbearance on the part of the Buyer in enforcing any such security or any of its rights against the Guarantor.

     12.3 The provisions of this clause shall remain in force notwithstanding any intermediate settlement of account or payment or any change in the constitution or control of, or any insolvency or bankruptcy, winding-up or analogous proceedings relating to the Guarantor or B.V..

     12.4 The Guarantor agrees that all sums which may not otherwise be recoverable from B.V. by reason of any legal limitation, disability or incapacity on or of B.V. or any other person or of any other circumstances whether known to the Buyer or not, shall nevertheless be recoverable from the Guarantor as sole or principal debtor.

     IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as a Deed save that it shall not be deemed to have been delivered until the date first above written.

                                  Schedule II
                                    Part 1
           Calculation of the number of Shares of Buyer Common Stock


The aggregate number of shares of Buyer Common Stock to be issued to the Company Stockholders (other than B.V.) shall be such whole number as is as near as may be equal in value to $6,685,128 and for this purpose the value of a share of Buyer Common Stock shall be the average closing price of the Buyer Common Stock on The NASDAQ Stock Market for the thirty (30) calendar days ending on the business day immediately prior to the Closing Date (the "Stock Value").

The number of shares of Buyer Common Stock to be issued to any Company Stockholder shall be the number calculated by dividing the pre-adjusted value of the Buyer Common Stock set out opposite his/her respective name in the fifth column of Schedule 1 by the Stock Value. Any fractional entitlement shall be
          ----------
converted to cash and added to the pre-adjusted cash consideration set out opposite such Company Stockholder's name in the fourth column of Schedule 1.
                                                                 ----------

The aggregate number of Escrow Shares to be issued to the Warrantors shall be such number of shares as has a value as near as may be equal to $1,910,000. The number of Escrow Shares to be issued to each Warrantor shall be the number of shares of Buyer Common Stock which is as near as may be equal in value to the Pre-Adjusted value of the Escrow Shares set out opposite such Warrantor's name in the seventh column of Schedule 1.
                         ----------

The number of Initial Shares to be issued to each Warrantor shall be calculated by deducting the number of Escrow Shares to be issued to such Warrantor from the number of Purchase Price Shares due to him.

                                    Part 2
                         Adjustment of Goodwill Price

In the event the amount of the consideration (the "Goodwill Price") paid by the Company to B.V. for the Goodwill (pursuant to the terms of an agreement to be entered into before Closing between the Company, the Warrantors and B.V.) is adjusted in accordance with the terms of that Agreement then the proportion of the Cash Payment to be paid to B.V. pursuant to the terms of this Agreement shall (i) in the event of a decrease in the Goodwill Price be increased by the corresponding amount; and (ii) in the event of an increase of the Goodwill Price be decreased by the corresponding amount. No payment may be made by the Buyer to B.V. pursuant to this provision unless and until B.V. reimburses the Buyer or the Company (as the case may be) in a corresponding amount. Any increase or decrease in the Cash Payment shall be a corresponding increase or decrease in the purchase price for the Shares.

                                        RENAISSANCE SOLUTIONS, INC.


                                        By:________________________________


                                        Title:______________________________

THE CORPORATE SEAL            )
of DEAN STREET                )
INVESTMENTS B.V.              )
was hereunto affixed in the   )
presence of:

               Director:_______________________________


               Director/Secretary_________________________


EXECUTED as a DEED            )
by RICHARD PEEL               )
in the presence of:           )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by ROBERT HOUSE               )
in the presence of:           )

               Name:

               Address:



               Occupation:
EXECUTED as a DEED            )
by GRAHAM GOULD               )
in the presence of:           )

               Name:

               Address:



               Occupation:


EXECUTED as a DEED            )
by NICHOLAS HEWITT            )
in the presence of:           )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by MARK PARRY                 )
in the presence of:           )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by JEAN ROLLINS               )
in the presence of:           )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by ALASTAIR RIMMER            )
in the presence of:           )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by CHRIS GREEN                )
in the presence of:           )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by OLIVER WALKER              )
in the presence of:           )


               Name:

               Address:



               Occupation:


THE CORPORATE SEAL
of READS TRUSTEES LIMITED
was hereunto affixed in the
presence of:

                     Director:_______________________________


                     Director/Secretary_________________________



EXECUTED as a DEED            )
by THE GGT GROUP PLC          )
acting by Director and        )
Director/Secretary            )

               Director:_________________________________


               Director/Secretary__________________________

                                                                       EXHIBIT A

                       STOCK PLEDGE AND ESCROW AGREEMENT

This ESCROW AGREEMENT (the "Agreement")  dated [             ], 1997 (the
"Effective Date"), is entered into by the persons and entities whose names and addresses are listed on Schedule A hereto (each, individually, a "Pledgor" and
                        ----------
collectively the "Pledgors"), RENAISSANCE SOLUTIONS, INC., whose address is 55 Old Bedford Road, Lincoln, MA 01773 (the "Buyer") and [State Street Bank & Trust Company] whose address is [_________, Boston, Massachusetts], as escrow agent (the "Escrow Agent").

RECITALS:

A.        The Pledgors and the Buyer have entered into a Stock Purchase
Agreement dated  [                ], 1997 (said agreement, as it may hereafter
be amended or otherwise modified from time to time, being the "Stock Purchase Agreement"), under the terms of which the Pledgors have agreed to sell, and the Buyer has agreed to purchase, all of the ordinary shares of 1p each registered in the names of the Pledgors in the capital of COBA Consulting Limited, a private company limited by shares, incorporated in England and Wales with registered number 10921567 (the "Company").

B. In exchange for the shares of the Company held by Pledgors, the Buyer has agreed to issue to each of the Pledgors the number of shares of the Buyer's Common Stock, US $0.0001 par value (the "Buyer Common Stock"), set forth opposite such Pledgor's name on Schedule A, among other consideration.
                                ----------

C. Each Pledgor has agreed to pledge a portion of the Buyer Common Stock received by such Pledgor under the Stock Purchase Agreement to secure the warranty and indemnification obligations of such Pledgor pursuant to the Stock Purchase Agreement, and has also agreed that it is a condition precedent to the Buyer's purchase of such Pledgor's shares in the Company that the Pledgor shall have executed and delivered this Agreement and delivered the Pledged Shares (as hereinafter defined) of such Pledgor to the Escrow Agent, to be held in accordance with the terms of this Agreement.

D. State Street Bank & Trust Company has agreed to serve as Escrow Agent for the pledged Buyer Common Stock.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1 - PLEDGE

Each Pledgor hereby pledges to the Buyer and grants to the Buyer a security interest in the number of shares of Buyer Common Stock owned by such Pledgor and as indicated on Schedule A hereto (together with the shares of Buyer Common
                ----------
Stock pledged hereunder by all other Pledgors, the "Pledged Shares"), and the certificates representing such Pledged Shares, and the additional collateral, if any, specified in Section 6(a)(ii) below (collectively, the "Pledged Collateral").

SECTION 2 - SECURITY FOR OBLIGATIONS

This Agreement secures the satisfaction, payment and performance of the indemnification obligations of the Pledgors set forth in Section 7 of the Stock Purchase Agreement and any claims arising for breach of any warranty or representation given by the Pledgors in the Stock Purchase Agreement ("Obligations"). Words and expressions defined in the Stock Purchase Agreement shall have the same meaning in this Agreement unless the context requires otherwise.

SECTION 3 - DELIVERY OF PLEDGED COLLATERAL

All certificates representing the Pledged Collateral shall be delivered to and held by the Escrow Agent pursuant hereto (until released in accordance with
Section 7) and shall be duly executed in blank or accompanied by stock powers duly executed in blank. If any Event of Default shall occur, the Buyer shall have the right, at any time in its discretion and upon notice to Pledgor and the Escrow Agent, to cause the Escrow Agent to transfer to or to register in the name of the Buyer or any of its nominees any or all of the Pledged Collateral (except for Pledged Collateral in excess of the amount of the Pledgors' unsatisfied Obligations, as provided in Section 7); provided that if the Event
                                                    --------
of Default giving rise to the Buyer's rights under this Section 3 shall occur which relates to a breach by a Pledgor of his or his representatives and warranties set forth in Section 3 of the Stock Purchase Agreement, then the Buyer shall have the right to cause the Escrow Agent to transfer to or register in the name of the Buyer or any of its nominees only such portion of the Pledged Collateral as is represented by (i) Pledged Shares pledged by such Pledgor and
(ii) any other Pledged Collateral deposited and held hereunder in respect of such Pledged Shares. For purposes of this Agreement, "Event of Default" means any default by a Pledgor of its Obligations, and the failure to cure the same within thirty (30) days after receipt of written notice of such default. The Escrow Agent agrees to accept delivery of the Pledged Collateral and to hold the Pledged Collateral in escrow subject to the terms and conditions of this Agreement.

SECTION 4 - REPRESENTATIONS AND WARRANTIES.

Each Pledgor represents and warrants as follows:

(a) The pledge of Pledged Collateral by such Pledgor pursuant to this Agreement creates a valid and perfected first priority security interest in such Pledged Collateral, securing the payment of such Pledgor's Obligations.

(b) Such Pledgor is the legal and (save in the case of Reads Trustees Limited) beneficial owner of the Pledged Shares pledged by such Pledgor free and clear of any lien, security interest, option or other charge or encumbrance except for the encumbrances and security interests created by the Stock Purchase Agreement or this Agreement.

(c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Buyer of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in conjunction with such disposition by laws affecting the offering and sale of securities generally).

(d) Such Pledgor acknowledges the authority of the Stockholders' Representative to administer this Agreement under the Stock Purchase Agreement.

SECTION 5 - FURTHER ASSURANCES

Each Pledgor agrees that at any time from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Buyer or the Escrow Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Buyer to exercise and enforce its rights and remedies hereunder, or to enable the Escrow Agent to carry out its obligations hereunder, with respect to any Pledged Collateral.

SECTION 6 - VOTING RIGHTS, DIVIDENDS, ETC.

(a) So long as no Event of Default shall have occurred and be continuing with respect to such Pledgor:

     (i) Such Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to Pledged Shares constituting a portion of the Pledged Collateral pledged by such Pledgor, or any part thereof, for any purpose;

     (ii) Such Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions paid in respect of the portion of the Pledged Collateral pledged by such Pledgor, provided, however, that any and all (A) capital stock, other securities or property (other than cash) received, receivable or otherwise distributed in respect of, or in exchange for, any such Pledged Collateral, (B) such distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus of the Buyer, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any such Pledged Collateral, shall be, and shall be forthwith delivered to the Escrow Agent to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Buyer in accordance with the terms of this Agreement, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Escrow Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

     (iii) the Buyer shall execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies and other instruments required for the purpose of enabling such Pledgor to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (i) above and to receive the distributions or payments which such Pledgor is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default with respect to a Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease (except in respect of any Pledged Collateral in excess of the amount of such Pledgor's unsatisfied Obligations, as provided in Section 7), and all such rights shall thereupon become vested in the Buyer which shall thereupon have the sole right to exercise such voting and other consensual rights.

SECTION 7 - LOCK-UP AND ADMINISTRATION OF PLEDGED COLLATERAL; RELEASE OF THE PLEDGED COLLATERAL FROM LOCK-UP AND PLEDGE.

(a) Each Pledgor agrees that he or it will not, without the prior written consent of the Buyer, which consent may be withheld in the Buyer's sole and complete discretion, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and except as permitted under this Section 7.

(b)  The Escrow Agent shall administer the Pledged Collateral as follows:

     (i) If an Event of Default has occurred for which the Buyer is entitled to indemnification under Section 7 of the Stock Purchase Agreement, the Buyer shall give written notice of the claim for indemnification (a "Default Notice") to the Stockholders' Representative appointed in accordance with Section 1.9 of the Stock Purchase Agreement (or to his successor) and the Escrow Agent (provided
                                                                     --------
that if the Event of Default relates to a claim of breach by one or more Pledgors of his or its representations and warranties under Section 3 of the Stock Purchase Agreement, the Default Notice shall be addressed instead to such Pledgor(s) and to the Escrow Agent). Each Default Notice shall state the amount of damages and the reason therefor claimed by the Buyer (the "Damages Amount").

     (ii) Within ten (10) business days after delivery of a Default Notice, the Stockholders' Representative (or the Pledgor(s), as the case may be) shall provide to the Buyer, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Stockholders' Representative (or the Pledgor(s)) shall: (i) agree that all of the Damages Amount may be released from the Pledged Collateral to the Buyer, (ii) agree that part, but not all, of the Damages Amount (the "Agreed Amount") may be released from the Pledged Collateral to the Buyer or (iii) contest that any of the Damages Amount may be released from the Pledged Collateral to the Buyer. The Stockholders' Representative (or the Pledgor(s)) may contest the release from escrow of all or a portion of the Damages Amount only based upon a good faith belief that all or such portion of the Damages Amount does not constitute damages for which the Buyer is entitled to indemnification under Section 7 of the Stock Purchase Agreement. If no Response Notice is delivered by the Stockholders' Representative (or the Pledgor(s)) within such 5-day period, the Stockholders' Representative (or the Pledgor(s)) shall be deemed to have agreed that all of the Damages Amount may be released to the Buyer from the Pledged Collateral.

     (iii) If the Stockholders' Representative (or the Pledgor(s)) in the Response Notice agree (or are deemed to have agreed) that all of the Damages Amount may be released from the Pledged Collateral to the Buyer, the Escrow Agent shall promptly following the required delivery date for the Response Notice release to the Buyer Pledged Collateral deposited by the Pledgor or Pledgors from whom indemnification is due having a value equal to the Damages Amount (or such lesser amount of Pledged Collateral as is then held with respect to such indemnifying Pledgor or Pledgors). The then current market value (as defined in paragraph (vi) below) of shares of the Buyer Common Stock shall be used for purposes of determining the value of shares of Buyer Common Stock held as Pledged Collateral or released hereunder.

     (iv) If the Stockholders' Representative (or the Pledgor(s)) in the Response Notice agree that part, but not all, of the Damages Amount may be released from the Pledged Collateral to the Buyer, the Escrow Agent shall promptly following the required delivery date for the Response Notice release to the Buyer Pledged Collateral deposited by the Pledgor or Pledgors from whom indemnification is due having a current market value equal to the Agreed Amount set forth in such Response Notice (or such lesser amount of Pledged Collateral as is then held with respect to such indemnifying Pledgor or Pledgors).

     (v) If the Stockholders' Representative (or the Pledgor(s)) in the Response Notice contests the release of all or part of the Damages Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Stockholders' Representative (or the Pledgor(s), as the case may be) and the Buyer shall each designate one arbitrator within 15 days of the delivery of the Response Notice contesting the Damages Amount. The Stockholders' Representative (or the Pledgor(s)) and the Buyer shall cause such designated arbitrators mutually to agree upon and shall designate a third arbitrator; provided, however, that (i) failing such agreement within 45 days of delivery of the Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Stockholders' Representative (or the Pledgor(s), as the case may be) or the Buyer fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Stockholders' Representative (or the Pledgor(s), as the case may be) and the Buyer shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Stockholders' Representative (or the Pledgor(s), as the case may be) and the Buyer shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Buyer is entitled to receive the Damages Amount (or a portion thereof) pursuant to the applicable terms of the Stock Purchase Agreement and this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Stockholders' Representative (or the Pledgor(s), as the case may be), the Buyer and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders' Representative, the Pledgors, the Buyer and the Escrow Agent and shall not be contested by any of them. Such decision may used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. After delivery of a Response Notice that the Damages Amount is contested by the Stockholders' Representative (or the Pledgor(s)), the Escrow Agent shall continue to hold Pledged Collateral in an amount sufficient to cover the Contested Amount (up to the amount then available in the Pledged Collateral), notwithstanding the termination of this Agreement, until (i) delivery of a copy of a settlement agreement executed by the Buyer and the Stockholders' Representative (or the Pledgor(s)) setting forth instructions to the Escrow Agent as to the disbursements, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrators setting forth instructions to the Escrow Agent as to the disbursements, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Pledged Collateral (to the extent then held as Pledged Collateral) to the Buyer in accordance with such agreement or instructions.

     (vi) For purposes of this Agreement, "then current market value" means the average closing price on the NASDAQ Stock Market of shares of Buyer Common Stock for the seven (7) trading days ending on the date of the Event of Default, with no adjustment in the value of the Pledged Shares on account of any fluctuations in the market price or the value of Buyer Common Stock subsequent to such date. The Buyer shall pay to the Escrow Agent, in cash, the amount by which any partial Pledged Share transferred to the Buyer or its nominee, or assignee or transferee exceeds the amount of the unsatisfied Obligation.

SECTION 8 - RELEASE OF PLEDGED COLLATERAL

Upon the 12-month anniversary of the date of this Agreement, the Escrow Agent shall distribute to the Stockholders' Representative all of the Pledged Collateral then held in escrow, who shall in turn distribute the Pledged Collateral to the respective Pledgors as their rights shall appear. Notwithstanding the foregoing, if the Buyer has previously given a Default Notice which has not then been resolved in accordance with
Section 7, the Escrow Agent shall retain in escrow after such date an amount sufficient to cover the Damages Amount which has not then been resolved.

SECTION 9 - INVESTMENT OF PLEDGED COLLATERAL

Any monies held as Pledged Collateral shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Stockholders' Representative, in (a) obligations issued or guaranteed by the United States of America or of the United Kingdom or any agency or instrumentality thereof, (b) obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000,000; (c) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (d) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (a), (b) and (c).

SECTION 10 - FEES AND EXPENSES

(a) The Pledgors shall each pay on a pro rata basis all reasonable fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

(b) All reasonable expenses (including attorneys' fees) incurred by the Stockholders' Representative in connection with the performance of his duties hereunder shall be reimbursed to the Stockholders' Representative by the Pledgors.

SECTION 11 - LIMITATION OF ESCROW AGENT'S LIABILITY

(a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

(b) The Buyer and the Pledgors hereby agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder, including the cost and expenses of defending itself against any claim of liability. The Buyer and the Pledgors shall each be liable for one-half of such amounts.

SECTION 12 - SUCCESSOR ESCROW AGENT

In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. In such event, the Buyer may appoint a successor Escrow Agent without the consent of the Stockholders' Representative so long as such successor is a bank with assets of at least $5 billion, and may appoint any other successor Escrow Agent with the consent of the Stockholders' Representative, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Pledged Collateral then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Pledged Collateral to such designated successor.

SECTION 13 - SECURITY INTEREST ABSOLUTE

All rights of the Buyer and security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Stock Purchase Agreement, or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Stock Purchase Agreement or this Agreement;

(c) any exchange, release or non-perfection of any other collateral, or release or amendment or waiver of or consent to departure from any guaranty, or any other obligation of, or security given by, any other obligor with respect to, all or any of the Obligations; or

(d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of the Obligations of the Pledgors in respect of this Agreement.

SECTION 14 - AMENDMENTS; WAIVER; NO ASSIGNMENT

No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the Buyer, a majority in interest of the Pledgors and the Escrow Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights and obligations of the parties hereunder may not be transferred or assigned, whether by operation of law or otherwise, except for the appointment of a substitute Escrow Agent as provided herein.

SECTION 15 - NOTICES

Any notice, request or other communication to any party hereunder shall be in writing, shall be effective on the date when actually received after being sent by international air courier with guaranteed two-day delivery to the addresses set forth below, or to such other addresses which may be specified in writing to all parties hereto as follows:


If to a Pledgor:         To such Pledgor at the address indicated on Schedule A
                                                                     ----------
hereto.

If to the Stockholder's
Representative to:       [R.J. Peel] as Stockholders' Representative at the
address indicated on Schedule A.
                     ----------

If to the Escrow Agent:  [State Street Bank & Trust Company
                         225 Franklin Street
                         Boston, MA ______]

If to the Buyer to:      Chief Financial Officer
                         Raphael Inc.
                         Lincoln North
                         Old Bedford Road
                         Lincoln, MA 01773  USA
     cc:                 Brobeck Hale and Dorr
                         Veritas House
                         125 Finsbury Pavement
                         London EC2A 1NQ
                         Attn:  Julia Bracewell

SECTION 16 - CONTINUING SECURITY INTEREST

This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until all of the Pledged Collateral has been released from the pledge and lock-up provisions pursuant to Section 7 of this Agreement, (b) be binding upon each Pledgor, and his or its successors and assigns, and (c) inure to the benefit of the Buyer and its successors and assigns.

SECTION 17 - GOVERNING LAW; TERMS

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Unless otherwise defined herein or in the Stock Purchase Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of Delaware are used herein as therein defined.

SECTION 18 - INTERPRETATION

The headings are inserted in this Agreement for convenience only and shall not affect the interpretation or construction of this Agreement. References are to sections and to sections of their Agreement unless the context provides otherwise.

SECTION 19 - COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Agreement as of the date first above written.

                              SCHEDULE A
                              ----------

          NAME                                  ADDRESS
======================================================================

Richard Jonathan Peel              Flat 372
                                   Cromwell Towers
                                   Barbican Centre
                                   London
----------------------------------------------------------------------
Graham Simon Gould                 Balindoney House
                                   18 Valley Road
                                   Rickmansworth   Herts
----------------------------------------------------------------------
Robert Neville House               59 Falkland Road
                                   London  NW5 2XB
----------------------------------------------------------------------

     Reads Trustees Limited             No. 1 Seaton Place
                                        St Helier
                                        Jersey  Channel Islands
     ---------------------------    ------------------------------
     Nicholas John Hewitt               32 Binden Road
                                        London  W12 9RJ
     ---------------------------    ------------------------------
     Mark Parry                         38 Irving Road
                                        London  W14 OJS
     ---------------------------    ------------------------------

                              RENAISSANCE SOLUTIONS, INC.


                              By:___________________
                                 Name

                              [STATE STREET BANK & TRUST COMPANY], as Escrow
                              Agent

                              By:___________________
                                 Name

                              STOCKHOLDERS' REPRESENTATIVE


                              _________________________
                              R. J. Peel

                              _________________________
                              R. J. Peel

                              _________________________
                              G.S. Gould


                              _________________________
                              R.N. House



                              _________________________
                              Reads Trustees Ltd


                              _________________________
                              N.J. Hewitt


                              _________________________
                              M. Parry

                                                                      EXHIBIT B1

                               EMPLOYEE AGREEMENT

AGREEMENT made this           day of               , 1997, between COBA
CONSULTING LIMITED, a company incorporated in England and Wales with registered number 01921567, whose registered office is at 40 Holborn Viaduct, London, EC1N 2PB ("the Company"), and Richard Peel, whose address is Flat 372, Cromwell Towers, Barbican Centre, London (The "Employee") and RENAISSANCE SOLUTIONS, INC. whose principal place of business is at Lincoln North, Old Bedford Road, Lincoln, MA 01773 ("Renaissance").

                                  WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   EMPLOYMENT

     1.1 The Company shall employ the Employee as [JOB DESCRIPTION], and the Employee shall accept such employment commencing on the date of this Agreement (the "Commencement Date"), for a period of two years ("the Term") unless and until terminated earlier by either party in accordance with the provisions set out in Section 10 hereof and otherwise upon and subject to the terms set out in this Agreement. For the purposes of the Employment Rights Act 1996 (the "Act"), the Employee's period of continuous employment commenced on the date of this Agreement. On the expiry of the Term, the Employee shall not, merely because this Agreement is not renewed or extended, become entitled to any compensation for being unfairly dismissed or to any redundancy payment.

     1.2 The Employee shall devote his full time and efforts to the business and affairs of the Company and faithfully perform, to the best of his ability, such duties and responsibilities as shall from time to time be assigned to him by any duly authorised officer or representative of the Company. The Employee agrees to perform such services for any Group Company (as defined in Section 13.9) (without further remuneration) and accept such offices in any such Group Company as the board of directors of the Company as from time to time constituted (the "Board") may reasonably desire. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein and any policy of Renaissance or any Group Company relating to insider trading and dealing in securities of Renaissance or any Group Company which may be adopted from time to time by the Company or any Group Company. The Employee acknowledges receipt of copies of all such rules and policies annexed to this Agreement.

     1.3 The Employee shall at all times keep the Board or the person from time to time designated as his immediate superior promptly and fully informed (in writing if so requested) of the conduct of the business or affairs of the Company or any relevant Group Company and provide such explanations as the Board may require in connection therewith. The Employee shall at all times give to the Board and to the Company's Auditors from time to time appointed all such information and assistance as may be required in connection with the business of the Company or any relevant Group Company.

     1.4 The usual place of work for the Employee shall be London, but if required to do so by the Board, the Employee shall perform his duties elsewhere in the United Kingdom or overseas as may be required from time to time.

2.   COMPENSATION OF EMPLOYEE; VACATION AND EXPENSES

     2.1 For his services while employed by the Company during the Term, the Company shall pay to the Employee a salary at the rate of (Pounds)105,000 per annum in aggregate, payable in accordance with the Company's standard payroll practices (the "Salary"). If the Employee commences work on any day other than the first business day of the applicable payroll period or terminates work on any day other than the last business day of the applicable payroll period, his compensation for such month will be prorated on the basis that the number of business days during such period that the Employee is employed by the Company bears to the total number of business days in such period. The Employee's salary shall not be reviewed during the Term.

     2.2 The Employee shall be entitled to [word] [figure] business days of paid vacation each calendar year (in addition to the usual public or statutory holidays). The Employee may take his vacation days at such times as are mutually satisfactory to the Company and the Employee. Save with the prior written consent of the Company, (such consent not to be unreasonably withheld), untaken holiday entitlement for any one calendar year may not be carried forward to any subsequent year and no payment for accrued holiday shall be made upon termination of this Agreement whatsoever.

     2.3 Subject to the rights of the Company to terminate this Agreement and to the provisions of any short term disability plan applicable to the Employee, whether pursuant to section 10 or otherwise, the Employee shall notwithstanding illness or incapacity as a result of which he is unable to perform his duties hereunder remain entitled to receive his salary hereunder in full for an aggregate period of up to 60 working days subject to:

     (a) the Employee complying with the Company's procedures relating to sickness notification, statutory sick pay and self-certification to cover absence from work due to sickness or other incapacity and to the provision of medical certificates and/or undergoing a medical examination by a doctor appointed by the Company as may be required by the Company;

     (b) a reduction (in the complete discretion of the Company) from his salary of an amount or amounts equal to any state sickness benefit or statutory sick pay to which he is entitled;

     (c) a deduction (in the Company's complete discretion) from his salary of an amount or amounts equal to any payment made to him/her under any health insurance arrangements effective from time to time by the Company (and/or any Group Company) on his behalf.

     2.4 The Employee shall be entitled to participate in such medical and life insurance programs as may be operated by the Company, if any, and to receive these and other fringe benefits afforded by the Company on terms no less favourable than those afforded to other similarly-compensated employees of a similar level. The Company shall be entitled to substitute other benefits or programs for such benefits or programs (as the case may be) or amend the scale of such benefits from time to time and in its complete discretion subject to adequate compensation.

     2.5 The Company shall not provide any occupational pension benefits to the Employee and there is no contracting out certificate in force in relation to the state earnings related pension scheme.

     2.6 At the absolute discretion of the Board, the Employee may be allowed to participate in such share purchase plans and incentive bonus schemes as the Company may operate for employees of comparable status and upon such terms as the Subcommittee may from time to time determine. The Employee shall also be entitled to a bonus at the absolute discretion of the Board.

3.   EXPENSES

     3.1 The Employee shall work and travel to such places (whether inside or outside the United Kingdom) and on such occasions as the Board may from time to time reasonably require.

     3.2 The Company (or the relevant Group Company) will reimburse the Employee, for all reasonable expenses which he properly incurs in performing his duties for the Company or such Group Company (as the case may be) upon presentation of such bills and vouchers as may be required by the Company or such Group Company (as the case may be) with respect to such expenses, provided, that the incurring of such expenses was authorised by the Company or such Group Company (as the case may be).

4.   SOLE EMPLOYMENT

     So long as the Employee is employed by the Company, he shall not engage whether as principal, agent, shareholder, director, officer, employee, consultant, partner or otherwise directly or indirectly in any other company or business activity, whether or not such other company or business activity is pursued for gain, profit or other pecuniary advantage, except as agreed to in writing in advance by the Company. However, nothing in this agreement shall be construed as preventing the Employee from investing his assets in not more than three per cent of any company which is listed and/or deals in/on the London Stock Exchange, the Alternative Investment Market or any other recognised stock exchange (a "Publicly Quoted Company") or from being interested as a shareholder or director only in such companies as the Board may from time to time in writing agree, (such agreement not to be unreasonably withheld or delayed) provided that such interest shall not prejudice the business interests of the Company or any Group Company or require any material services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and provided further that such companies do not (in the opinion of the Board) compete with the Company or any Group Company.

5.   DISCLOSURE OF INFORMATION

     5.1 The Employee agrees that he will not, during the term of his employment or at any time thereafter (save as expressly required by law), use, furnish or disclose to anyone other than the Company or its affiliated companies, other than in the Company's usual course of business, any knowledge or information with respect to confidential information or trade secrets relating to the business of the Company, any Group Company or their respective businesses. All materials and information obtained by the Employee in the course of his employment are confidential and shall remain the exclusive property of the Company. This provision shall not apply to any information which is now, or subsequently becomes, in the public domain through no unauthorised disclosure of the Employee.

     5.2 Upon the termination of the Employee's engagement hereunder (howsoever occasioned) the Employee shall forthwith deliver to the Company (without retaining copies of the same) all plans, designs, specifications, price lists, lists of customers and suppliers, correspondence, manuscripts, records (in whatever medium), documents, accounts and papers of any description, any other property of the Company or any Group Company, notes, memoranda, records and writings made by the Employee within his possession or under his control relating to the affairs and business of the Company or any Group Company.

6.   DEVELOPMENTS, KNOW-HOW AND MATERIALS

     Any and all methodologies, templates, approaches, tools, developments, know-how and materials made, acquired, conceived, reduced to practice, discovered or invented by the Employee, alone or with other employees or developed by other employees, while the Employee is employed by the Company which the Company might reasonably make use of in the normal course of its business (collectively "Materials"), shall belong free of charge and exclusively to the Company along with all related intellectual property rights, including patents, copyrights, design rights and trade secrets. The Employee agrees to notify the Company of the making, acquisition, conception or possession of any Materials and to assign all such Materials and rights therein to the Company without further compensation. The Employee agrees that, upon request, he/she will promptly make all disclosures, execute all instruments and papers, make all applications and perform all acts necessary or desired by the Company to vest and confirm to it, its successors, assigns and nominees all rights created or contemplated by this Section 6 and which may be necessary or desirable to enable the Company, its successors, assigns and nominees to secure and enjoy the full benefit and advantages thereof, including any and all applications, writings or documents as may be necessary to apply for and obtain any patent or copyright by the Company (or any Group Company) or any assignment thereof. The Employee hereby irrevocably and unconditionally waives (i) any and all claims to moral rights which he may have with respect to any Materials (ii) all rights granted by Chapter IV or Part I of the Copyright Designs and Patents Act 1988 that vests the authority of the materials in the Employee in the course of his employment with the Company or any Group Company including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

7.   ENFORCEMENT

     7.1 The Employee expressly agrees that the Company shall be entitled to injunctive and/or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of clauses 5, 6 and 8 of this Agreement or any part thereof.
     7.2 The undertakings and covenants contained in this Agreement shall be directly enforceable by the Company or any Group Company enjoying the benefit thereof and the Company may also enforce the same for the benefit of any Group Company as well for its own benefit.

8.   NON-COMPETITION

     8.1 The Employee hereby covenants and undertakes with the Company so that each covenant and undertaking shall be a further separate and severable obligation and without prejudice and in addition to all other like obligations already or hereafter so undertaken by the Employee that during the Non-Competition Period, the Employee will not directly or indirectly:

          (a) as an individual proprietor, partner, shareholder, officer, employee, director, joint venturer, investor, lender, consultant, agent or in any other capacity whatsoever (other than as a holder of not more than three per cent of a Publicly Quoted Company) directly or indirectly develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any Group Company (whether existing now or hereafter established or acquired) while the Employee was employed by the Company of which he had personal knowledge or with which he was personally involved or for which he was personally responsible; or be engaged or interested in or perform services in respect of or be concerned with any business which competes (in the Board's opinion) in any way with any business carried on by the Company or any Group Company with which the Employee was either personally concerned or for which he was directly responsible at anytime; or

          (b) solicit, divert or take away from the Company or any Group Company, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company or any Group Company for which the Employee was personally responsible, of which he had personal knowledge and with which he was personally involved at any time during the 24-month period immediately preceding the Termination Date (or, if shorter, the period during which the Employee was employed by the Company).

     The term the "Non-Competition Period" means the period of time commencing on the Commencement Date and ending the first anniversary of the termination or cessation of the Employee's employment. For the purposes this 8.1 clause the term "prospective client, customers or accounts" shall mean any persons, firms or bodies corporate with whom or which the Consultant, on behalf of the Company or any Group Company, has been in negotiation or who or which has received a presentation with which the Consultant was involved with a view to the provision of the services of the Company or any Group Company to such persons, firms or bodies corporate.

     8.2 During the Non-Competition Period the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or any Group Company or induce, attempt to induce or encourage any other employee of the Company to terminate his employment with the Company or any Group Company or otherwise cease his/her relationship with the Company or any Group Company.

     8.3 The Employee also covenants and undertakes with the Company that he will not during the term of his employment hereunder introduce to any other person, firm or company, business of any kind which could appropriately be dealt with by the Company or any Group Company and he/she will not have any financial interests in or derive any financial benefit from contracts made by the Company or any Group Company with any third party without first disclosing such interest or benefit to the Board in writing and obtaining its written approval thereto and he will not directly or indirectly during his employment hereunder or thereafter make use of any corporate or business name which is identical or similar to or likely to be confused or associated with any corporate or business or brand name of the Company or any Group Company or which might suggest connection with the same.

     8.4 The agreements of the Employee contained in this Section 8 shall be construed as separate agreements covering each country (and, in the case of the United States, each state and country) in which the Company or any relevant Group Company for which the Employee has worked does business, and to the extent any of such agreements shall be illegal or unenforceable in any one country (or state or country) or shall be enforceable only for a term shorter than the term set forth herein, the Employee's agreements shall be effective with respect to such country (or state or country) or parts thereof for the maximum period of time for which they can be enforced, such agreements with respect to such country (and state and country) being construed as separable and independent.

     8.5 The restrictions contained in this Agreement are considered reasonable by the parties and are necessary for the protection of the business and goodwill of the Company but in the event any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

     8.6 For the avoidance of doubt, nothing in this Section 8 shall prohibit the Employee whether alone or in conjunction with others and whether as an employee, consultant or agent from (i) becoming an employee of any company, partnership, firm or other business entity ("Business Entity") which does not provide and does not intend to provide consultancy services for third parties in the ordinary course of business, (ii) investing as a principal on his own account in any Business Entity carrying on or intending to carry on any business other than the provision of management consultancy services to third parties in the ordinary course of business or (iii) managing investments other than in a Business Entity providing management consultancy services to third parties in the ordinary course of business or (iv) providing seed, venture or development capital for any Business Entity other than Business Entities providing management consultancy services in the ordinary course of business which compete with the Company or (v) providing corporate finance advisory services.

9.   SURVIVAL

     The covenants contained in Sections 5, 6, 7 and 8 hereof shall survive any termination of this Agreement or any termination of the Employee's employment hereunder.

10.  TERMINATION

     10.1 The Employee's employment hereunder shall terminate on the 60th day after the date on which either the Company or the Employee has given written notice to the other of its or his decision to terminate such employment for any reason.

     10.2 The Company may terminate the Employee's employment forthwith by notice in writing if:

          (a) the Employee commits any material breach or (after warning) any repeated or continued breach of his obligations hereunder or is guilty of conduct tending to bring himself or the Company or any Group Company into disrepute;

          (b) the Employee is convicted of, or pleads guilty to, any criminal offence other than a minor motoring offence;

          (c) the Company reasonably believes that the Employee is guilty of gross misconduct or gross negligence relating to the performance of the Employees' duties for the Company;

          (d) the Employee is habitually drunk in the work place or uses, possesses, distributes or is under the influence of alcohol or illegal substances or drugs in the workplace or is in a manner otherwise affecting his performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available;

          (e) the Employee has been convicted or is liable to be convicted of an offence under any statutory enactment or regulation relating to insider dealing;

          (f) the Employee has been disqualified from being a director by reason of any order made under the Company Directors Disqualification Act 1986;

          (g) the Employee becomes a patient within the meaning of any statute relating to mental health.

     10.3 The Employment of the Employee shall terminate on the death or disability of the Employee. In this Agreement "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians shall select a third physician, whose determination as to disability will be binding on all parties.

     10.4 Upon the termination of the Employee's employment under this Agreement, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 2 hereof through the last day of his actual employment by the Company subject to the following adjustments;

          (a) where monies are due from the Employee to the Company including but not limited to any outstanding loans, advances, relocation costs, the costs of repairing any damage or loss to the Company's property caused by the Employee (and the cost of recovering the same) and any other monies due from the Employee to the Company, the amount of any such monies;

          (b) where the Employee's employment is terminated by death or disability pursuant to Section 10.3, the Company shall pay to the estate of the Employee or to the Employee (as the case may be) the compensation and benefits which would otherwise be payable to him through the date of his termination of employment because of death or disability.

     10.5 The Employee agrees that the Company may by notice, in the Company's complete discretion require the employee during any period of notice or during any unexpired term of his employment (a) to carry out such services as the Company shall reasonably direct; (b) to undertake no work; (c) not to attend work at all but to be available and contactable by telephone during normal office hours to carry out such services as the Company directs; or (d) to cease to perform his functions and to do such other task or tasks as the Company may assign to him provided (in all the foregoing cases) the Company shall continue to pay the Employee's Salary and contractual benefits during such unexpired term of employment.

     10.6 The Employee shall immediately upon termination of his engagement for whatsoever reason or upon a notice of termination being served by either party in accordance with this Agreement, upon request by the Company give written notice resigning forthwith as a director from any office he may hold from time to time with the Company and/or any Group Company without any further compensation.

     10.7 Termination by the Company of the Employee's employment under this Agreement shall be without prejudice to any claim which the Company may have for damages arising from breach of this Agreement by the Employee.

11.  GRIEVANCE PROCEDURE

     Pursuant to Section (4) of the Act the Company hereby notifies the Employee that in the event of the Employee wishing to seek redress of any grievance relating to his engagement he should write to the Board setting out full details of the matter and the Employee shall promptly answer (in writing if required) such questions (if any) as are put to him by any member of the Board. A majority decision of the Board on such matters shall be final and binding and will be communicated to the Employee in writing.

12.  NOTICES

     All notices hereunder shall be given in writing and shall be deemed effective upon personal delivery or facsimile transmission or three days following deposit in the United States Post Office or the UK Postal Service (as the case may be), by registered or certified mail, return receipt requested, addressed to the other party at the address shown below, or at such other address as may be designated in writing by either party to the other in the manner set forth herein:

     To the Company:     Coba Consulting Limited
                         40 Holborn Viaduct
                         LONDON  EC1N 2PB
                         Attention: Chairman

     To the Employee:    Richard Peel
                         Flat 372, Cromwell Towers
                         Barbican Centre
                         London

13.  ADMINISTRATIVE PROVISIONS

     13.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Employee's employment by the Company, whether written or oral, relating to the subject matter of this Agreement. The Employee acknowledges and warrants that there are no agreements or arrangements whether written or oral or implied between the Company or any Group Company and the Employee relating to the engagement of the Employee other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein save that the Employee shall be entitled to be indemnified by the Company in respect of any such liability as is mentioned in Article 118 of Table A of the Company Act 1985 as incorporated into the Articles of Association of the Company.

     13.2 This Agreement may be terminated, altered, modified or changed only by a written notice signed by both parties hereto.

     13.3 This Agreement shall be construed and enforced in accordance with the laws of England and Wales.

     13.4 The waiver by either party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or continuing waiver of the same or any subsequent breach of any provision of this Agreement by that other party.

     13.5 Judicial enforcement of this Agreement or any part thereof by either of the parties hereto may be had in any appropriate court of England and Wales having jurisdiction over either party to this Agreement or over the subject matter of this Agreement.

     13.6 In case any one or more of the provisions, or portions of provisions, of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions, contained herein shall not in any way be affected or impaired thereby.

     13.7 The headings of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

     13.8 In relation to Section 36A of the Companies Act 1985, it is hereby agreed and declared that this document should not be presumed to be delivered until and is not intended by the person or persons making it to be a deed until and shall not be or take effect as a deed until it is dated.

     13.9 In this agreement, "Group Company" shall mean any company which is a holding company of the Company or a subsidiary undertaking of the Company or any such holding company (as such expressions are defined in Sections 258, 259 and 736 of the Companies Act 1985 as amended)

14.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and ensue to the benefit of both parties and their respective successors including any corporation or partnership with which or into which the Company may be merged or which may succeed to its assets or business.

15.  INSURANCE

     The Employee undertakes to comply fully and effectively with the terms of any insurance policy taken out by the Company or any Group Company on his life or in respect of his position as a director/officer of the Company and further undertakes to co-operate fully and assist the Company (or the relevant Group Company) in relation to any claim(s) made or to be made in connection therewith (including without limitation, submitting to a medical examination) notwithstanding that this Agreement has been terminated or come to an end.

16.  GUARANTEE

     Renaissance agrees to act in good faith to procure the full and prompt performance by the Company of all its obligations under or pursuant to this Agreement including without limitation any obligation to pay salaries, benefits, termination payments or other sums becoming payable under this Agreement or arising from its wrongful termination by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed as of the day and the year first above written.



COBA CONSULTING LIMITED.

By        ____________________________        Date _______________


Title     ____________________________



EMPLOYEE:

Name      ____________________________        Date _______________
          RICHARD PEEL


RENAISSANCE SOLUTIONS, INC.

By        _____________________________       Date _______________


Title     _____________________________

                                                                      EXHIBIT B2

                              EMPLOYEE AGREEMENT

AGREEMENT made this           day of               , 1997, between COBA
CONSULTING LIMITED, a company incorporated in England and Wales with registered number 01921567, whose registered office is at 40 Holborn Viaduct, London, EC1N 2PB ("the Company"), and Graham Gould, whose address is Balindoney House, 18 Valley Road, Rickmansworth, Herts (The "Employee") and RENAISSANCE SOLUTIONS, INC. whose principal place of business is at Lincoln North, Old Bedford Road, Lincoln, MA 01773 ("Renaissance").

                                  WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   EMPLOYMENT

     1.1 The Company shall employ the Employee as Principal, and the Employee shall accept such employment commencing on the date of this Agreement (the "Commencement Date"), for a period of two years ("the Term") unless and until terminated earlier by either party in accordance with the provisions set out in
Section 10 hereof and otherwise upon and subject to the terms set out in this Agreement. For the purposes of the Employment Rights Act 1996 (the "Act"), the Employee's period of continuous employment commenced on the date of this Agreement. On the expiry of the Term, the Employee shall not, merely because this Agreement is not renewed or extended, become entitled to any compensation for being unfairly dismissed or to any redundancy payment.

     1.2 The Employee shall devote his full time and efforts to the business and affairs of the Company and faithfully perform, to the best of his ability, such duties and responsibilities as shall from time to time be assigned to him by any duly authorised officer or representative of the Company. The Employee agrees to perform such services for any Group Company (as defined in Section 13.9) (without further remuneration) and accept such offices in any such Group

Company as the board of directors of the Company as from time to time constituted (the "Board") may reasonably desire. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein and any policy of Renaissance or any Group Company relating to insider trading and dealing in securities of Renaissance or any Group Company which may be adopted from time to time by the Company or any Group Company. The Employee acknowledges receipt of copies of all such rules and policies annexed to this Agreement.

     1.3 The Employee shall at all times keep the Board or the person from time to time designated as his immediate superior promptly and fully informed (in writing if so requested) of the conduct of the business or affairs of the Company or any relevant Group Company and provide such explanations as the Board may require in connection therewith. The Employee shall at all times give to the Board and to the Company's Auditors from time to time appointed all such information and assistance as may be required in connection with the business of the Company or any relevant Group Company.

     1.4 The usual place of work for the Employee shall be London, but if required to do so by the Board, the Employee shall perform his duties elsewhere in the United Kingdom or overseas as may be required from time to time.

2.   COMPENSATION OF EMPLOYEE; VACATION AND EXPENSES

     2.1 For his services while employed by the Company during the Term, the Company shall pay to the Employee a salary at the rate of (Pounds)105,000 per annum in aggregate, payable in accordance with the Company's standard payroll practices (the "Salary"). If the Employee commences work on any day other than the first business day of the applicable payroll period or terminates work on any day other than the last business day of the applicable payroll period, his compensation for such month will be prorated on the basis that the number of business days during such period that the Employee is employed by the Company bears to the total number of business days in such period. The Employee's salary shall not be reviewed during the Term.

     2.2 The Employee shall be entitled to 25 (twenty five) business days of paid vacation each calendar year (in addition to the usual public or statutory holidays). The Employee may take his vacation days at such times as are mutually satisfactory to the Company and the Employee. Save with the prior written consent of the Company, (such consent not to be unreasonably withheld), untaken holiday entitlement for any one calendar year may not be carried forward to any subsequent year and no payment for accrued holiday shall be made upon termination of this Agreement whatsoever.

     2.3 Subject to the rights of the Company to terminate this Agreement and to the provisions of any short term disability plan applicable to the Employee, whether pursuant to section 10 or otherwise, the Employee shall notwithstanding illness or incapacity as a result of which he is unable to perform his duties hereunder remain entitled to receive his salary hereunder in full for an aggregate period of up to 60 working days subject to:

     (a) the Employee complying with the Company's procedures relating to sickness notification, statutory sick pay and self-certification to cover absence from work due to sickness or other incapacity and to the provision of medical certificates and/or undergoing a medical examination by a doctor appointed by the Company as may be required by the Company;

     (b) a reduction (in the complete discretion of the Company) from his salary of an amount or amounts equal to any state sickness benefit or statutory sick pay to which he is entitled;

     (c) a deduction (in the Company's complete discretion) from his salary of an amount or amounts equal to any payment made to him/her under any health insurance arrangements effective from time to time by the Company (and/or any Group Company) on his behalf.

     2.4 The Employee shall be entitled to participate in such medical and life insurance programs as may be operated by the Company, if any, and to receive these and other fringe benefits afforded by the Company on terms no less favourable than those afforded to other similarly-compensated employees of a similar level. The Company shall be entitled to substitute other benefits or programs for such benefits or programs (as the case may be) or amend the scale of such benefits from time to time and in its complete discretion subject to adequate compensation.

     2.5 The Company shall not provide any occupational pension benefits to the Employee and there is no contracting out certificate in force in relation to the state earnings related pension scheme.

     2.6 At the absolute discretion of the Board, the Employee may be allowed to participate in such share purchase plans and incentive bonus schemes as the Company may operate for employees of comparable status and upon such terms as the Subcommittee may from time to time determine. The Employee shall also be entitled to a bonus at the absolute discretion of the Board.

3.   EXPENSES

     3.1 The Employee shall work and travel to such places (whether inside or outside the United Kingdom) and on such occasions as the Board may from time to time reasonably require.

     3.2 The Company (or the relevant Group Company) will reimburse the Employee, for all reasonable expenses which he properly incurs in performing his duties for the Company or such Group Company (as the case may be) upon presentation of such bills and vouchers as may be required by the Company or such Group Company (as the case may be) with respect to such expenses, provided, that the incurring of such expenses was authorised by the Company or such Group Company (as the case may be).

4.   SOLE EMPLOYMENT

     So long as the Employee is employed by the Company, he shall not engage whether as principal, agent, shareholder, director, officer, employee, consultant, partner or otherwise directly or indirectly in any other company or business activity, whether or not such other company or business activity is pursued for gain, profit or other pecuniary advantage, except as agreed to in writing in advance by the Company. However, nothing in this agreement shall be construed as preventing the Employee from investing his assets in not more than three per cent of any company which is listed and/or deals in/on the London Stock Exchange, the Alternative Investment Market or any other recognised stock exchange (a "Publicly Quoted Company") or from being interested as a shareholder or director only in such companies as the Board may from time to time in writing agree, (such agreement not to be unreasonably withheld or delayed) provided that such interest shall not prejudice the business interests of the Company or any Group Company or require any material services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and provided further that such companies do not (in the opinion of the Board) compete with the Company or any Group Company.

5.   DISCLOSURE OF INFORMATION

     5.1 The Employee agrees that he will not, during the term of his employment or at any time thereafter (save as expressly required by law), use, furnish or disclose to anyone other than the Company or its affiliated companies, other than in the Company's usual course of business, any knowledge or information with respect to confidential information or trade secrets relating to the business of the Company, any Group Company or their respective businesses. All materials and information obtained by the Employee in the course of his employment are confidential and shall remain the exclusive property of the Company. This provision shall not apply to any information which is now, or subsequently becomes, in the public domain through no unauthorised disclosure of the Employee.

     5.2 Upon the termination of the Employee's engagement hereunder (howsoever occasioned) the Employee shall forthwith deliver to the Company (without retaining copies of the same) all plans, designs, specifications, price lists, lists of customers and suppliers, correspondence, manuscripts, records (in whatever medium), documents, accounts and papers of any description, any other property of the Company or any Group Company, notes, memoranda, records and writings made by the Employee within his possession or under his control relating to the affairs and business of the Company or any Group Company.

6.   DEVELOPMENTS, KNOW-HOW AND MATERIALS

     Any and all methodologies, templates, approaches, tools, developments, know-how and materials made, acquired, conceived, reduced to practice, discovered or invented by the Employee, alone or with other employees or developed by other employees, while the Employee is employed by the Company which the Company might reasonably make use of in the normal course of its business (collectively "Materials"), shall belong free of charge and exclusively to the Company along with all related intellectual property rights, including patents, copyrights, design rights and trade secrets. The Employee agrees to notify the Company of the making, acquisition, conception or possession of any Materials and to assign all such Materials and rights therein to the Company without further compensation. The Employee agrees that, upon request, he/she will promptly make all disclosures, execute all instruments and papers, make all applications and perform all acts necessary or desired by the Company to vest and confirm to it, its successors, assigns and nominees all rights created or contemplated by this Section 6 and which may be necessary or desirable to enable the Company, its successors, assigns and nominees to secure and enjoy the full benefit and advantages thereof, including any and all applications, writings or documents as may be necessary to apply for and obtain any patent or copyright by the Company (or any Group Company) or any assignment thereof. The Employee hereby irrevocably and unconditionally waives (i) any and all claims to moral rights which he may have with respect to any Materials (ii) all rights granted by Chapter IV or Part I of the Copyright Designs and Patents Act 1988 that vests the authority of the materials in the Employee in the course of his employment with the Company or any Group Company including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

7.   ENFORCEMENT

     7.1 The Employee expressly agrees that the Company shall be entitled to injunctive and/or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of clauses 5, 6 and 8 of this Agreement or any part thereof.

     7.2 The undertakings and covenants contained in this Agreement shall be directly enforceable by the Company or any Group Company enjoying the benefit thereof and the Company may also enforce the same for the benefit of any Group Company as well for its own benefit.

8.   NON-COMPETITION

     8.1 The Employee hereby covenants and undertakes with the Company so that each covenant and undertaking shall be a further separate and severable obligation and without prejudice and in addition to all other like obligations already or hereafter so undertaken by the Employee that during the Non-Competition Period, the Employee will not directly or indirectly:

          (a) as an individual proprietor, partner, shareholder, officer, employee, director, joint venturer, investor, lender, consultant, agent or in any other capacity whatsoever (other than as a holder of not more than three per cent of a Publicly Quoted Company) directly or indirectly develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any Group Company (whether existing now or hereafter established or acquired) while the Employee was employed by the Company of which he had personal knowledge or with which he was personally involved or for which he was personally responsible; or be engaged or interested in or perform services in respect of or be concerned with any business which competes (in the Board's opinion) in any way with any business carried on by the Company or any Group Company with which the Employee was either personally concerned or for which he was directly responsible at anytime; or

          (b) solicit, divert or take away from the Company or any Group Company, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company or any Group Company for which the Employee was personally responsible, of which he had personal knowledge and with which he was personally involved at any time during the 24-month period immediately preceding the Termination Date (or, if shorter, the period during which the Employee was employed by the Company).

     The term the "Non-Competition Period" means the period of time commencing on the Commencement Date and ending the first anniversary of the termination or cessation of the Employee's employment. For the purposes this 8.1 clause the term "prospective client, customers or accounts" shall mean any persons, firms or bodies corporate with whom or which the Consultant, on behalf of the Company or any Group Company, has been in negotiation or who or which has received a presentation with which the Consultant was involved with a view to the provision of the services of the Company or any Group Company to such persons, firms or bodies corporate.

     8.2 During the Non-Competition Period the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or any Group Company or induce, attempt to induce or encourage any other employee of the Company to terminate his employment with the Company or any Group Company or otherwise cease his/her relationship with the Company or any Group Company.

     8.3 The Employee also covenants and undertakes with the Company that he will not during the term of his employment hereunder introduce to any other person, firm or company, business of any kind which could appropriately be dealt with by the Company or any Group Company and he/she will not have any financial interests in or derive any financial benefit from contracts made by the Company or any Group Company with any third party without first disclosing such interest or benefit to the Board in writing and obtaining its written approval thereto and he will not directly or indirectly during his employment hereunder or thereafter make use of any corporate or business name which is identical or similar to or likely to be confused or associated with any corporate or business or brand name of the Company or any Group Company or which might suggest connection with the same.

     8.4 The agreements of the Employee contained in this Section 8 shall be construed as separate agreements covering each country (and, in the case of the United States, each state and country) in which the Company or any relevant Group Company for which the Employee has worked does business, and to the extent any of such agreements shall be illegal or unenforceable in any one country (or state or country) or shall be enforceable only for a term shorter than the term set forth herein, the Employee's agreements shall be effective with respect to such country (or state or country) or parts thereof for the maximum period of time for which they can be enforced, such agreements with respect to such country (and state and country) being construed as separable and independent.

     8.5 The restrictions contained in this Agreement are considered reasonable by the parties and are necessary for the protection of the business and goodwill of the Company but in the event any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

     8.6 For the avoidance of doubt, nothing in this Section 8 shall prohibit the Employee whether alone or in conjunction with others and whether as an employee, consultant or agent from (i) becoming an employee of any company, partnership, firm or other business entity ("Business Entity") which does not provide and does not intend to provide consultancy services for third parties in the ordinary course of business, (ii) investing as a principal on his own account in any Business Entity carrying on or intending to carry on any business other than the provision of management consultancy services to third parties in the ordinary course of business or (iii) managing investments other than in a Business Entity providing management consultancy services to third parties in the ordinary course of business or (iv) providing seed, venture or development capital for any Business

Entity other than Business Entities providing management consultancy services in the ordinary course of business which compete with the Company or (v) providing corporate finance advisory services.

9.   SURVIVAL

     The covenants contained in Sections 5, 6, 7 and 8 hereof shall survive any termination of this Agreement or any termination of the Employee's employment hereunder.

10.  TERMINATION

     10.1 The Employee's employment hereunder shall terminate on the 60th day after the date on which either the Company or the Employee has given written notice to the other of its or his decision to terminate such employment for any reason.

     10.2 The Company may terminate the Employee's employment forthwith by notice in writing if:

          (a) the Employee commits any material breach or (after warning) any repeated or continued breach of his obligations hereunder or is guilty of conduct tending to bring himself or the Company or any Group Company into disrepute;

          (b) the Employee is convicted of, or pleads guilty to, any criminal offence other than a minor motoring offence;

          (c) the Company reasonably believes that the Employee is guilty of gross misconduct or gross negligence relating to the performance of the Employees' duties for the Company;

          (d) the Employee is habitually drunk in the work place or uses, possesses, distributes or is under the influence of alcohol or illegal substances or drugs in the workplace or is in a manner otherwise affecting his performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available;

          (e) the Employee has been convicted or is liable to be convicted of an offence under any statutory enactment or regulation relating to insider dealing;

          (f) the Employee has been disqualified from being a director by reason of any order made under the Company Directors Disqualification Act 1986;

          (g) the Employee becomes a patient within the meaning of any statute relating to mental health.

     10.3 The Employment of the Employee shall terminate on the death or disability of the Employee. In this Agreement "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians shall select a third physician, whose determination as to disability will be binding on all parties.

     10.4 Upon the termination of the Employee's employment under this Agreement, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 2 hereof through the last day of his actual employment by the Company subject to the following adjustments;

          (a) where monies are due from the Employee to the Company including but not limited to any outstanding loans, advances, relocation costs, the costs of repairing any damage or loss to the Company's property caused by the Employee (and the cost of recovering the same) and any other monies due from the Employee to the Company, the amount of any such monies;

          (b) where the Employee's employment is terminated by death or disability pursuant to Section 10.3, the Company shall pay to the estate of the Employee or to the Employee (as the case may be) the compensation and benefits which would otherwise be payable to him through the date of his termination of employment because of death or disability.

     10.5 The Employee agrees that the Company may by notice, in the Company's complete discretion require the employee during any period of notice or during any unexpired term of his employment (a) to carry out such services as the Company shall reasonably direct; (b) to undertake no work; (c) not to attend work at all but to be available and contactable by telephone during normal office hours to carry out such services as the Company directs; or (d) to cease to perform his functions and to do such other task or tasks as the Company may assign to him provided (in all the foregoing cases) the Company shall continue to pay the Employee's Salary and contractual benefits during such unexpired term of employment.

     10.6 The Employee shall immediately upon termination of his engagement for whatsoever reason or upon a notice of termination being served by either party in accordance with this Agreement, upon request by the Company give written notice resigning forthwith as a director from any office he may hold from time to time with the Company and/or any Group Company without any further compensation.

     10.7 Termination by the Company of the Employee's employment under this Agreement shall be without prejudice to any claim which the Company may have for damages arising from breach of this Agreement by the Employee.

11.  GRIEVANCE PROCEDURE

     Pursuant to Section (4) of the Act the Company hereby notifies the Employee that in the event of the Employee wishing to seek redress of any grievance relating to his engagement he should write to the Board setting out full details of the matter and the Employee shall promptly answer (in writing if required) such questions (if any) as are put to him by any member of the Board. A majority decision of the Board on such matters shall be final and binding and will be communicated to the Employee in writing.

12.  NOTICES

     All notices hereunder shall be given in writing and shall be deemed effective upon personal delivery or facsimile transmission or three days following deposit in the United States Post Office or the UK Postal Service (as the case may be), by registered or certified mail, return receipt requested, addressed to the other party at the address shown below, or at such other address as may be designated in writing by either party to the other in the manner set forth herein:

     To the Company:     Coba Consulting Limited
                         40 Holborn Viaduct
                         LONDON  EC1N 2PB
                         Attention: Chairman

     To the Employee:    Graham Gould
                         Balindoney House
                         18 Valley Road
                         Rickmansworth
                         Herts

13.  ADMINISTRATIVE PROVISIONS

     13.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Employee's employment by the Company, whether written or oral, relating to the subject matter of this Agreement. The Employee acknowledges and warrants that there are no agreements or arrangements whether written or oral or implied between the Company or any Group Company and the Employee relating to the engagement of the Employee other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein save that the Employee shall be entitled to be indemnified by the Company in respect of any such liability as is mentioned in Article 118 of Table A of the Company Act 1985 as incorporated into the Articles of Association of the Company.

     13.2 This Agreement may be terminated, altered, modified or changed only by a written notice signed by both parties hereto.

     13.3 This Agreement shall be construed and enforced in accordance with the laws of England and Wales.

     13.4 The waiver by either party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or continuing waiver of the same or any subsequent breach of any provision of this Agreement by that other party.

     13.5 Judicial enforcement of this Agreement or any part thereof by either of the parties hereto may be had in any appropriate court of England and Wales having jurisdiction over either party to this Agreement or over the subject matter of this Agreement.

     13.6 In case any one or more of the provisions, or portions of provisions, of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions, contained herein shall not in any way be affected or impaired thereby.

     13.7 The headings of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

     13.8 In relation to Section 36A of the Companies Act 1985, it is hereby agreed and declared that this document should not be presumed to be delivered until and is not intended by the person or persons making it to be a deed until and shall not be or take effect as a deed until it is dated.

     13.9 In this agreement, "Group Company" shall mean any company which is a holding company of the Company or a subsidiary undertaking of the Company or any such holding company (as such expressions are defined in Sections 258, 259 and 736 of the Companies Act 1985 as amended)

14.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and ensue to the benefit of both parties and their respective successors including any corporation or partnership with which or into which the Company may be merged or which may succeed to its assets or business.

15.  INSURANCE

     The Employee undertakes to comply fully and effectively with the terms of any insurance policy taken out by the Company or any Group Company on his life or in respect of his position as a director/officer of the Company and further undertakes to co-operate fully and assist the Company (or the relevant Group Company) in relation to any claim(s) made or to be made in connection therewith (including without limitation, submitting to a medical examination) notwithstanding that this Agreement has been terminated or come to an end.

16.  GUARANTEE

     Renaissance agrees to act in good faith to procure the full and prompt performance by the Company of all its obligations under or pursuant to this Agreement including without limitation any obligation to pay salaries, benefits, termination payments or other sums becoming payable under this Agreement or arising from its wrongful termination by the Company.


IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed as of the day and the year first above written.



COBA CONSULTING LIMITED.

By   ______________________________      Date _______________


Title _____________________________



EMPLOYEE:

Name_______________________________           Date _______________
     GRAHAM GOULD


RENAISSANCE SOLUTIONS, INC.

By   ______________________________           Date _______________


Title _____________________________

                                                                      EXHIBIT B3

                              EMPLOYEE AGREEMENT

AGREEMENT made this           day of               , 1997, between COBA
CONSULTING LIMITED, a company incorporated in England and Wales with registered number 01921567, whose registered office is at 40 Holborn Viaduct, London, EC1N 2PB ("the Company"), and ROBERT N. HOUSE, whose address is 59 Falkland Road, London NW5 2XB (The "Employee") and RENAISSANCE SOLUTIONS, INC. whose principal place of business is at Lincoln North, Old Bedford Road, Lincoln, MA 01773 ("Renaissance").

                                  WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.        EMPLOYMENT

          1.1 The Company shall employ the Employee as Principal, and the Employee shall accept such employment commencing on the date of this Agreement (the "Commencement Date"), for a period of two years ("the Term") unless and until terminated earlier by either party in accordance with the provisions set out in Section 10 hereof and otherwise upon and subject to the terms set out in this Agreement. For the purposes of the Employment Rights Act 1996 (the "Act"), the Employee's period of continuous employment commenced on the date of this Agreement. On the expiry of the Term, the Employee shall not, merely because this Agreement is not renewed or extended, become entitled to any compensation for being unfairly dismissed or to any redundancy payment.

          1.2 The Employee shall devote his full time and efforts to the business and affairs of the Company and faithfully perform, to the best of his ability, such duties and responsibilities as shall from time to time be assigned to him by any duly authorised officer or representative of the Company. The Employee agrees to perform such services for any Group Company (as defined in Section 13.9) (without further remuneration) and accept such offices in any such Group Company as the board of directors of the Company as from time to time constituted (the "Board") may reasonably desire. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein and any policy of Renaissance or any Group Company relating to insider trading and dealing in securities of Renaissance or any Group Company which may be adopted from time to time by the Company or any Group Company. The Employee acknowledges receipt of copies of all such rules and policies annexed to this Agreement.

          1.3 The Employee shall at all times keep the Board or the person from time to time designated as his immediate superior promptly and fully informed (in writing if so requested) of the conduct of the business or affairs of the Company or any relevant Group Company and provide such explanations as the Board may require in connection therewith. The Employee shall at all times give to the Board and to the Company's Auditors from time to time appointed all such information and assistance as may be required in connection with the business of the Company or any relevant Group Company.

          1.4 The usual place of work for the Employee shall be London, but if required to do so by the Board, the Employee shall perform his duties elsewhere in the United Kingdom or overseas as may be required from time to time.

2.        COMPENSATION OF EMPLOYEE; VACATION AND EXPENSES

          2.1 For his services while employed by the Company during the Term, the Company shall pay to the Employee a salary at the rate of (Pounds)105,000 per annum in aggregate, payable in accordance with the Company's standard payroll practices (the "Salary"). If the Employee commences work on any day other than the first business day of the applicable payroll period or terminates work on any day other than the last business day of the applicable payroll period, his compensation for such month will be prorated on the basis that the number of business days during such period that the Employee is employed by the Company bears to the total number of business days in such period. The Employee's salary shall not be reviewed during the Term.

          2.2 The Employee shall be entitled to 25 (twenty five) business days of paid vacation each calendar year (in addition to the usual public or statutory holidays). The Employee may take his vacation days at such times as are mutually satisfactory to the Company and the Employee. Save with the prior written consent of the Company, (such consent not to be unreasonably withheld), untaken holiday entitlement for any one calendar year may not be carried forward to any subsequent year and no payment for accrued holiday shall be made upon termination of this Agreement whatsoever.

          2.3 Subject to the rights of the Company to terminate this Agreement and to the provisions of any short term disability plan applicable to the Employee, whether pursuant to section 10 or otherwise, the Employee shall notwithstanding illness or incapacity as a result of which he is unable to perform his duties hereunder remain entitled to receive his salary hereunder in full for an aggregate period of up to 60 working days subject to:

          (a) the Employee complying with the Company's procedures relating to sickness notification, statutory sick pay and self-certification to cover absence from work due to sickness or other incapacity and to the provision of medical certificates and/or undergoing a medical examination by a doctor appointed by the Company as may be required by the Company;

          (b) a reduction (in the complete discretion of the Company) from his salary of an amount or amounts equal to any state sickness benefit or statutory sick pay to which he is entitled;

          (c) a deduction (in the Company's complete discretion) from his salary of an amount or amounts equal to any payment made to him/her under any health insurance arrangements effective from time to time by the Company (and/or any Group Company) on his behalf.

          2.4 The Employee shall be entitled to participate in such medical and life insurance programs as may be operated by the Company, if any, and to receive these and other fringe benefits afforded by the Company on terms no less favourable than those afforded to other similarly-compensated employees of a similar level. The Company shall be entitled to substitute other benefits or programs for such benefits or programs (as the case may be) or amend the scale of such benefits from time to time and in its complete discretion subject to adequate compensation.

          2.5 The Company shall not provide any occupational pension benefits to the Employee and there is no contracting out certificate in force in relation to the state earnings related pension scheme.

          2.6 At the absolute discretion of the Board, the Employee may be allowed to participate in such share purchase plans and incentive bonus schemes as the Company may operate for employees of comparable status and upon such terms as the Subcommittee may from time to time determine. The Employee shall also be entitled to a bonus at the absolute discretion of the Board.

3.   EXPENSES

     3.1 The Employee shall work and travel to such places (whether inside or outside the United Kingdom) and on such occasions as the Board may from time to time reasonably require.

     3.2 The Company (or the relevant Group Company) will reimburse the Employee, for all reasonable expenses which he properly incurs in performing his duties for the Company or such Group Company (as the case may be) upon presentation of such bills and vouchers as may be required by the Company or such Group Company (as the case may be) with respect to such expenses, provided, that the incurring of such expenses was authorised by the Company or such Group Company (as the case may be).

4.   SOLE EMPLOYMENT

     So long as the Employee is employed by the Company, he shall not engage whether as principal, agent, shareholder, director, officer, employee, consultant, partner or otherwise directly or indirectly in any other company or business activity, whether or not such other company or business activity is pursued for gain, profit or other pecuniary advantage, except as agreed to in writing in advance by the Company. However, nothing in this agreement shall be construed as preventing the Employee from investing his assets in not more than three per cent of any company which is listed and/or deals in/on the London Stock Exchange, the Alternative Investment Market or any other recognised stock exchange (a "Publicly Quoted Company") or from being interested as a shareholder or director only in such companies as the Board may from time to time in writing agree, (such agreement not to be unreasonably withheld or delayed) provided that such interest shall not prejudice the business interests of the Company or any Group Company or require any material services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and provided further that such companies do not (in the opinion of the Board) compete with the Company or any Group Company.

5.   DISCLOSURE OF INFORMATION

     5.1 The Employee agrees that he will not, during the term of his employment or at any time thereafter (save as expressly required by law), use, furnish or disclose to anyone other than the Company or its affiliated companies, other than in the Company's usual course of business, any knowledge or information with respect to confidential information or trade secrets relating to the business of the Company, any Group Company or their respective businesses. All materials and information obtained by the Employee in the course of his employment are confidential and shall remain the exclusive property of the Company. This provision shall not apply to any information which is now, or subsequently becomes, in the public domain through no unauthorised disclosure of the Employee.

     5.2 Upon the termination of the Employee's engagement hereunder (howsoever occasioned) the Employee shall forthwith deliver to the Company (without retaining copies of the same) all plans, designs, specifications, price lists, lists of customers and suppliers, correspondence, manuscripts, records (in whatever medium), documents, accounts and papers of any description, any other property of the Company or any Group Company, notes, memoranda, records and writings made by the Employee within his possession or under his control relating to the affairs and business of the Company or any Group Company.

6.   DEVELOPMENTS, KNOW-HOW AND MATERIALS

     Any and all methodologies, templates, approaches, tools, developments, know-how and materials made, acquired, conceived, reduced to practice, discovered or invented by the Employee, alone or with other employees or developed by other employees, while the Employee is employed by the Company which the Company might reasonably make use of in the normal course of its business (collectively "Materials"), shall belong free of charge and exclusively to the Company along with all related intellectual property rights, including patents, copyrights, design rights and trade secrets. The Employee agrees to notify the Company of the making, acquisition, conception or possession of any Materials and to assign all such Materials and rights therein to the Company without further compensation. The Employee agrees that, upon request, he/she will promptly make all disclosures, execute all instruments and papers, make all applications and perform all acts necessary or desired by the Company to vest and confirm to it, its successors, assigns and nominees all rights created or contemplated by this Section 6 and which may be necessary or desirable to enable the Company, its successors, assigns and nominees to secure and enjoy the full benefit and advantages thereof, including any and all applications, writings or documents as may be necessary to apply for and obtain any patent or copyright by the Company (or any Group Company) or any assignment thereof. The Employee hereby irrevocably and unconditionally waives (i) any and all claims to moral rights which he may have with respect to any Materials (ii) all rights granted by Chapter IV or Part I of the Copyright Designs and Patents Act 1988 that vests the authority of the materials in the Employee in the course of his employment with the Company or any Group Company including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

7.   ENFORCEMENT

     7.1 The Employee expressly agrees that the Company shall be entitled to injunctive and/or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of clauses 5, 6 and 8 of this Agreement or any part thereof.

     7.2 The undertakings and covenants contained in this Agreement shall be directly enforceable by the Company or any Group Company enjoying the benefit thereof and the Company may also enforce the same for the benefit of any Group Company as well for its own benefit.

8.   NON-COMPETITION

     8.1 The Employee hereby covenants and undertakes with the Company so that each covenant and undertaking shall be a further separate and severable obligation and without prejudice and in addition to all other like obligations already or hereafter so undertaken by the Employee that during the Non-Competition Period, the Employee will not directly or indirectly:

          (a) as an individual proprietor, partner, shareholder, officer, employee, director, joint venturer, investor, lender, consultant, agent or in any other capacity whatsoever (other than as a holder of not more than three per cent of a Publicly Quoted Company) directly or indirectly develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any Group Company (whether existing now or hereafter established or acquired) while the Employee was employed by the Company of which he had personal knowledge or with which he was personally involved or for which he was personally responsible; or be engaged or interested in or perform services in respect of or be concerned with any business which competes (in the Board's opinion) in any way with any business carried on by the Company or any Group Company with which the Employee was either personally concerned or for which he was directly responsible at anytime; or

          (b) solicit, divert or take away from the Company or any Group Company, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company or any Group Company for which the Employee was personally responsible, of which he had personal knowledge and with which he was personally involved at any time during the 24-month period immediately preceding the Termination Date (or, if shorter, the period during which the Employee was employed by the Company).

     The term the "Non-Competition Period" means the period of time commencing on the Commencement Date and ending the first anniversary of the termination or cessation of the Employee's employment. For the purposes this 8.1 clause the term "prospective client, customers or accounts" shall mean any persons, firms or bodies corporate with whom or which the Consultant, on behalf of the Company or any Group Company, has been in negotiation or who or which has received a presentation with which the Consultant was involved with a view to the provision of the services of the Company or any Group Company to such persons, firms or bodies corporate.

     8.2 During the Non-Competition Period the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or any Group Company or induce, attempt to induce or encourage any other employee of the Company to terminate his employment with the Company or any Group Company or otherwise cease his/her relationship with the Company or any Group Company.

     8.3 The Employee also covenants and undertakes with the Company that he will not during the term of his employment hereunder introduce to any other person, firm or company, business of any kind which could appropriately be dealt with by the Company or any Group Company and he/she will not have any financial interests in or derive any financial benefit from contracts made by the Company or any Group Company with any third party without first disclosing such interest or benefit to the Board in writing and obtaining its written approval thereto and he will not directly or indirectly during his employment hereunder or thereafter make use of any corporate or business name which is identical or similar to or likely to be confused or associated with any corporate or business or brand name of the Company or any Group Company or which might suggest connection with the same.

     8.4 The agreements of the Employee contained in this Section 8 shall be construed as separate agreements covering each country (and, in the case of the United States, each state and country) in which the Company or any relevant Group Company for which the Employee has worked does business, and to the extent any of such agreements shall be illegal or unenforceable in any one country (or state or country) or shall be enforceable only for a term shorter than the term set forth herein, the Employee's agreements shall be effective with respect to such country (or state or country) or parts thereof for the maximum period of time for which they can be enforced, such agreements with respect to such country (and state and country) being construed as separable and independent.

     8.5 The restrictions contained in this Agreement are considered reasonable by the parties and are necessary for the protection of the business and goodwill of the Company but in the event any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

     8.6 For the avoidance of doubt, nothing in this Section 8 shall prohibit the Employee whether alone or in conjunction with others and whether as an employee, consultant or agent from (i) becoming an employee of any company, partnership, firm or other business entity ("Business Entity") which does not provide and does not intend to provide consultancy services for third parties in the ordinary course of business, (ii) investing as a principal on his own account in any Business Entity carrying on or intending to carry on any business other than the provision of management consultancy services to third parties in the ordinary course of business or (iii) managing investments other than in a Business Entity providing management consultancy services to third parties in the ordinary course of business or (iv) providing seed, venture or development capital for any Business Entity other than Business Entities providing management consultancy services in the ordinary course of business which compete with the Company or (v) providing corporate finance advisory services.

9.   SURVIVAL

     The covenants contained in Sections 5, 6, 7 and 8 hereof shall survive any termination of this Agreement or any termination of the Employee's employment hereunder.

10.  TERMINATION

     10.1 The Employee's employment hereunder shall terminate on the 60th day after the date on which either the Company or the Employee has given written notice to the other of its or his decision to terminate such employment for any reason.

     10.2 The Company may terminate the Employee's employment forthwith by notice in writing if:

          (a) the Employee commits any material breach or (after warning) any repeated or continued breach of his obligations hereunder or is guilty of conduct tending to bring himself or the Company or any Group Company into disrepute;

          (b) the Employee is convicted of, or pleads guilty to, any criminal offence other than a minor motoring offence;

          (c) the Company reasonably believes that the Employee is guilty of gross misconduct or gross negligence relating to the performance of the Employees' duties for the Company;

          (d) the Employee is habitually drunk in the work place or uses, possesses, distributes or is under the influence of alcohol or illegal substances or drugs in the workplace or is in a manner otherwise affecting his performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available;

          (e) the Employee has been convicted or is liable to be convicted of an offence under any statutory enactment or regulation relating to insider dealing;

          (f) the Employee has been disqualified from being a director by reason of any order made under the Company Directors Disqualification Act 1986;

          (g) the Employee becomes a patient within the meaning of any statute relating to mental health.

     10.3 The Employment of the Employee shall terminate on the death or disability of the Employee. In this Agreement "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians shall select a third physician, whose determination as to disability will be binding on all parties.

     10.4 Upon the termination of the Employee's employment under this Agreement, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 2 hereof through the last day of his actual employment by the Company subject to the following adjustments;

          (a) where monies are due from the Employee to the Company including but not limited to any outstanding loans, advances, relocation costs, the costs of repairing any damage or loss to the Company's property caused by the Employee (and the cost of recovering the same) and any other monies due from the Employee to the Company, the amount of any such monies;

          (b) where the Employee's employment is terminated by death or disability pursuant to Section 10.3, the Company shall pay to the estate of the Employee or to the Employee (as the case may be) the compensation and benefits which would otherwise be payable to him through the date of his termination of employment because of death or disability.

     10.5 The Employee agrees that the Company may by notice, in the Company's complete discretion require the employee during any period of notice or during any unexpired term of his employment (a) to carry out such services as the Company shall reasonably direct; (b) to undertake no work; (c) not to attend work at all but to be available and contactable by telephone during normal office hours to carry out such services as the Company directs; or (d) to cease to perform his functions and to do such other task or tasks as the Company may assign to him provided (in all the foregoing cases) the Company shall continue to pay the Employee's Salary and contractual benefits during such unexpired term of employment.

     10.6 The Employee shall immediately upon termination of his engagement for whatsoever reason or upon a notice of termination being served by either party in accordance with this Agreement, upon request by the Company give written notice resigning forthwith as a director from any office he may hold from time to time with the Company and/or any Group Company without any further compensation.

     10.7 Termination by the Company of the Employee's employment under this Agreement shall be without prejudice to any claim which the Company may have for damages arising from breach of this Agreement by the Employee.

11.  GRIEVANCE PROCEDURE

     Pursuant to Section (4) of the Act the Company hereby notifies the Employee that in the event of the Employee wishing to seek redress of any grievance relating to his engagement he should write to the Board setting out full details of the matter and the Employee shall promptly answer (in writing if required) such questions (if any) as are put to him by any member of the Board. A majority decision of the Board on such matters shall be final and binding and will be communicated to the Employee in writing.

12.  NOTICES

     All notices hereunder shall be given in writing and shall be deemed effective upon personal delivery or facsimile transmission or three days following deposit in the United States Post Office or the UK Postal Service (as the case may be), by registered or certified mail, return receipt requested, addressed to the other party at the address shown below, or at such other address as may be designated in writing by either party to the other in the manner set forth herein:

     To the Company:     Coba Consulting Limited
                         40 Holborn Viaduct
                         LONDON  EC1N 2PB
                         Attention: Chairman

     To the Employee:    Robert N. House
                         59 Falkland Road
                         London NW5 2XB

13.  ADMINISTRATIVE PROVISIONS

     13.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Employee's employment by the Company, whether written or oral, relating to the subject matter of this Agreement. The Employee acknowledges and warrants that there are no agreements or arrangements whether written or oral or implied between the Company or any Group Company and the Employee relating to the engagement of the Employee other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein save that the Employee shall be entitled to be indemnified by the Company in respect of any such liability as is mentioned in Article 118 of Table A of the Company Act 1985 as incorporated into the Articles of Association of the Company.

     13.2 This Agreement may be terminated, altered, modified or changed only by a written notice signed by both parties hereto.

     13.3 This Agreement shall be construed and enforced in accordance with the laws of England and Wales.

     13.4 The waiver by either party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or continuing waiver of the same or any subsequent breach of any provision of this Agreement by that other party.

     13.5 Judicial enforcement of this Agreement or any part thereof by either of the parties hereto may be had in any appropriate court of England and Wales having jurisdiction over either party to this Agreement or over the subject matter of this Agreement.

     13.6 In case any one or more of the provisions, or portions of provisions, of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions, contained herein shall not in any way be affected or impaired thereby.

     13.7 The headings of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

     13.8 In relation to Section 36A of the Companies Act 1985, it is hereby agreed and declared that this document should not be presumed to be delivered until and is not intended by the person or persons making it to be a deed until and shall not be or take effect as a deed until it is dated.

     13.9 In this agreement, "Group Company" shall mean any company which is a holding company of the Company or a subsidiary undertaking of the Company or any such holding company (as such expressions are defined in Sections 258, 259 and 736 of the Companies Act 1985 as amended)

14.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and ensue to the benefit of both parties and their respective successors including any corporation or partnership with which or into which the Company may be merged or which may succeed to its assets or business.

15.  INSURANCE

     The Employee undertakes to comply fully and effectively with the terms of any insurance policy taken out by the Company or any Group Company on his life or in respect of his position as a director/officer of the Company and further undertakes to co-operate fully and assist the Company (or the relevant Group Company) in relation to any claim(s) made or to be made in connection therewith (including without limitation, submitting to a medical examination) notwithstanding that this Agreement has been terminated or come to an end.

16.  GUARANTEE

     Renaissance agrees to act in good faith to procure the full and prompt performance by the Company of all its obligations under or pursuant to this Agreement including without limitation any obligation to pay salaries, benefits, termination payments or other sums becoming payable under this Agreement or arising from its wrongful termination by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed as of the day and the year first above written.

COBA CONSULTING LIMITED.

By     ____________________________      Date _______________


Title  ____________________________



EMPLOYEE:

Name ______________________________      Date _______________
     ROBERT N. HOUSE


RENAISSANCE SOLUTIONS, INC.

By    _____________________________      Date _______________


Title _____________________________

                                                                      EXHIBIT B4

                              EMPLOYEE AGREEMENT

AGREEMENT made this           day of             , 1997, between COBA
CONSULTING LIMITED, a company incorporated in England and Wales with registered number 01921567, whose registered office is at 40 Holborn Viaduct, London, EC1N 2PB ("the Company"), and NICHOLAS J. HEWITT, whose address is 32 Binden Road, London W12 9RJ (The "Employee") and RENAISSANCE SOLUTIONS, INC. whose principal place of business is at Lincoln North, Old Bedford Road, Lincoln, MA 01773 ("Renaissance").

                                  WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   EMPLOYMENT

     1.1 The Company shall employ the Employee as Principal, and the Employee shall accept such employment commencing on the date of this Agreement (the "Commencement Date"), for a period of two years ("the Term") unless and until terminated earlier by either party in accordance with the provisions set out in
Section 10 hereof and otherwise upon and subject to the terms set out in this Agreement. For the purposes of the Employment Rights Act 1996 (the "Act"), the Employee's period of continuous employment commenced on the date of this Agreement. On the expiry of the Term, the Employee shall not, merely because this Agreement is not renewed or extended, 1become entitled to any compensation for being unfairly dismissed or to any redundancy payment.

     1.2 The Employee shall devote his full time and efforts to the business and affairs of the Company and faithfully perform, to the best of his ability, such duties and responsibilities as shall from time to time be assigned to him by any duly authorised officer or representative of the Company. The Employee agrees to perform such services for any Group Company (as defined in Section 13.9) (without further remuneration) and accept such offices in any such Group Company as the board of directors of the Company as from time to time constituted (the "Board") may reasonably desire. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein and any policy of Renaissance or any Group Company relating to insider trading and dealing in securities of Renaissance or any Group Company which may be adopted from time to time by the Company or any Group Company. The Employee acknowledges receipt of copies of all such rules and policies annexed to this Agreement.

     1.3 The Employee shall at all times keep the Board or the person from time to time designated as his immediate superior promptly and fully informed (in writing if so requested) of the conduct of the business or affairs of the Company or any relevant Group Company and provide such explanations as the Board may require in connection therewith. The Employee shall at all times give to the Board and to the Company's Auditors from time to time appointed all such information and assistance as may be required in connection with the business of the Company or any relevant Group Company.

     1.4 The usual place of work for the Employee shall be London, but if required to do so by the Board, the Employee shall perform his duties elsewhere in the United Kingdom or overseas as may be required from time to time.

2.   COMPENSATION OF EMPLOYEE; VACATION AND EXPENSES

     2.1 For his services while employed by the Company during the Term, the Company shall pay to the Employee a salary at the rate of (Pounds)105,000 per annum in aggregate, payable in accordance with the Company's standard payroll practices (the "Salary"). If the Employee commences work on any day other than the first business day of the applicable payroll period or terminates work on any day other than the last business day of the applicable payroll period, his compensation for such month will be prorated on the basis that the number of business days during such period that the Employee is employed by the Company bears to the total number of business days in such period. The Employee's salary shall not be reviewed during the Term.

     2.2 The Employee shall be entitled to 25 (twenty five) business days of paid vacation each calendar year (in addition to the usual public or statutory holidays). The Employee may take his vacation days at such times as are mutually satisfactory to the Company and the Employee. Save with the prior written consent of the Company, (such consent not to be unreasonably withheld), untaken holiday entitlement for any one calendar year may not be carried forward to any subsequent year and no payment for accrued holiday shall be made upon termination of this Agreement whatsoever.

     2.3 Subject to the rights of the Company to terminate this Agreement and to the provisions of any short term disability plan applicable to the Employee, whether pursuant to section 10 or otherwise, the Employee shall notwithstanding illness or incapacity as a result of which he is unable to perform his duties hereunder remain entitled to receive his salary hereunder in full for an aggregate period of up to 60 working days subject to:

     (a) the Employee complying with the Company's procedures relating to sickness notification, statutory sick pay and self-certification to cover absence from work due to sickness or other incapacity and to the provision of medical certificates and/or undergoing a medical examination by a doctor appointed by the Company as may be required by the Company;

     (b) a reduction (in the complete discretion of the Company) from his salary of an amount or amounts equal to any state sickness benefit or statutory sick pay to which he is entitled;

     (c) a deduction (in the Company's complete discretion) from his salary of an amount or amounts equal to any payment made to him/her under any health insurance arrangements effective from time to time by the Company (and/or any Group Company) on his behalf.

     2.4 The Employee shall be entitled to participate in such medical and life insurance programs as may be operated by the Company, if any, and to receive these and other fringe benefits afforded by the Company on terms no less favourable than those afforded to other similarly-compensated employees of a similar level. The Company shall be entitled to substitute other benefits or programs for such benefits or programs (as the case may be) or amend the scale of such benefits from time to time and in its complete discretion subject to adequate compensation.

     2.5 The Company shall not provide any occupational pension benefits to the Employee and there is no contracting out certificate in force in relation to the state earnings related pension scheme.

     2.6 At the absolute discretion of the Board, the Employee may be allowed to participate in such share purchase plans and incentive bonus schemes as the Company may operate for employees of comparable status and upon such terms as the Subcommittee may from time to time determine. The Employee shall also be entitled to a bonus at the absolute discretion of the Board.

3.   EXPENSES

     3.1 The Employee shall work and travel to such places (whether inside or outside the United Kingdom) and on such occasions as the Board may from time to time reasonably require.

     3.2 The Company (or the relevant Group Company) will reimburse the Employee, for all reasonable expenses which he properly incurs in performing his duties for the Company or such Group Company (as the case may be) upon presentation of such bills and vouchers as may be required by the Company or such Group Company (as the case may be) with respect to such expenses, provided, that the incurring of such expenses was authorised by the Company or such Group Company (as the case may be).

4.   SOLE EMPLOYMENT

     So long as the Employee is employed by the Company, he shall not engage whether as principal, agent, shareholder, director, officer, employee, consultant, partner or otherwise directly or indirectly in any other company or business activity, whether or not such other company or business activity is pursued for gain, profit or other pecuniary advantage, except as agreed to in writing in advance by the Company. However, nothing in this agreement shall be construed as preventing the Employee from investing his assets in not more than three per cent of any company which is listed and/or deals in/on the London Stock Exchange, the Alternative Investment Market or any other recognised stock exchange (a "Publicly Quoted Company") or from being interested as a shareholder or director only in such companies as the Board may from time to time in writing agree, (such agreement not to be unreasonably withheld or delayed) provided that such interest shall not prejudice the business interests of the Company or any Group Company or require any material services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and provided further that such companies do not (in the opinion of the Board) compete with the Company or any Group Company.

5.   DISCLOSURE OF INFORMATION

     5.1 The Employee agrees that he will not, during the term of his employment or at any time thereafter (save as expressly required by law), use, furnish or disclose to anyone other than the Company or its affiliated companies, other than in the Company's usual course of business, any knowledge or information with respect to confidential information or trade secrets relating to the business of the Company, any Group Company or their respective businesses. All materials and information obtained by the Employee in the course of his employment are confidential and shall remain the exclusive property of the Company. This provision shall not apply to any information which is now, or subsequently becomes, in the public domain through no unauthorised disclosure of the Employee.

     5.2 Upon the termination of the Employee's engagement hereunder (howsoever occasioned) the Employee shall forthwith deliver to the Company (without retaining copies of the same) all plans, designs, specifications, price lists, lists of customers and suppliers, correspondence, manuscripts, records (in whatever medium), documents, accounts and papers of any description, any other property of the Company or any Group Company, notes, memoranda, records and writings made by the Employee within his possession or under his control relating to the affairs and business of the Company or any Group Company.

6.   DEVELOPMENTS, KNOW-HOW AND MATERIALS

     Any and all methodologies, templates, approaches, tools, developments, know-how and materials made, acquired, conceived, reduced to practice, discovered or invented by the Employee, alone or with other employees or developed by other employees, while the Employee is employed by the Company which the Company might reasonably make use of in the normal course of its business (collectively "Materials"), shall belong free of charge and exclusively to the Company along with all related intellectual property rights, including patents, copyrights, design rights and trade secrets. The Employee agrees to notify the Company of the making, acquisition, conception or possession of any Materials and to assign all such Materials and rights therein to the Company without further compensation. The Employee agrees that, upon request, he/she will promptly make all disclosures, execute all instruments and papers, make all applications and perform all acts necessary or desired by the Company to vest and confirm to it, its successors, assigns and nominees all rights created or contemplated by this Section 6 and which may be necessary or desirable to enable the Company, its successors, assigns and nominees to secure and enjoy the full benefit and advantages thereof, including any and all applications, writings or documents as may be necessary to apply for and obtain any patent or copyright by the Company (or any Group Company) or any assignment thereof. The Employee hereby irrevocably and unconditionally waives (i) any and all claims to moral rights which he may have with respect to any Materials (ii) all rights granted by Chapter IV or Part I of the Copyright Designs and Patents Act 1988 that vests the authority of the materials in the Employee in the course of his employment with the Company or any Group Company including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

7.   ENFORCEMENT

     7.1 The Employee expressly agrees that the Company shall be entitled to injunctive and/or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of clauses 5, 6 and 8 of this Agreement or any part thereof.

     7.2 The undertakings and covenants contained in this Agreement shall be directly enforceable by the Company or any Group Company enjoying the benefit thereof and the Company may also enforce the same for the benefit of any Group Company as well for its own benefit.

8.   NON-COMPETITION

     8.1 The Employee hereby covenants and undertakes with the Company so that each covenant and undertaking shall be a further separate and severable obligation and without prejudice and in addition to all other like obligations already or hereafter so undertaken by the Employee that during the Non-Competition Period, the Employee will not directly or indirectly:

          (a) as an individual proprietor, partner, shareholder, officer, employee, director, joint venturer, investor, lender, consultant, agent or in any other capacity whatsoever (other than as a holder of not more than three per cent of a Publicly Quoted Company) directly or indirectly develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any Group Company (whether existing now or hereafter established or acquired) while the Employee was employed by the Company of which he had personal knowledge or with which he was personally involved or for which he was personally responsible; or be engaged or interested in or perform services in respect of or be concerned with any business which competes (in the Board's opinion) in any way with any business carried on by the Company or any Group Company with which the Employee was either personally concerned or for which he was directly responsible at anytime; or

          (b) solicit, divert or take away from the Company or any Group Company, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company or any Group Company for which the Employee was personally responsible, of which he had personal knowledge and with which he was personally involved at any time during the 24-month period immediately preceding the Termination Date (or, if shorter, the period during which the Employee was employed by the Company).

     The term the "Non-Competition Period" means the period of time commencing on the Commencement Date and ending the first anniversary of the termination or cessation of the Employee's employment. For the purposes this 8.1 clause the term "prospective client, customers or accounts" shall mean any persons, firms or bodies corporate with whom or which the Consultant, on behalf of the Company or any Group Company, has been in negotiation or who or which has received a presentation with which the Consultant was involved with a view to the provision of the services of the Company or any Group Company to such persons, firms or bodies corporate.

     8.2 During the Non-Competition Period the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or any Group Company or induce, attempt to induce or encourage any other employee of the Company to terminate his employment with the Company or any Group Company or otherwise cease his/her relationship with the Company or any Group Company.

     8.3 The Employee also covenants and undertakes with the Company that he will not during the term of his employment hereunder introduce to any other person, firm or company, business of any kind which could appropriately be dealt with by the Company or any Group Company and he/she will not have any financial interests in or derive any financial benefit from contracts made by the Company or any Group Company with any third party without first disclosing such interest or benefit to the Board in writing and obtaining its written approval thereto and he will not directly or indirectly during his employment hereunder or thereafter make use of any corporate or business name which is identical or similar to or likely to be confused or associated with any corporate or business or brand name of the Company or any Group Company or which might suggest connection with the same.

     8.4 The agreements of the Employee contained in this Section 8 shall be construed as separate agreements covering each country (and, in the case of the United States, each state and country) in which the Company or any relevant Group Company for which the Employee has worked does business, and to the extent any of such agreements shall be illegal or unenforceable in any one country (or state or country) or shall be enforceable only for a term shorter than the term set forth herein, the Employee's agreements shall be effective with respect to such country (or state or country) or parts thereof for the maximum period of for which they can be enforced, such agreements with respect to such country (and state and country) being construed as separable and independent.

     8.5 The restrictions contained in this Agreement are considered reasonable by the parties and are necessary for the protection of the business and goodwill of the Company but in the event any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

     8.6 For the avoidance of doubt, nothing in this Section 8 shall prohibit the Employee whether alone or in conjunction with others and whether as an employee, consultant or agent from (i) becoming an employee of any company, partnership, firm or other business entity ("Business Entity") which does not provide and does not intend to provide consultancy services for third parties in the ordinary course of business, (ii) investing as a principal on his own account in any Business Entity carrying on or intending to carry on any business other than the provision of management consultancy services to third parties in the ordinary course of business or (iii) managing investments other than in a Business Entity providing management consultancy services to third parties in the ordinary course of business or (iv) providing seed, venture or development capital for any Business Entity other than Business Entities providing management consultancy services in the ordinary course of business which compete with the Company or (v) providing corporate finance advisory services.

9.   SURVIVAL

     The covenants contained in Sections 5, 6, 7 and 8 hereof shall survive any termination of this Agreement or any termination of the Employee's employment hereunder.

10.  TERMINATION

     10.1 The Employee's employment hereunder shall terminate on the 60th day after the date on which either the Company or the Employee has given written notice to the other of its or his decision to terminate such employment for any reason.

     10.2 The Company may terminate the Employee's employment forthwith by notice in writing if:

          (a) the Employee commits any material breach or (after warning) any repeated or continued breach of his obligations hereunder or is guilty of conduct tending to bring himself or the Company or any Group Company into disrepute;

          (b) the Employee is convicted of, or pleads guilty to, any criminal offence other than a minor motoring offence;

          (c) the Company reasonably believes that the Employee is guilty of gross misconduct or gross negligence relating to the performance of the Employees' duties for the Company;

          (d) the Employee is habitually drunk in the work place or uses, possesses, distributes or is under the influence of alcohol or illegal substances or drugs in the workplace or is in a manner otherwise affecting his performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available;

          (e) the Employee has been convicted or is liable to be convicted of an offence under any statutory enactment or regulation relating to insider dealing;

          (f) the Employee has been disqualified from being a director by reason of any order made under the Company Directors Disqualification Act 1986;

          (g) the Employee becomes a patient within the meaning of any statute relating to mental health.

     10.3 The Employment of the Employee shall terminate on the death or disability of the Employee. In this Agreement "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians shall select a third physician, whose determination as to disability will be binding on all parties.

     10.4 Upon the termination of the Employee's employment under this Agreement, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 2 hereof through the last day of his actual employment by the Company subject to the following adjustments;

          (a) where monies are due from the Employee to the Company including but not limited to any outstanding loans, advances, relocation costs, the costs of repairing any damage or loss to the Company's property caused by the Employee (and the cost of recovering the same) and any other monies due from the Employee to the Company, the amount of any such monies;

          (b) where the Employee's employment is terminated by death or disability pursuant to Section 10.3, the Company shall pay to the estate of the Employee or to the Employee (as the case may be) the compensation and benefits which would otherwise be payable to him through the date of his termination of employment because of death or disability.

     10.5 The Employee agrees that the Company may by notice, in the Company's complete discretion require the employee during any period of notice or during any unexpired term of his employment (a) to carry out such services as the Company shall reasonably direct; (b) to undertake no work; (c) not to attend work at all but to be available and contactable by telephone during normal office hours to carry out such services as the Company directs; or (d) to cease to perform his functions and to do such other task or tasks as the Company may assign to him provided (in all the foregoing cases) the Company shall continue to pay the Employee's Salary and contractual benefits during such unexpired term of employment.

     10.6 The Employee shall immediately upon termination of his engagement for whatsoever reason or upon a notice of termination being served by either party in accordance with this Agreement, upon request by the Company give written notice resigning forthwith as a director from any office he may hold from time to time with the Company and/or any Group Company without any further compensation.

     10.7 Termination by the Company of the Employee's employment under this Agreement shall be without prejudice to any claim which the Company may have for damages arising from breach of this Agreement by the Employee.

11.  GRIEVANCE PROCEDURE

     Pursuant to Section (4) of the Act the Company hereby notifies the Employee that in the event of the Employee wishing to seek redress of any grievance relating to his engagement he should write to the Board setting out full details of the matter and the Employee shall promptly answer (in writing if required) such questions (if any) as are put to him by any member of the Board. A majority decision of the Board on such matters shall be final and binding and will be communicated to the Employee in writing.

12.  NOTICES

     All notices hereunder shall be given in writing and shall be deemed effective upon personal delivery or facsimile transmission or three days following deposit in the United States Post Office or the UK Postal Service (as the case may be), by registered or certified mail, return receipt requested, addressed to the other party at the address shown below, or at such other address as may be designated in writing by either party to the other in the manner set forth herein:

     To the Company:     Coba Consulting Limited
                         40 Holborn Viaduct
                         LONDON  EC1N 2PB
                         Attention: Chairman

     To the Employee:    Nicholas J. Hewitt
                         32 Binden Road
                         London W12 9RJ
                         59 Falkland Road
                         London NW5 2XB

13.  ADMINISTRATIVE PROVISIONS

     13.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Employee's employment by the Company, whether written or oral, relating to the subject matter of this Agreement. The Employee acknowledges and warrants that there are no agreements or arrangements whether written or oral or implied between the Company or any Group Company and the Employee relating to the engagement of the Employee other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein save that the Employee shall be entitled to be indemnified by the Company in respect of any such liability as is mentioned in Article 118 of Table A of the Company Act 1985 as incorporated into the Articles of Association of the Company.

     13.2 This Agreement may be terminated, altered, modified or changed only by a written notice signed by both parties hereto.

     13.3 This Agreement shall be construed and enforced in accordance with the laws of England and Wales.

     13.4 The waiver by either party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or continuing waiver of the same or any subsequent breach of any provision of this Agreement by that other party.

     13.5 Judicial enforcement of this Agreement or any part thereof by either of the parties hereto may be had in any appropriate court of England and Wales having jurisdiction over either party to this Agreement or over the subject matter of this Agreement.

     13.6 In case any one or more of the provisions, or portions of provisions, of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions, contained herein shall not in any way be affected or impaired thereby.

     13.7 The headings of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

     13.8 In relation to Section 36A of the Companies Act 1985, it is hereby agreed and declared that this document should not be presumed to be delivered until and is not intended by the person or persons making it to be a deed until and shall not be or take effect as a deed until it is dated.

     13.9 In this agreement, "Group Company" shall mean any company which is a holding company of the Company or a subsidiary undertaking of the Company or any such holding company (as such expressions are defined in Sections 258, 259 and 736 of the Companies Act 1985 as amended)

14.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and ensue to the benefit of both parties and their respective successors including any corporation or partnership with which or into which the Company may be merged or which may succeed to its assets or business.

15.  INSURANCE

     The Employee undertakes to comply fully and effectively with the terms of any insurance policy taken out by the Company or any Group Company on his life or in respect of his position as a director/officer of the Company and further undertakes to co-operate fully and assist the Company (or the relevant Group Company) in relation to any claim(s) made or to be made in connection therewith

(including without limitation, submitting to a medical examination) notwithstanding that this Agreement has been terminated or come to an end.

16.  GUARANTEE

     Renaissance agrees to act in good faith to procure the full and prompt performance by the Company of all its obligations under or pursuant to this Agreement including without limitation any obligation to pay salaries, benefits, termination payments or other sums becoming payable under this Agreement or arising from its wrongful termination by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed as of the day and the year first above written.

COBA CONSULTING LIMITED.

By    ____________________________        Date _______________


Title ____________________________



EMPLOYEE:

Name______________________________        Date _______________
     NICHOLAS J. HEWITT


RENAISSANCE SOLUTIONS, INC.

By    ____________________________        Date _______________


Title ____________________________

                                                                      EXHIBIT B5

                               EMPLOYEE AGREEMENT

AGREEMENT made this           day of               , 1997, between COBA
CONSULTING LIMITED, a company incorporated in England and Wales with registered number 01921567, whose registered office is at 40 Holborn Viaduct, London, EC1N 2PB ("the Company"), and MARK PARRY, whose address is 38 Irving Road, London W14 0JS (The "Employee") and RENAISSANCE SOLUTIONS, INC. whose principal place of business is at Lincoln North, Old Bedford Road, Lincoln, MA 01773 ("Renaissance").

                                  WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   EMPLOYMENT

     1.1 The Company shall employ the Employee as Principal, and the Employee shall accept such employment commencing on the date of this Agreement (the "Commencement Date"), for a period of two years ("the Term") unless and until terminated earlier by either party in accordance with the provisions set out in
Section 10 hereof and otherwise upon and subject to the terms set out in this Agreement. For the purposes of the Employment Rights Act 1996 (the "Act"), the Employee's period of continuous employment commenced on the date of this Agreement. On the expiry of the Term, the Employee shall not, merely because this Agreement is not renewed or extended, become entitled to any compensation for being unfairly dismissed or to any redundancy payment.

     1.2 The Employee shall devote his full time and efforts to the business and affairs of the Company and faithfully perform, to the best of his ability, such duties and responsibilities as shall from time to time be assigned to him by any duly authorised officer or representative of the Company. The Employee agrees to perform such services for any Group Company (as defined in Section 13.9)

(without further remuneration) and accept such offices in any such Group Company as the board of directors of the Company as from time to time constituted (the "Board") may reasonably desire. The Employee agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein and any policy of Renaissance or any Group Company relating to insider trading and dealing in securities of Renaissance or any Group Company which may be adopted from time to time by the Company or any Group Company. The Employee acknowledges receipt of copies of all such rules and policies annexed to this Agreement.

     1.3 The Employee shall at all times keep the Board or the person from time to time designated as his immediate superior promptly and fully informed (in writing if so requested) of the conduct of the business or affairs of the Company or any relevant Group Company and provide such explanations as the Board may require in connection therewith. The Employee shall at all times give to the Board and to the Company's Auditors from time to time appointed all such information and assistance as may be required in connection with the business of the Company or any relevant Group Company.

     1.4 The usual place of work for the Employee shall be London, but if required to do so by the Board, the Employee shall perform his duties elsewhere in the United Kingdom or overseas as may be required from time to time.

2.   COMPENSATION OF EMPLOYEE; VACATION AND EXPENSES

     2.1 For his services while employed by the Company during the Term, the Company shall pay to the Employee a salary at the rate of (Pounds)105,000 per annum in aggregate, payable in accordance with the Company's standard payroll practices (the "Salary"). If the Employee commences work on any day other than the first business day of the applicable payroll period or terminates work on any day other than the last business day of the applicable payroll period, his compensation for such month will be prorated on the basis that the number of business days during such period that the Employee is employed by the Company bears to the total number of business days in such period. The Employee's salary shall not be reviewed during the Term.

     2.2 The Employee shall be entitled to 25 (twenty five) business days of paid vacation each calendar year (in addition to the usual public or statutory holidays). The Employee may take his vacation days at such times as are mutually satisfactory to the Company and the Employee. Save with the prior written consent of the Company, (such consent not to be unreasonably withheld), untaken holiday entitlement for any one calendar year may not be carried forward to any subsequent year and no payment for accrued holiday shall be made upon termination of this Agreement whatsoever.

     2.3 Subject to the rights of the Company to terminate this Agreement and to the provisions of any short term disability plan applicable to the Employee, whether pursuant to section 10 or otherwise, the Employee shall notwithstanding illness or incapacity as a result of which he is unable to perform his duties hereunder remain entitled to receive his salary hereunder in full for an aggregate period of up to 60 working days subject to:

     (a) the Employee complying with the Company's procedures relating to sickness notification, statutory sick pay and self-certification to cover absence from work due to sickness or other incapacity and to the provision of medical certificates and/or undergoing a medical examination by a doctor appointed by the Company as may be required by the Company;

     (b) a reduction (in the complete discretion of the Company) from his salary of an amount or amounts equal to any state sickness benefit or statutory sick pay to which he is entitled;

     (c) a deduction (in the Company's complete discretion) from his salary of an amount or amounts equal to any payment made to him/her under any health insurance arrangements effective from time to time by the Company (and/or any Group Company) on his behalf.

     2.4 The Employee shall be entitled to participate in such medical and life insurance programs as may be operated by the Company, if any, and to receive these and other fringe benefits afforded by the Company on terms no less favourable than those afforded to other similarly-compensated employees of a similar level. The Company shall be entitled to substitute other benefits or programs for such benefits or programs (as the case may be) or amend the scale of such benefits from time to time and in its complete discretion subject to adequate compensation.

     2.5 The Company shall not provide any occupational pension benefits to the Employee and there is no contracting out certificate in force in relation to the state earnings related pension scheme.

     2.6 At the absolute discretion of the Board, the Employee may be allowed to participate in such share purchase plans and incentive bonus schemes as the Company may operate for employees of comparable status and upon such terms as the Subcommittee may from time to time determine. The Employee shall also be entitled to a bonus at the absolute discretion of the Board.

3.   EXPENSES

     3.1 The Employee shall work and travel to such places (whether inside or outside the United Kingdom) and on such occasions as the Board may from time to time reasonably require.

     3.2 The Company (or the relevant Group Company) will reimburse the Employee, for all reasonable expenses which he properly incurs in performing his duties for the Company or such Group Company (as the case may be) upon presentation of such bills and vouchers as may be required by the Company or such Group Company (as the case may be) with respect to such expenses, provided, that the incurring of such expenses was authorised by the Company or such Group Company (as the case may be).

4.   SOLE EMPLOYMENT

     So long as the Employee is employed by the Company, he shall not engage whether as principal, agent, shareholder, director, officer, employee, consultant, partner or otherwise directly or indirectly in any other company or business activity, whether or not such other company or business activity is pursued for gain, profit or other pecuniary advantage, except as agreed to in writing in advance by the Company. However, nothing in this agreement shall be construed as preventing the Employee from investing his assets in not more than three per cent of any company which is listed and/or deals in/on the London Stock Exchange, the Alternative Investment Market or any other recognised stock exchange (a "Publicly Quoted Company") or from being interested as a shareholder or director only in such companies as the Board may from time to time in writing agree, (such agreement not to be unreasonably withheld or delayed) provided that such interest shall not prejudice the business interests of the Company or any Group Company or require any material services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and provided further that such companies do not (in the opinion of the Board) compete with the Company or any Group Company.

5.   DISCLOSURE OF INFORMATION

     5.1 The Employee agrees that he will not, during the term of his employment or at any time thereafter (save as expressly required by law), use, furnish or disclose to anyone other than the Company or its affiliated companies, other than in the Company's usual course of business, any knowledge or information with respect to confidential information or trade secrets relating to the business of the Company, any Group Company or their respective businesses. All materials and information obtained by the Employee in the course of his employment are confidential and shall remain the exclusive property of the Company. This provision shall not apply to any information which is now, or subsequently becomes, in the public domain through no unauthorised disclosure of the Employee.

     5.2 Upon the termination of the Employee's engagement hereunder (howsoever occasioned) the Employee shall forthwith deliver to the Company (without retaining copies of the same) all plans, designs, specifications, price lists, lists of customers and suppliers, correspondence, manuscripts, records (in whatever medium), documents, accounts and papers of any description, any other property of the Company or any Group Company, notes, memoranda, records and writings made by the Employee within his possession or under his control relating to the affairs and business of the Company or any Group Company.

6.   DEVELOPMENTS, KNOW-HOW AND MATERIALS

     Any and all methodologies, templates, approaches, tools, developments, know-how and materials made, acquired, conceived, reduced to practice, discovered or invented by the Employee, alone or with other employees or developed by other employees, while the Employee is employed by the Company which the Company might reasonably make use of in the normal course of its business (collectively "Materials"), shall belong free of charge and exclusively to the Company along with all related intellectual property rights, including patents, copyrights, design rights and trade secrets. The Employee agrees to notify the Company of the making, acquisition, conception or possession of any Materials and to assign all such Materials and rights therein to the Company without further compensation. The Employee agrees that, upon request, he/she will promptly make all disclosures, execute all instruments and papers, make all applications and perform all acts necessary or desired by the Company to vest and confirm to it, its successors, assigns and nominees all rights created or contemplated by this Section 6 and which may be necessary or desirable to enable the Company, its successors, assigns and nominees to secure and enjoy the full benefit and advantages thereof, including any and all applications, writings or documents as may be necessary to apply for and obtain any patent or copyright by the Company (or any Group Company) or any assignment thereof. The Employee hereby irrevocably and unconditionally waives (i) any and all claims to moral rights which he may have with respect to any Materials (ii) all rights granted by Chapter IV or Part I of the Copyright Designs and Patents Act 1988 that vests the authority of the materials in the Employee in the course of his employment with the Company or any Group Company including without limitation the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.

7.   ENFORCEMENT

     7.1 The Employee expressly agrees that the Company shall be entitled to injunctive and/or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of clauses 5, 6 and 8 of this Agreement or any part thereof.

     7.2 The undertakings and covenants contained in this Agreement shall be directly enforceable by the Company or any Group Company enjoying the benefit thereof and the Company may also enforce the same for the benefit of any Group Company as well for its own benefit.

8.   NON-COMPETITION

     8.1 The Employee hereby covenants and undertakes with the Company so that each covenant and undertaking shall be a further separate and severable obligation and without prejudice and in addition to all other like obligations already or hereafter so undertaken by the Employee that during the Non-Competition Period, the Employee will not directly or indirectly:

          (a) as an individual proprietor, partner, shareholder, officer, employee, director, joint venturer, investor, lender, consultant, agent or in any other capacity whatsoever (other than as a holder of not more than three per cent of a Publicly Quoted Company) directly or indirectly develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any Group Company (whether existing now or hereafter established or acquired) while the Employee was employed by the Company of which he had personal knowledge or with which he was personally involved or for which he was personally responsible; or be engaged or interested in or perform services in respect of or be concerned with any business which competes (in the Board's opinion) in any way with any business carried on by the Company or any Group Company with which the Employee was either personally concerned or for which he was directly responsible at anytime; or

          (b) solicit, divert or take away from the Company or any Group Company, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company or any Group Company for which the Employee was personally responsible, of which he had personal knowledge and with which he was personally involved at any time during the 24-month period immediately preceding the Termination Date (or, if shorter, the period during which the Employee was employed by the Company).

     The term the "Non-Competition Period" means the period of time commencing on the Commencement Date and ending the first anniversary of the termination or cessation of the Employee's employment. For the purposes this 8.1 clause the term "prospective client, customers or accounts" shall mean any persons, firms or bodies corporate with whom or which the Consultant, on behalf of the Company or any Group Company, has been in negotiation or who or which has received a presentation with which the Consultant was involved with a view to the provision of the services of the Company or any Group Company to such persons, firms or bodies corporate.

     8.2 During the Non-Competition Period the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or any Group Company or induce, attempt to induce or encourage any other employee of the Company to terminate his employment with the Company or any Group Company or otherwise cease his/her relationship with the Company or any Group Company.

     8.3 The Employee also covenants and undertakes with the Company that he will not during the term of his employment hereunder introduce to any other person, firm or company, business of any kind which could appropriately be dealt with by the Company or any Group Company and he/she will not have any financial interests in or derive any financial benefit from contracts made by the Company or any Group Company with any third party without first disclosing such interest or benefit to the Board in writing and obtaining its written approval thereto and he will not directly or indirectly during his employment hereunder or thereafter make use of any corporate or business name which is identical or similar to or likely to be confused or associated with any corporate or business or brand name of the Company or any Group Company or which might suggest connection with the same.

     8.4 The agreements of the Employee contained in this Section 8 shall be construed as separate agreements covering each country (and, in the case of the United States, each state and country) in which the Company or any relevant Group Company for which the Employee has worked does business, and to the extent any of such agreements shall be illegal or unenforceable in any one country (or state or country) or shall be enforceable only for a term shorter than the term set forth herein, the Employee's agreements shall be effective with respect to such country (or state or country) or parts thereof for the maximum period of time for which they can be enforced, such agreements with respect to such country (and state and country) being construed as separable and independent.

     8.5 The restrictions contained in this Agreement are considered reasonable by the parties and are necessary for the protection of the business and goodwill of the Company but in the event any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

     8.6 For the avoidance of doubt, nothing in this Section 8 shall prohibit the Employee whether alone or in conjunction with others and whether as an employee, consultant or agent from (i) becoming an employee of any company, partnership, firm or other business entity ("Business Entity") which does not provide and does not intend to provide consultancy services for third parties in the ordinary course of business, (ii) investing as a principal on his own account in any Business Entity carrying on or intending to carry on any business other than the provision of management consultancy services to third parties in the ordinary course of business or (iii) managing investments other than in a Business Entity providing management consultancy services to third parties in the ordinary course of business or (iv) providing seed, venture or development capital for any Business Entity other than Business Entities providing management consultancy services in the ordinary course of business which compete with the Company or (v) providing corporate finance advisory services.

9.   SURVIVAL

     The covenants contained in Sections 5, 6, 7 and 8 hereof shall survive any termination of this Agreement or any termination of the Employee's employment hereunder.

10.  TERMINATION

     10.1 The Employee's employment hereunder shall terminate on the 60th day after the date on which either the Company or the Employee has given written notice to the other of its or his decision to terminate such employment for any reason.

     10.2 The Company may terminate the Employee's employment forthwith by notice in writing if:

          (a) the Employee commits any material breach or (after warning) any repeated or continued breach of his obligations hereunder or is guilty of conduct tending to bring himself or the Company or any Group Company into disrepute;

          (b) the Employee is convicted of, or pleads guilty to, any criminal offence other than a minor motoring offence;

          (c) the Company reasonably believes that the Employee is guilty of gross misconduct or gross negligence relating to the performance of the Employees' duties for the Company;

          (d) the Employee is habitually drunk in the work place or uses, possesses, distributes or is under the influence of alcohol or illegal substances or drugs in the workplace or is in a manner otherwise affecting his performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available;

          (e) the Employee has been convicted or is liable to be convicted of an offence under any statutory enactment or regulation relating to insider dealing;

          (f) the Employee has been disqualified from being a director by reason of any order made under the Company Directors Disqualification Act 1986;

          (g) the Employee becomes a patient within the meaning of any statute relating to mental health.

     10.3 The Employment of the Employee shall terminate on the death or disability of the Employee. In this Agreement "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians shall select a third physician, whose determination as to disability will be binding on all parties.

     10.4 Upon the termination of the Employee's employment under this Agreement, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 2 hereof through the last day of his actual employment by the Company subject to the following adjustments;

          (a) where monies are due from the Employee to the Company including but not limited to any outstanding loans, advances, relocation costs, the costs of repairing any damage or loss to the Company's property caused by the Employee (and the cost of recovering the same) and any other monies due from the Employee to the Company, the amount of any such monies;

          (b) where the Employee's employment is terminated by death or disability pursuant to Section 10.3, the Company shall pay to the estate of the Employee or to the Employee (as the case may be) the compensation and benefits which would otherwise be payable to him through the date of his termination of employment because of death or disability.

     10.5 The Employee agrees that the Company may by notice, in the Company's complete discretion require the employee during any period of notice or during any unexpired term of his employment (a) to carry out such services as the Company shall reasonably direct; (b) to undertake no work; (c) not to attend work at all but to be available and contactable by telephone during normal office hours to carry out such services as the Company directs; or (d) to cease to perform his functions and to do such other task or tasks as the Company may assign to him provided (in all the foregoing cases) the Company shall continue to pay the Employee's Salary and contractual benefits during such unexpired term of employment.

     10.6 The Employee shall immediately upon termination of his engagement for whatsoever reason or upon a notice of termination being served by either party in accordance with this Agreement, upon request by the Company give written notice resigning forthwith as a director from any office he may hold from time to time with the Company and/or any Group Company without any further compensation.

     10.7 Termination by the Company of the Employee's employment under this Agreement shall be without prejudice to any claim which the Company may have for damages arising from breach of this Agreement by the Employee.

11.  GRIEVANCE PROCEDURE

     Pursuant to Section (4) of the Act the Company hereby notifies the Employee that in the event of the Employee wishing to seek redress of any grievance relating to his engagement he should write to the Board setting out full details of the matter and the Employee shall promptly answer (in writing if required) such questions (if any) as are put to him by any member of the Board. A majority decision of the Board on such matters shall be final and binding and will be communicated to the Employee in writing.

12.  NOTICES

     All notices hereunder shall be given in writing and shall be deemed effective upon personal delivery or facsimile transmission or three days following deposit in the United States Post Office or the UK Postal Service (as the case may be), by registered or certified mail, return receipt requested, addressed to the other party at the address shown below, or at such other address as may be designated in writing by either party to the other in the manner set forth herein:

     To the Company:     Coba Consulting Limited
                         40 Holborn Viaduct
                         LONDON  EC1N 2PB
                         Attention: Chairman

     To the Employee:    Mark Parry
                         38 Irving Road
                         London W14 0JS

13.  ADMINISTRATIVE PROVISIONS

     13.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Employee's employment by the Company, whether written or oral, relating to the subject matter of this Agreement. The Employee acknowledges and warrants that there are no agreements or arrangements whether written or oral or implied between the Company or any Group Company and the Employee relating to the engagement of the Employee other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein save that the Employee shall be entitled to be indemnified by the Company in respect of any such liability as is mentioned in Article 118 of Table A of the Company Act 1985 as incorporated into the Articles of Association of the Company.

     13.2 This Agreement may be terminated, altered, modified or changed only by a written notice signed by both parties hereto.

     13.3 This Agreement shall be construed and enforced in accordance with the laws of England and Wales.

     13.4 The waiver by either party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or continuing waiver of the same or any subsequent breach of any provision of this Agreement by that other party.

     13.5 Judicial enforcement of this Agreement or any part thereof by either of the parties hereto may be had in any appropriate court of England and Wales having jurisdiction over either party to this Agreement or over the subject matter of this Agreement.

     13.6 In case any one or more of the provisions, or portions of provisions, of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions, contained herein shall not in any way be affected or impaired thereby.

     13.7 The headings of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

     13.8 In relation to Section 36A of the Companies Act 1985, it is hereby agreed and declared that this document should not be presumed to be delivered until and is not intended by the person or persons making it to be a deed until and shall not be or take effect as a deed until it is dated.

     13.9 In this agreement, "Group Company" shall mean any company which is a holding company of the Company or a subsidiary undertaking of the Company or any such holding company (as such expressions are defined in Sections 258, 259 and 736 of the Companies Act 1985 as amended)

14.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and ensue to the benefit of both parties and their respective successors including any corporation or partnership with which or into which the Company may be merged or which may succeed to its assets or business.

15.  INSURANCE

     The Employee undertakes to comply fully and effectively with the terms of any insurance policy taken out by the Company or any Group Company on his life or in respect of his position as a director/officer of the Company and further undertakes to co-operate fully and assist the Company (or the relevant Group Company) in relation to any claim(s) made or to be made in connection therewith

(including without limitation, submitting to a medical examination) notwithstanding that this Agreement has been terminated or come to an end.

16.  GUARANTEE

     Renaissance agrees to act in good faith to procure the full and prompt performance by the Company of all its obligations under or pursuant to this Agreement including without limitation any obligation to pay salaries, benefits, termination payments or other sums becoming payable under this Agreement or arising from its wrongful termination by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed as of the day and the year first above written.

 COBA CONSULTING LIMITED.

By   ____________________________        Date _______________


Title____________________________



EMPLOYEE:

Name____________________________         Date _______________
     MARK PARRY


RENAISSANCE SOLUTIONS, INC.

By   _____________________________       Date _______________


Title_____________________________

                                                                       EXHIBIT C

Renaissance Solutions, Inc.
Lincoln North, 55 Old Bedford Road
Lincoln, Massachusetts 01773
14 February 1997


Our ref:  DJS.DR.CO057005


Dear Sirs

We have acted as legal advisers to R.J. Peel, N. J. Hewitt, R. House. G.S. Gould, M. Parry, Reads Trustees Limited and Dean Street Investments BV (the "Company Stockholders"), in connection with the sale (the "Sale") of the entire issued share capital of Coba Consulting Limited ("the Company") to Renaissance Solutions, Inc., a Delaware corporation ("Buyer") pursuant to the Agreement among the Buyer and the Company Stockholders, dated 27th January 1997 (the "Agreement"). This opinion is delivered to you pursuant to Section 6.1(g) of the Agreement. Terms used in this opinion and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

We have assisted in the preparation of the Agreement, the Employment Agreements and the Deed of Tax (collectively "the Documents"). In connection with this opinion, we have examined and have relied upon the following documents:-

1. The Certificate of Incorporation of the Company, as amended to date (the "Company Charter");

2. The Memorandum and Articles of Association of the Company, as amended to date (the "Company By-laws");

3.     The statutory books and registers of the Company;

4. A Certificate of Companies House dated 15th January 1997 as set forth on Schedule A hereto, certifying as to the corporate good standing of the Company;

5. A certificate of the Secretary of the Company attesting to the incumbency of the Company's officers and the authenticity of the resolutions authorising the transaction contemplated by the Agreement;

6.     The Agreement;

7.     The Employment Agreements;

8.     The Escrow Agreement; and

9.     The Deed of Tax.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all legal and natural
persons signatory to such documents, the authenticity of    all     documents
submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Documents accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understandings exist between the parties with respect to the Documents.

Any reference herein to "our knowledge" or to any matter "known to us", "of which we are aware" or "coming to our attention" or any variation of any of the foregoing shall mean the actual knowledge of the solicitors in this firm who have rendered substantive attention to this transaction of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company and the Company Stockholders.

Without limiting the foregoing, with respect to our opinions in paragraphs 5 and 6 below, we have not conducted a search of any computer or electronic data bases, or of the dockets of any court or administrative or other regulatory agency.

For the purposes of this opinion, we have assumed that the Agreement has been duly authorised, executed and delivered by the Buyer, that the Buyer has the legal capacity and all requisite power and authority to effect the transactions contemplated by the Agreement and that the Agreement is the valid, binding and enforceable obligation of the Buyer, enforceable against them in accordance with the terms. We are expressing no opinion herein as to the application of or compliance with any federal, state or local law or regulation relating to the power, authority or competence of the Buyer.

Our opinions expressed in paragraphs 1, 3 and 4 below, insofar as they relate to the due organisation, legal existence and corporate standing of the Company, are based solely on the certificates referred to above, are rendered as of the respective dates thereof, and are limited accordingly.

The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by:-

(a) applicable bankruptcy, insolvency, reorganisation, moratorium, usury, fraudulent transfer or other laws affecting the rights and remedies of creditors generally;
(b) statutory or case law concerning recourse by creditors to security in the absence of notice or hearing; and

(c) duties and standards imposed on creditors and parties to contracts, including without limitation requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of any equitable or specific remedy or defense upon any breach of any of the covenants, warranties or other provisions contained in the Documents or any of the other agreements, instruments or documents referred to herein or therein, or of any rights granted pursuant to any of such agreements, instruments or documents, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

This opinion relates solely to the laws of England and Wales. Words and phrases included in this opinion which are defined in the Companies Act 1985 (as amended) shall bear the meanings contained therein.

On the basis of and subject to the foregoing, we are of the opinion that:-

1. The Company is an existing company incorporated under the Companies Acts 1948-1981 and in good standing under the laws of England and Wales.

2. The authorised share capital of the Company consists of 107,000 ordinary shares of 1p each, 82,780 1997 "A" Shares of 1p each, 17,200 1997 "B" Shares of 1p each, 1000 1997 "C" Shares of 1p, 1 1997 "D" Share of 1p, 1 1997 "E" Share of 1p, 1 1997 "F" Share of 1p, 82,780 1998 "A" Shares of 1p each, 17,200 1998 "B"
Shares of 1p each, 1,000 1998 "C" Shares of 1p each, 1 1998 "D" Share of 1p, 1 1998 "E" Share of 1p and 1 1998 "F" Share of 1p. With the exception of the 1997 "C" Shares, the 1997 "D" Share, 1997 "E" Share, 1997 "F" Share, the 1998 "C" Shares, the 1998 "D" Share, 1998 "E" Share and 1998 "F" Share all of the authorised share capital is issued. All of the issued shares of the Company are duly authorised and issued fully paid.

3. Completion of the transactions contemplated in the Documents to which the Company is a party has been duly and validly authorised by all necessary corporate action on the part of the Company.

4. Each of the Documents has been duly and validly executed and delivered by those of the Company Stockholders who are parties thereto other than Reads Trustees Limited in respect of which no opinion is given.

5. Except as set forth in the Disclosure Letter, neither the execution and delivery by the Company Stockholders of the Agreement, the Option, the Employment Agreements (to which such Company Stockholder is a party) and the Deed of Tax, nor the completion by the Company or the Company Stockholders of the transactions contemplated thereby conflicts with or violates any provision of the Company By-laws.

6. All authorisations, consents and approvals of all governmental agencies and authorities of competent jurisdiction in England and Wales required to our knowledge in order to permit completion by the Company Stockholders of the Agreements have been obtained.

This opinion is intended solely for the benefit and may not be relied upon by any other person, firm or entity without our prior written consent. This opinion may not be copied, used, quoted, disseminated or circulated in whole or in part. We hereby expressly disclaim any duty to update any statement or opinion made herein.


Yours faithfully



LEWIS SILKIN

                                                                       EXHIBIT D


                                BOSTON AGREEMENT


          This Agreement is made as of ______________, 1997, by and among Raphael, Inc., a Delaware corporation ("Raphael") and COBA M.I.D., Inc., whose address is__________ (the "Company") and the Several Persons whose names and addresses are set out in the Schedule hereto (the "Individuals")


                             Preliminary Statement
                             ---------------------


     1. The Company, C.M. Management Systems Limited ("CM") and Mark Bruneau, Andrew Belt and Frederique Bouty are parties to an agreement (the Boston Agreement") dated 6th August 1993 pursuant to Article 1.2.3.2 of which CM agreed inter alia to pay to the Company twelve percent (12%) (the "Fee") of any consideration received by CM or its stockholders in connection with any sale, merger, consolidation or other disposition of all or part of the stock or assets of CM

     2. Raphael and the Individuals have entered into an agreement dated __________ 1997, which requires the execution and delivery of this Agreement.

     NOW, THEREFORE IT IS AGREED as follows:-

     1. In the event Raphael or any member of its Group acquires the business, shares, assets or any part thereof of CM, in circumstances in which article 1.2.3.2 of the Boston Agreement would apply (a) the Company agrees to waive all its rights and entitlement to all and any part of the Fee, not to bring any claims against CM in connection with the non payment of such fee and to release CM from any obligations owed to the Company under such Article (b) any monies received by the Company in respect of such Fee shall be paid forthwith to Raphael, or at the direction of Raphael, repaid forthwith to CM and any monies received shall, until such payment or repayment, be held by the Company on trust for Raphael or CM as the case may be.

     2. In the event CM is acquired by any person or entity other than Raphael or any member of its Group, the Fee shall be split as to fifty percent (50%) to the Company and as to fifty percent to Raphael.

     3. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     4. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of them together constitute one and the same agreement.

     IN WITNESS WHEREOF this Agreement has been signed by the parties on the day and year first above written.

                                SCHEDULE

Name                                     Address

R.J. Peel
Reads Trustees Limited
R.N. House
G.S. Gould
N.J. Hewitt
M. Parry
Atlanta Partner
R.A.D. Burgess

Corporate Business Advisors Limited      82 Dean Street
                                         London
                                         W1V 5AB

                                                                       Exhibit E


                        [Reads Trustees Ltd Letterhead]



To:  Renaissance Solutions, Inc.


Dear Sirs

The Richard Peel Life Interest Trust
Sale of 42,240 ordinary 1p shares in Coba Consulting Limited

We are the present trustees of the above trust. We refer to the proposed purchase by yourselves of the trustee's holding of ordinary shares in Coba Consulting Ltd, which is intended to take place on the terms, or substantially on the terms, of the draft Stock Purchase Agreement attached at annex A.

     Whilst, we are unable to fetter our future discretions, we confirm that the trustee's present intention is not to make any payment or distribution from the consideration received on sale during the period from the completion of the sale to [30 April] 1998.

     In the event that on [30 April] 1998 there remains any uncured Event of Default (as defined in the Escrow Agreement which it is intended will be entered into simultaneously with the Stock Purchase Agreement in the form, or substantially in the form, of the draft attached at annex B) we further confirm that it is the trustee's present intent to retain within the trust sufficient of the consideration received on the sale to cover in full the trustee's potential liability arising from the Event of Default.

Yours faithfully


Reads Trustees Ltd

                                                                       Exhibit F

       DATED                                                        1997
       -----------------------------------------------------------------



                             R. J. PEEL AND OTHERS



                                    - AND -



                          RENAISSANCE SOLUTIONS, INC.



                      ------------------------------------

                                OPTION AGREEMENT
                      ------------------------------------

                                 LEWIS SILKIN
                                 Windsor House
                              50 Victoria Street
                               LONDON, SW1H ONW
                           Telephone: 0171 227 8000
                     Reference: GME/COO57.005/OPTION2.AGR

THIS AGREEMENT is made the              day of                         1997.
--------------

BETWEEN:-
-------

1.   The persons named in Schedule 1 (together the "Grantors");

2.   RENAISSANCE SOLUTIONS, INC. (formed under the laws of the State of
     ---------------------------
Delaware, USA) with its principal place of business at Lincoln North, 53 Old Bedford Road, Lincoln, MA 01773 USA (the "Grantee").

1.   INTERPRETATION
     --------------

     1.1 In this Agreement:-
     "BUSINESS DAY"
     ------------
     means any weekday (other than Saturday) on which banks are open in London and Boston, Massachusetts;
     "COMPANY"
      -------
     means Coba Consulting Limited, a company incorporated in England and Wales with registered number 01921567 whose registered office is at 40 Holborn Viaduct, London EC1N 2PB;
     "EXERCISE NOTICE"
     ---------------
     means the notice referred to in Clause 2.5;
     "EXERCISE PRICE"
     --------------
     means the consideration payable upon the transfer of the Option Shares as determined by the formula set out in Schedule 2;
     "FIRST OPTION"
     ------------
     means the right of the Grantee to purchase the First Option Shares in accordance with clause 2.1;
     "FIRST OPTION EXERCISE PERIOD"
      ----------------------------
     means the period commencing on the 6th day of April 1997 and ending on the 5th day of April 1998 inclusive or, if such day is not a Business Day, the immediately preceding Business Day;
     "FIRST OPTION SHARES"
      -------------------
     means the Option Shares listed in column 3 of Schedule 1;

     "GRANTEE COMMON STOCK"
     --------------------
     means shares of common stock of US$0.0001 per value per share in the capital of the Grantee at the date of this agreement and as thereafter consolidated or subdivided from time to time;
     "GRANTORS REPRESENTATIVE"
      -----------------------
     means Richard Jonathan Peel or such other representative that he shall appoint or shall succeed him in accordance with Clause 4;

      "GROUP COMPANY"
       -------------
     means the Grantee and any person undertaking or any subsidiary undertaking of a parent undertaking of the Grantee from time to time;

     "OPTIONS"
      -------
     means together the First Option and the Second Option;
     "OPTION SHARES"
      -------------
     means the shares of one penny each fully paid in the capital of the Company beneficially owned by and registered in the name of the Grantors listed in
     Schedule 1 and any shares into which such shares convert;
     "NETWORK COMPANIES"
      -----------------
     means those companies listed in Schedule 3 hereto;
     "SECOND OPTION"
      -------------
     means the right of the Grantee to purchase the Second Option Shares in accordance with clause 2.2;
     "SECOND OPTION EXERCISE PERIOD"
      -----------------------------
     means the period commencing on the 6th day of April 1998 and ending on the 5th day of April 1999 or, if such day is not a Business Day, the immediately preceding Business Day; and
     "SECOND OPTION SHARES"
      --------------------
     means the Option Shares listed in column 4 of Schedule 1;
     "SUBSIDIARY"
      ----------
     means COBA Group USA Limited, a company incorporated in Georgia with its principal place of business at 400 Colony Square, Suite 1040, Atlanta Georgia 30361, United States of America.

     1.2 The Clause headings are inserted for guidance only and shall not affect the meaning or interpretation of any part of this Agreement.

     1.3 Reference to Clauses, sub-clauses and Schedules in this Agreement are references to the Clauses, sub-clauses and Schedules of and to this Agreement.

     1.4 Words and phrases, the definitions of which are contained or referred to in the Companies Act or in the Insolvency Act 1986 shall be construed as having the meanings thereby attributed to them but excluding any statutory modification not in force at the date of this Agreement.

     1.5 Words importing the singular shall include the plural and vice versa; words importing the masculine shall include the feminine and neuter and vice versa; words importing persons shall include bodies corporate, unincorporated associations and partnerships.

     1.6 References in this Agreement to "(Pounds)" or "Pounds" shall mean pounds sterling and references to "$" or "Dollars" shall mean the lawful currency of the United States of America. For any conversion between the currencies the exchange rate shall be $1.67 to (Pounds)1.00.

2.  OPTION
----------

     2.1 In consideration of the sum of one pound ((Pounds)1) now paid by the Grantee to the Grantors Representative (receipt of which is acknowledged by the Grantors) each of the Grantors hereby grants to the Grantee the right upon the terms and subject to the conditions of this Agreement exercisable at any time during the First Option Exercise Period to purchase the First Option Shares then held by the Grantor for an aggregate consideration equal to the Exercise Price of the First Option Shares.

     2.2 In consideration of the sum of one pound ((Pounds)1) now paid by the Grantee to the Grantors Representative (receipt of which is acknowledged by the Grantors) each of the Grantors hereby grants to the Grantee the right upon the terms and subject to the conditions of this Agreement exercisable at any time during the

Second Option Exercise Period to purchase the Second Option Shares then held by the Grantor for an aggregate consideration equal to the Exercise Price of the Second Option Shares.

     2.3 The First Option shall be exercisable only in respect of all the First Option Shares.

     2.4 The Second Option shall be exercisable only in respect of all the Second Option Shares.

     2.5 Each Option may be exercised by the Grantee giving notice in writing exercising the relevant Option to the Grantors Representative and to the Company (an "Exercise Notice"). Each Grantor agrees that an Exercise Notice shall be deemed to have been validly served on him if the relevant Exercise Notice has been given to or served on the Grantors Representative notwithstanding any failure by the Grantee to send him an Exercise Notice or his non-receipt of an Exercise Notice. An Exercise Notice shall be irrevocable and shall bind the Grantee to purchase and each of the Grantors to sell the relevant Option Shares. The Grantors hereby waive all and any rights which they may have to object to the form of such Exercise Notice.

     2.6 An Exercise Notice shall state the date (being not less than 7 days after the date of service of such notice nor later than the last business day of the First Option Exercise Period or the Second Option Exercise Period (as the case may be) (the "Option Completion Date")) and place at which completion of the sale and purchase of the relevant Option Shares pursuant to the relevant Option is to take place.

     2.7 Upon the service of an Exercise Notice, the beneficial ownership in the relevant Option Shares shall pass to the Grantee. Pending the transfer of the legal interest therein, each Grantor shall:-

          2.7.1 not exercise or purport to exercise any rights in relation to such shares without the prior written consent of the Grantee;

          2.7.2 hold the relevant Option Shares and all securities, rights, monies and other property which may from time to time and in any manner whatsoever be derived from, accrue on, or be offered in respect of such Option Shares upon trust for the Grantee absolutely;

      2.7.3 exercise all voting rights and other rights and powers exercisable as the registered holder of such shares and other securities as the Grantee may from time to time direct;

      2.7.4 in security of the performance of the foregoing obligations, irrevocably appoint the Grantee as such Grantor's attorney in such Grantor's name or otherwise and on such Grantor's behalf from time to time to transfer or otherwise deal with such shares or other securities as the Grantee may, in its absolute discretion, deem fit and from time to time to sign, seal, deliver, complete and do all such transfers, agreements, renunciations, proxies, mandates, deeds, documents (including, without limitation, any consent to short notice of a general meeting or a separate class meeting), acts and things in connection with such shares or other securities as the Grantee may, in its absolute discretion, consider to be appropriate.

     2.8 Each Grantor shall be bound to sell and transfer the relevant number of Option Shares to the Grantee on the Option Completion Date. On the Option Completion Date, each Grantor shall deliver to the Grantee duly executed stock transfer forms in respect of the relevant number of Option Shares to be sold and transferred by him together with any share certificates in respect thereof.

     2.9 Any Option Shares sold by the Grantors pursuant to either of the Options shall be sold to the Grantee with full title guarantee and free from all liens, charges, mortgages and encumbrances and with all rights attaching thereto.

    2.10 Each Grantor hereby irrevocably appoints any officer for the time being of the Grantee as his attorney to execute in his name and on his behalf any instrument of transfer in respect of any Option Shares to be sold and transferred by him pursuant to any Option.

3.  GRANTORS UNDERTAKINGS
-------------------------

     3.1 Each of the Grantors warrants to the Grantee that he is and (subject as provided herein) will remain, until the exercise or expiry of the Second Option, the beneficial owner with full title guarantee of the Option Shares and has power and authority to enter into and perform this Agreement.

     3.2 The Grantors shall not save as permitted herein prior to the exercise or expiry of the Second Option transfer dispose of charge pledge or encumber in any way his interest in any of the Option Shares.

4.  GRANTEES UNDERTAKINGS
-------------------------

     4.1 In respect of each Option the Grantee shall pay or procure payment to the Grantor's Representative (which shall be an absolute discharge of the Grantee's obligation to the Grantor in respect of the relevant Exercise Price) of the relevant Exercise Price in Sterling on the relevant Option Completion Date in cash or, where permissable pursuant to the provisions of paragraphs 2.1.4, 2.1.5, 2.2.4 or 2.2.5 of Schedule 2, in Grantee Common Stock.

     4.2 In the event that any cash payable to the Grantor's Representative pursuant to the provisions of Clause 4.1 is not paid in full in immediately realisable funds on the due date for payment thereof and without prejudice to any of the remedies of the Grantor's Representative or the Grantors pursuant to the terms of this Agreement or otherwise, such amount shall accrue interest at the rate of 2% per annum above the base rate of Barclays Bank plc from time to time compounding quarterly and both before and after any judgement in respect thereof.

     4.3 The Grantee hereby undertakes that any Grantee Common Stock issued pursuant to the terms of this Agreement will be unregistered stock and issued pursuant to Regulation S of the Securities Act 1933 of the United States of America provided that each Grantor warrants that he/she does not intend to sell, transfer or distribute shares into the United States of America except in compliance with the Securities laws of the United States of America.

5.  GRANTORS REPRESENTATIVE
---------------------------

     5.1 In order to efficiently administer the transactions contemplated hereby, including:-

          5.1.1 the payment of the Exercise Price and the determination of the Exercise Price; and

      5.1.2 the waiver of any condition to the obligations of the Grantors to consummate the transactions contemplated hereby; the Grantors hereby designate R. J. Peel as their representative.

     5.2  The Grantors hereby authorise the Grantors Representative:-

          5.2.1 to make all decisions relating to the determination of the Exercise Price and to accept the payment of the Exercise Price;

      5.2.2 to take all action necessary in connection with the waiver of any condition to the obligations of the Grantors to consummate the Options contemplated hereby;

      5.2.3 to give and receive all notices required to be given under this Agreement;

      5.2.4 to take any and all additional action as is contemplated to be taken by or on behalf of the Grantors by the terms of this Agreement;

      5.2.5 to invest any monies received from the Grantee with any reputable bank or other financial institution; and

      5.2.6 to distribute all the consideration received from the Grantee in a fair and reasonable manner.

     5.3 In the event that the Grantors Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Grantors holding, at the date hereof, a majority of the Option Shares shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Grantors Representative for all purposes of this Agreement.

     5.4 All decisions and actions by the Grantors Representative, including without limitation any agreement between the Grantors Representative and the Grantee relating to the determination of each Exercise Price shall be binding upon all of the Grantors and no Grantor shall have the right to object, dissent, protest or otherwise contest the same.

     5.5  By his execution of this Agreement, each Grantor agrees that:-

      5.5.1 the Grantee shall be able to rely conclusively on the instructions and decisions of the Grantors Representative as to the determination of the Exercise Price or any other actions required or permitted to be taken by the Grantors Representative hereunder, and no party hereunder shall have any cause of action against the Grantee to the extent the Grantee has relied upon the instructions or decisions of the Grantors Representative;

      5.5.2 all actions, decisions and instructions of the Grantors Representative shall be conclusive and binding upon all of the Grantors and no Grantor shall have any cause of action against the Grantors Representative for any action taken, decision made or instruction given by the Grantors Representative under this Agreement, except for fraud or wilful breach of this Agreement by the Grantors Representative;

      5.5.3 the provisions of this Section 4 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Grantor may have in connection with the transactions contemplated by this Agreement;

      5.5.4 as between himself and the other Grantors the Grantors Representative shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Agreement and every such determination made in good faith shall be conclusive and binding on the Grantors and the Grantors Representative may act on the opinion or advice of or information obtained from any solicitor, banker, broker, accountant or other expert and shall not be responsible for any loss occasioned by so acting;

      5.5.5 he shall indemnify the Grantors Representative rateably according to the amount of the Exercise Price receivable by him from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Grantors Representative by the Grantee, the Company or any other person in connection with this Agreement and in suing for and recovering any sum due to the Grantors or any of them under this Agreement; and

       5.5.6 the provisions of this Section 4 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Grantor and any references in this Agreement to a Grantor's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

     5.6 The Grantors' Representative shall be remunerated for his services his usual professional and other charges for such services as may be provided by him at a rate not to exceed (Pounds)500 per day plus VAT (if applicable). All fees and expenses incurred by the Grantors Representative shall be paid by the Grantors in proportion to the amount of the Exercise Price receivable by each Grantor.

6.  MISCELLANEOUS
-----------------

     6.1 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but except as expressly provided above none of the rights of the parties under this Agreement may be assigned or transferred save that the Grantee may transfer its rights, benefits and interests under this Agreement to any Group Company provided that the Grantee shall use all reasonable efforts to ensure that it shall not assign or transfer the benefit of any warranty or indemnity to any person, firm or body corporate which is incorporated in any part of the United Kingdom or which is resident in any part of the United Kingdom for the purposes of any law, rule or regulation relating to taxation or is otherwise assessable to taxation by any taxing authority (whether national or local) in the United Kingdom.


     6.2 Any notice required to be given by any of the parties under this Agreement shall be sent by first class pre-paid letter post or delivered by hand to:-
       6.2.1 in the case of notices to be given to the Grantors, to the Grantors Representative at Flat 372 Cromwell Towers, Barbican Centre, London;

     6.2.2 in the the case of notices to be given to the Grantors, to the Grantors Representative at Flat 372 Cromwell Towers, Barbican Centre, London; in the case of notices to be given to the Grantee to Renaissance Solutions, Inc., Lincoln North, Old Bedford Road, Lincoln, MA 01773; or to such other address in the United Kingdom, in the case of the Grantors Representative and, in the case of the Grantee, in the United States of America as the addressee may from time to time have notified for the purpose of this Clause 5.2. Communications delivered by hand shall be deemed to have been received upon delivery and if sent by post shall be deemed to have been received 48 hours after posting. In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this Clause.

      6.3 This Agreement constitutes the whole agreement between the parties hereto.

      6.4 Any controversy or claim of whatever nature arising of or relating to this Agreement or breach thereof shall be governed by and construed and interpreted in accordance with English Law and the parties agree to submit to the exclusive jurisdiction of the English Courts.

 EXECUTED and DELIVERED as a deed on the date hereof.

                                   SCHEDULE 1
                                   ----------

                                  THE GRANTORS
                                  ------------

                                      NUMBER AND     NUMBER AND
                                      ----------     ----------
NAME                  ADDRESS       CLASS OF FIRST    CLASS OF
----                  -------       --------------    --------
                                    OPTION SHARES      SECOND
                                    --------------     ------
                                                       OPTION
                                                       ------
                                                       SHARES
                                                       ------
R. J. Peel        Flat 372          10,246 1997 A    10,246 1998 A
                  Cromwell          Shares           Shares
                  Towers,
                  Barbican
                  Centre,
                  London

Reads Trustees    Wellington        17,534 1997 A    17,534 1998 A
 Limited          House, 17         Shares           Shares
                  Union Street,
                  Jersey,
                  Channel
                  Islands

Dean Street       Rokin 55          17,220 1997 B    17,220 199 B
Investments       1012 KK           Shares           Shares
B.V.              Amsterdam
                  The
                  Netherlands
                  33249274


G. S. Gould       Balindoney        7,830 1997 A     7,830 1998 A
                  House, 18         Shares           Shares
                  Valley Road,

                  Rickmansworth,
                  Herts

K. Gould          Balindoney        170 1997 A      170 1998 A
                  House, 18 Valley  Shares          Shares
                  Rickmansworth,
                  Herts


N. J. Hewitt      32 Binden         7,830 1997 A     7,830 1998 A
                  Road, London      Shares           Shares
                  W12 9RJ

M. Hewitt         32 Binden         170 1997 A       170 1998 A
                  Road, London      Shares           Shares
                  W12 9RJ

R. N. House       59 Falkland       6,299 1997 A     6,299 1998 A
                  Road, London      Shares           Shares
                  NW5 2XB

C. House          59 Falkland       1,701 1997 A     1,701 1998 A
                  Road, London      Shares           Shares
                  NW5 2XB

M. Parry          38 Irving Road,   7,000 1997 A     7,000 1998  A
                  London W14        Shares           Shares
                  0JS

A. Rimmer         8 Monserrat       6,000 1997 A     6,000 1998 A
                  Road, Putney,     Shares           Shares
                  London SW15
                  2LA

C. Green          21 Queens         6,000 1997 A     6,000 1998 A

                  Road,             Shares           Shares
                  Richmond,
                  Surrey TW10
                  6JW

O. Walker         130 Warwick       6,000 1997 A     6,000 1998 A
                  Way, London       Shares           Shares
                  SW1V 4JD

J. Rollins        1444 Fairview     6,000 1997 A     6,000 1998 A
                  Road, Atlanta,    Shares           Shares
                  Georgia 30306
                  USA

                                   SCHEDULE 2
                                   ----------

                                 EXERCISE PRICE
                                 --------------

1    In this Schedule:-

     1.1  "ADJUSTED OPERATING PROFIT"
          ---------------------------
        shall mean the aggregate of:-

        1.1.1 the pretax profits of each of the Company and the Subsidiary and/or the Business calculated on the basis of the accounting policies utilised in connection therewith at the Agreement Date and consistently applied (in the case of the Company, in accordance with UK GAAP) before interest and other financial expenses after excluding (i) all expenses relating to the implementation of the transactions contemplated in this Agreement; (ii) any management charges levied by the COBA Group to the Company prior to Closing; (iii) all costs relating to 4 Great James Street; (iv) incremental costs incurred by the Company at the request of or with the agreement of or as a result of policies pursued by the Grantee; (v) management charges made by the Grantee or its Associates; (vi) additional expenses incurred by bringing the benefits of the employees of the Company and the Subsidiary into line with those offered by the Grantee to its employees; and

        1.1.2 20% of the revenues received by the Grantee from sales by the Business of the Grantee's products and services to Customers or sales of the Grantee's products and services to customers introduced by the Business including, for the financial year ended 31st December 1998, any such revenues which may arise in January, February or March 1999 pursuant to written commitments for the provision of services by the Business received from such customers prior to 31st December 1998;

     1.2  "BUSINESS"
          ----------
          shall mean the business carried on by the Company and the Subsidiary from time to time and/or by any other person, firm, or body corporate in succession thereto;

      1.3      "CONSOLIDATED ACCOUNTS"
               -----------------------
          shall mean the audited consolidated accounts of the Company and the Subsidiary or, in the event that the Subsidiary is no longer a subsidiary of the Company or the Business is no longer carried on wholly by the Company and the Subsidiary, audited consolidated accounts for the relevant financial period for the Business prepared on the assumption that the Business was carried on during such period wholly by the Company;

      1.4      "CUSTOMERS"
               -----------
          shall mean customers of the Company or the Subsidiary at the date of this Agreement including, for the avoidance of doubt, the customers set out in Schedule 4;

      1.5      "REVENUES"
               ----------
          shall mean all fees and commissions billed by the Company or its subsidiaries and/or the Business excluding charges made to the Subsidiary by the Company or vice versa exclusive of VAT or sales tax including twenty per cent (20%) of the revenues received by the Grantee from sales by the Business of the Grantee's products and services to Customers or sales of the Grantees products and services to customers introduced by the Business including, for the financial year ended 31st December 1998, any such revenues which may arise in January, February or March 1999 pursuant to written commitments for the provision of services by the Business received from such customers prior to 31st December 1998. There shall be excluded from the definition of Revenues any gross income from any companies or businesses acquired by the Grantee, the Company and/or its subsidiaries (including any of the Network Companies);

      1.6      "OPERATING MARGIN" shall mean Adjusted Operating Profit as a
               ------------------
     percentage of Revenues;

      1.7      "POINTS RATIO" shall be the ratio achieved by adding together the
               --------------
number of Points applicable to the Employees whose names appear in the following table and who are employed by the Grantee or any Group Company on 31st December 1997 (or whose employment has been terminated either on notice (where such notice has been given with the consent of at least one of R. Peel, N. Hewitt or
G. Studd, such consent not to be unreasonably withheld) or due to death or disability in accordance with the terms of service of such Grantor) in case of the First Exercise Price and on 31st December 1998, in the case of the Second Exercise Price and dividing the resulting total by 525.

     Employee              Points
     --------              ------
     R.Peel                200
     R. House               50
     J. Rollins             50
     G. Gould               50
     N. Hewitt              50
     C. Green               12
     O. Walker              12
     A. Rimmer              12
     S.H. Baldwin            4
     K.E. Brown              4
     J.S. Bruce              4
     D. Cappelletti          4
     S. Casanova-Dhome       4
     L. Corr                 4
     C.E.Molloy              4
     S.P. Pavelin            4
     M.G. Pecorari           4
     M.P. Peirce             3
     L.N. Sayani             3
     G.A.G. Studd            4
     M. Thomas               3

     I. Waters               3
     D. Larsson              3
     B. Bittner              3
     C. Whitley              3
     M. Thumser              3

          M. Parry          50
          ========          ==

          TOTAL             550

          In the event the result of such division is greater than 1.0, the Points Ratio shall be 1.0.


2     There shall be two Exercise Prices, the Exercise Price in respect of the
First Option Shares (the "First Exercise Price"), and the Exercise Price for the Second Option Shares (the "Second Exercise Price") which shall be paid on the exercise of the Second Option. Each Exercise Price shall be paid to the Grantors Representative whose receipt of the same shall be an absolute discharge of the Grantee's obligations to make such payment to the Grantors.

     2.1   The First Exercise Price:  The First Exercise Price shall be based on
           ------------------------
the audited Revenues as set out in the Consolidated Accounts for the financial year ended 31st December 1997. In the event that such Revenues are less than $11.0 million the First Exercise Price shall be (Pounds)1. In the event that such Revenues are equal to or greater than $11.0 million the aggregate First Exercise Price, subject to adjustment as outlined below in paragraphs 2.3 and 2.4, shall be in the range of:

       2.1.1 $0 million to $1.1 million in cash where Revenues are equal to or greater than $11.0 million but less than $12.7 million;

       2.1.2 $1.1 million to $2.1 million in cash where Revenues are equal to or greater than $12.7 million but less than $13.5 million;

       2.1.3 $2.1 million to $4.4 million in cash where Revenues are equal to or greater than $13.5 million but less than $14.3 million;

       2.1.4 $4.4 million to $6.4 million consisting of $4.4 million in cash with the balance (if any) in cash and/or (while the same can be dealt in on a recognised investment exchange) unrestricted Grantee Common Stock (at the Grantee 's option) where Revenues are equal to or greater than $14.3 million but less than $16.5 million;

       2.1.5 $6.4 million consisting of $4.4 million in cash and $2.0 million in cash and/or (while the same can be dealt in on a recognised investment exchange) unrestricted Grantee Common Stock (at the Grantee's option) where Revenues are equal to or greater than $16.5 million.

2.2       The Second Exercise Price:    The Second Exercise Price shall be based
          -------------------------
       on the audited Revenues as set out in the Consolidated Accounts for the financial year ended 31st December 1998. In the event that such Revenues are less than $14.3 million the First Exercise Price shall be (Pounds)1. In the event that such Revenues are equal to or greater than $14.3 million the aggregate Second Exercise Price, subject to adjustment as outlined in paragraphs 2.3 and 2.4 below, shall be in the range of:

       2.2.1 $0 million to $1.1 million in cash where Revenues are equal to or greater than $14.3 million but less than $16.5 million;

       2.2.2 $1.million to $2.1 million in cash where Revenues are equal to or greater than $16.5 million but less than $17.5 million;

       2.2.3 $2.1 million to $4.4 million in cash where Revenues are equal to or greater than $17.5 million but less than $18.6 million;

       2.2.4 $4.4 million to $6.4 million consisting of $4.4 million in cash with the balance (if any) in cash and/or (while the same can be dealt in on a recognised investment exchange) unrestricted Grantee Common Stock (at the Grantee's option) where Revenues are equal to or greater than $18.6 million but less than $21.5 million;

       2.2.5 $6.4 million consisting of $4.4 million in cash and $2.0 million in cash and/or (while the same can be dealt in on a recognised investment exchange) unrestricted Grantee Common Stock (at the Grantee's option) where Revenues are equal to or greater than $21.5 million.

2.3       Interpolation of Ranges To determine the pre-adjustment amount of the
          -----------------------
       First and Second Exercise Prices (as the case may be) the value of actual Revenues for the applicable calendar year shall be interpolated in the applicable range set out above for revenues (the "Revenue Range") and a corresponding interpolation made in the relevant Exercise Price range.

2.4       Adjustments. To determine the actual amount of the First and Second
          ------------
       Exercise Prices (as the case may be):-

       2.4.1 firstly, in respect of the First Exercise Price only, in the event the Revenues for calendar year 1996 are below $11 million, the Revenue Ranges set out above for the First Exercise Price shall be increased by the amount equal to the difference between $11 million and the actual Revenues for calendar year 1996; then

       2.4.2 interpolation in accordance with paragraph 2.3 above shall take place to calculate the amount of the pre-adjustment First or Second Exercise Price (as the case may be); then

       2.4.3 in the event the Operating Margin for calendar year 1997 or 1998 (as the case may be) is less than thirty per cent (30%) the pre-adjustment First or Second Exercise Price (as the case may be) (after interpolation in accordance with paragraph 2.3 above) shall be decreased by five per cent (5%) for each percentage point (or part thereof) the Operating Margin is below thirty per cent (30%);
          then

     2.4.4 the resulting sum shall be multiplied by the Points Ratio. The resulting product shall be the aggregate amount to be paid in respect of the First or Second Exercise Price (as the case may be).

2.5 If the Grantee elects to make any part of the First or Second Exercise Price in Grantee Common Stock, then the number of shares of common stock to be issued to the Grantors shall be the number equal in value to the cash amount to be paid (or remaining to be paid if part of the payment is being made in cash) and for this purpose the value of Grantee Common Stock shall be the average closing price of the Grantee Common Stock on The NASDAQ Stock Market as quoted in The Wall Street Journal Eastern Edition over thirty days prior to the date of this Agreement ("the Original Stock Value") provided that the closing price on the last business day prior to the day on which the relevant Exercise Price is to be paid (the "Completion Stock Value") is not less than 80% of the Original Stock Value. In the event that the Completion Stock Value is less than 80% of the Original Stock Value then the relevant value shall be the Completion Stock Value. The number of shares of Grantee Common Stock issuable as the aggregate cash amount to be paid shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Grantee Common Stock between the date of this Agreement and the relevant Option Completion Date.

2.6 As promptly as reasonably possible following 31st December 1997 in the case of the First Exercise Price and 31st December 1998 in the case of the Second Exercise Price, the Grantee shall cause the Company to deliver or otherwise procure delivery to the Shareholders' Representative Consolidated Accounts for the fiscal year ended 31st December 1997 and 31st December 1998 (as the case may be) prepared in accordance with UK GAAP, without any adjustments applicable solely as a result of the acquisition of the entire issued ordinary share capital of the Company by the Grantee.

2.7 The Grantee shall cause the Company to deliver the calculation of the First Option Price and the Second Option Price (as the case may be) to the Grantors Representative as soon as reasonably possible following delivery of the financial statements referred to in paragraph 2.6 but in any event within 30 days of the delivery of audited figures for the years ended 31st December 1997 or 31 December 1998 as the case may be. Unless within sixty
     (60) days after receipt of the Grantee's calculation of the First Exercise Price or the Second Exercise Price (as the case may be), the Grantors Representative shall challenge the Grantee's determination of the First Exercise Price or the Second Exercise Price (as the case may be), the Grantee's determination shall be binding upon the Grantors.

2.8 The Grantors Representative and the independent certified accountants of his choice shall have the right to review the work papers of the Grantee and any accountants or auditors utilized by the Grantee in preparing the aforesaid financial statements and the calculation of the First Exercise Price or the Second Exercise Price (as the case may be). The Grantors Representative shall work in good faith and cooperate with the Grantee and the Grantee's auditors in the resolution of any dispute in connection with the aforesaid financial statements and the First Exercise Price or the Second Exercise Price (as the case may be).

2.9 If the Grantors Representative gives written notice within 60 days after receipt of the Grantee's determination of the First Exercise Price or the Second Exercise Price (as the case may be), of disagreement with any of the values or amounts shown therein specifying as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice") and if the Grantee and the Grantors Representative are unable to resolve any such disagreement within 60 days after the date of the Dispute Notice, the disagreement shall be submitted for resolution by written notice of either party to the other within 90 days after the date of the Dispute Notice (an "Arbitration Notice") in accordance with the provisions set out in paragraph 2.10.

2.10 If the Grantors Representative or the Grantee serve a Dispute Notice in accordance with paragraph 2.9, the matter in dispute shall be referred, at the request of either the Grantors Representative or the Grantee, for a decision to one of the Big Six accounting firms (the "Expert"). Within fifteen days after the referral of the matter in dispute to the Expert, the Expert, the Grantee and the Grantors Representative shall meet, at which time the Grantee and the Grantors Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue. The Expert shall set a date for a hearing which shall be no later than thirty days after the submission of written proposals to discuss each of the issues identified by the Grantee and the Grantors Representative. Each party shall have the right to be represented by counsel. The Expert shall use its best efforts to rule on each disputed issue within thirty days after the completion of the hearings referred to above. All rulings of the Expert shall be in writing and shall be delivered to the parties hereto. The Expert shall act as an expert and not as an arbitrator and its decision shall, save in the case of manifest error, be final and binding on the parties. The fees of the Expert shall be paid by the Grantors Representative and/or the Grantee as the Expert may direct.

 RENAISSANCE SOLUTIONS, INC.


     By:________________________________


     Title:______________________________

THE CORPORATE SEAL            )
of DEAN STREET                )
INVESTMENTS b.v.              )
was hereunto affixed in the   )
presence of:

               Director:_______________________________


               Director/Secretary______________________________


EXECUTED as a DEED            )
by RICHARD PEEL    )
in the presence of:
                   )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by ROBERT HOUSE               )
in the presence of:
                   )

               Name:

               Address:



               Occupation:
EXECUTED as a DEED            )
by GRAHAM GOULD               )
in the presence of:
                   )

               Name:

               Address:



               Occupation:


EXECUTED as a DEED            )
by NICHOLAS HEWITT            )
in the presence of:
                   )

               Name:

               Address:



               Occupation:


EXECUTED as a DEED            )
by MARK PARRY                 )

in the presence of:
                   )

               Name:

               Address:


               Occupation:

EXECUTED as a DEED            )
by JEAN ROLLINS               )
in the presence of:
                   )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by ALASTAIR RIMMER            )
in the presence of:
                   )

               Name:


               Address:



               Occupation:

EXECUTED as a DEED            )
by CHRIS GREEN                )
in the presence of:           )

               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by OLIVER WALKER              )
in the presence of:           )


               Name:

               Address:



               Occupation:

EXECUTED as a DEED            )
by CLARE ELIZABETH HOUSE      )
in the presence of:           )

               Name:


               Address:



               Occupation:

EXECUTED as a DEED            )
by K. HEWITT                  )
in the presence of:           )

               Name:

               Address:



               Occupation:


EXECUTED as a DEED            )
by MARNEY GOULD               )
in the presence of:           )


               Name:

               Address:

               Occupation:


THE CORPORATE SEAL
of READS TRUSTEES LIMITED
was hereunto affixed in the
presence of:

                                Director:_______________________________


                                Director/Secretary______________________________

                                                                       EXHIBIT G

                          NUMBER OF COMPANY:  1921567
                INCORPORATED UNDER THE COMPANIES ACTS 1948-1981
                           COMPANY LIMITED BY SHARES
                                      NEW
                            ARTICLES OF ASSOCIATION
                                    - OF -
                            COBA CONSULTING LIMITED
                  -------------------------------------------
                     (ADOPTED BY WRITTEN RESOLUTION PASSED
                         ON THE 3RD DAY FEBRUARY 1997)
1. PRELIMINARY
--------------

  1.1 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended, ("Table A") shall apply to the Company save insofar as they are varied or excluded by or are inconsistent with these Articles of Association.

  1.2 Any reference in these Articles of Association to a regulation shall be construed as a reference to the regulation of that number contained in Table A.

  1.3 Where the context so requires, words importing the singular number shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

  1.4     In these regulations:-

          "ACT"
           ---
          means the Companies Act 1985 and any statutory modification or reenactment thereof for the time being in force;
          "ASSOCIATED COMPANY"
           ------------------
          where used in relation to the Company means any other company which is for the time being and from time to time the Company's holding company bothmediate and immediate any subsidiary as defined in Section 736 of the Actand any company whose equity share capital (as defined in
          Section 744 of the Act) is more twenty-five per cent (25%)and less than fifty-one per cent 51%) for the time being beneficially owned by the Company or any subsidiary or any holding company of the Company; "COMPANY"
           -------
          means this Company and "company" includes any body corporate or association of persons whether or not a company within the meaning of the Act;

          "DIRECTORS"
           ---------
          means the Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

          "GROUP"
          -----
          means the Company and its associated companies collectively;
          "Option Agreement"
           ----------------
          means the option agreement dated the same day as the Articles were adopted by the Company and entered into between the Parent and the other members of the Company on such date;
          "PARENT"
           ------
          means any company holding a majority of the Ordinary Shares in the capital of the Company;
          "SECRETARY"
           ---------
          means the person for the time being holding office as the secretary of the Company;
          "1997 SHARES"
          -----------
          means the 1997 "A Shares, the 1997 "B" Shares, the 1997 "C" Shares, the 1997 "D" Shares, the 1997 "E" Shares and the 1997 "F" Shares; "1998 SHARES"
          -----------
          means the 1998 "A Shares, the 1998 "B" Shares, the 1998 "C" Shares, the 1998 "D" Shares, the 1998 "E" Shares and the 1998 "F" Shares;
          "Y" SHARES"
          ---------
          means the "Y" Shares of one penny each into which the 1998 Shares may be converted pursuant to article 2.2.4.2;
          "Z" SHARES"
           ----------
          means the "Z" Shares of one penny each into which the 1997 Shares may be converted pursuant to article 2.2.4.1;
          "TABLE A"
           -------
          means the regulations contained in Table A as prescribed pursuant to
          Section 8(1) of the Act.


2.  SHARE CAPITAL
    -------------

  2.1 The authorised share capital of the Company at the date of adoption of these Articles is (Pounds)3,090.06 divided into 107,000 ordinary shares of one penny each ("the Ordinary Shares"), 82,780 1997 "A" Shares of one penny each ("the 1997 "A" Shares"), 17,220 1997 "B" Shares of one penny each ("the 1997 "B" Shares"), 1,000 1997 "C" Shares of one penny each ("the 1997 "C" Shares"), 1 1997 "D" Share of one penny ("the 1997 "D" Shares"), 1 1997 "E" Share of one penny ("the 1997 "E" Shares") and 1 1997 "F" Share of one penny ("the 1997 "F" Shares"), 82,780 1998 "A" Shares of one penny each ("the 1998 "A" Shares"), 17,220 1998 "B" Shares of one penny each ("the 1998 "B" Shares"), 1,000 1998 "C"
Shares of one penny each ("the 1998 "C" Shares"), 1 1998 "D" Share of one penny ("the 1998 "D" Shares"), 1 1998 "E" Share of one penny ("the 1998 "E" Shares") and 1 1998 "F" Share of one penny ("the 1998 "F" Shares").

  2.2 Subject to any other provisions contained in these Articles, the rights and restrictions attached to and imposed on respectively the Ordinary Shares, the 1997 and the 1998 Shares shall be as follows:-
          2.2.1    INCOME
                   ------
                   The Ordinary Shares shall confer upon the holders thereof, to the exclusion of the holders of the 1997 Shares and the 1998 Shares, the right to receive all and any dividends or other distributions which the Company shall from time to time declare make or pay.

          2.2.2    CAPITAL
                   -------
                   In the event of a winding up of the Company or any other return of capital or assets, the assets of the Company remaining after payment of its debts and liabilities (exclusive of any debts which shall have become due in accordance with Article 2.2.1 and of any costs, charges and expenses of a winding up) available for distribution among the members shall be applied in the following order or priority:-
                   2.2.2.1 firstly, in paying to the holders of the Ordinary
                           Shares, the amounts paid up or credited as paid up on such shares together with any premiums paid or credited as paid on the issue or subscription of such shares and a further premium of (Pounds)100,000 per Ordinary Share;
                   2.2.2.2 secondly, in paying to the holders of the 1997 "A"
                           Shares and the 1998 "A" Shares, the nominal amount paid up or credited to be paid up on such Shares;
                   2.2.2.3 thirdly, in paying to the holders of the 1997 "B" Shares and the 1998 "B" Shares, the nominal amount paid up or credited as paid up on such Shares;
                   2.2.2.4 fourthly, in paying to the holders of the 1997 "C" Shares and the 1998 "C" Shares, the nominal amount paid up or credited as paid up on such shares;
                   2.2.2.5 fifthly, in payin g to the holders of the 1997 "D"
                           Shares and 1998 "D" Shares, the nominal amount paid up or credited to be paid up on such Shares;
                   2.2.2.6 sixthly, in paying to the holders of the 1997 "E"
                           Shares and 1998 "E" Shares, the nominal amount paid up or credited to be paid up on such Shares;
                   2.2.2.7 seventhly, in pay ing to the holders of the 1997 "F"
                           Shares and 1998 "F" Shares, the nominal amount paid up or credited to be paid up on such Shares; and
                   2.2.2.8 eighthly, in distributing the balance if any to the holders of the Ordinary Shares in proportion to the amounts paid up or credited as paid up on the same;

          Save as aforesaid and as hereinafter provided, the "Z" Shares, the "Y" Shares, 1997 "A" Shares, 1997 "B" Shares, 1997 "C" Shares, 1997 "D"

          Shares, 1997 "E" Shares, 1997 "F" Shares, 1998 "A" Shares, 1998 "B" Shares, 1998 "C" Shares, 1998 "D" Shares, 1998 "E" Shares and 1998 "F" Shares shall not entitle the holders thereof to participate in the Company.

      2.2.3        VOTING
                   ------
                   2.2.3.1 The Ordinary Shares shall confer upon the holder or holders thereof the right to attend and vote at any general meeting of the Company and on a poll to cast one vote for every Ordinary Share of which they are the holders.

                   2.2.3.2 The holders of 1997 "A" Shares, 1997 "B" Shares, 1997 "C" Shares, 1997 "D" Shares, 1997 "E" Shares, 1997 "F" Shares, 1998 "A" Shares, 1998 "B" Shares, 1998 "C" Shares, 1998 "D" Shares, 1998 "E" Shares and 1998 "F"
Shares shall have no right to receive notice of any general meeting of the Company nor to attend or vote thereat.
       2.2.4       CONVERSION
                   ----------
              2.2.4.1 Each of the 1997 Shares shall convert into a "Z" Share on 6th April 1998 unless an Option Notice (as defined in the Option Agreement) in respect of the 1997 Shares has been served in accordance with the terms of the Option Agreement.
              2.2.4.2 Each of the 1998 Shares shall convert into a "Y" Share on 6th April 1999 unless an Option Notice (as defined in the Option Agreement) in respect of the 1998 Shares has been served in accordance with the terms of the Option Agreement.
       2.2.5 Upon the conversion of the 1997 Shares to "Z" Shares pursuant to article 2.2.4.1 above, the "Z" Shares shall have the following rights notwithstanding any other provision of this
                   Article 2:-
              2.2.5.1      INCOME
                           ------
                           Until the date of conversion of the "Y" Shares pursuant to article 2.2.4.2 the "Z" Shares shall confer upon the holders thereof the right to receive ninety per cent of any dividend or other distribution which the Company shall from time to time declare make or pay with the balance to be receivable by the holders of the Ordinary Shares.
              2.2.5.2      CAPITAL
                           -------
                           Until the date of conversion of the "Y" Shares pursuant to article 2.2.4.2 the holders of the "Z" Shares shall be entitled to receive the balance of any distribution on a winding up of the Company or any other return of capital or assets of the Company to the exclusion of the holders of the Ordinary Shares.
                           VOTING
              2.2.5.3      ------
                           Until the date of conversion of the "Y" Shares pursuant to article 2.2.4.2 the "Z" Shares shall confer upon the holder or holders thereof the right to attend and vote at any general meeting of the Company and on a poll to cast in aggregate ninety per cent of the votes exercisable at such meeting.

              2.2.5.4      CONVERSION
                           ----------
                           Upon conversion of the "Y" Shares pursuant to article
                           2.2.4.2 the "Z" Shares shall convert into and be redesignated as Ordinary Shares.
       2.2.6 Upon the conversion of the 1998 Shares to "Y" Shares pursuant to article 2.2.4.2 above, the "Y" Shares shall have the following rights notwithstanding any other provision of this
                   Article 2:-
              2.2.6.1      INCOME
                           ------
                           The "Y" Shares shall confer upon the holders thereof the right to receive ninety per cent of any dividend or other distribution which the Company shall from time to time declare make or pay with the balance to be receivable by the holders of the Ordinary Shares.
              2.2.6.2      CAPITAL
                           -------
                           The holders of the "Y" Shares shall be entitled to receive the balance of any distribution on a winding up of the Company or any other return of capital or assets of the Company to the exclusion of the holders of the Ordinary Shares.
              2.2.6.3      VOTING
                           ------
                           The "Y" Shares shall confer upon the holder or holders thereof the right to attend and vote at any general meeting of the Company and on a poll to cast in aggregate ninety per cent of the votes exercisable at such meeting.
       2.2.7       VARIATION OF RIGHTS
                   -------------------
                   Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may not be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up without the consent in writing of the holders of at least three quarters of the issued shares of that class or without the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of that class but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall mutatis mutandis apply except that the necessary quorum shall be two (2) persons together holding or representing by proxy at least one third in nominal amount of the issued shares of the class or if all the shares of any class are registered in the name of a single corporate shareholder or its nominee or an Option Notice has been exercised in respect of the 1997 Shares or 1998 Shares (as the case may be) then the quorum shall be one
                   (1) person being the duly authorised representative of such shareholder at any such meeting or adjourned meeting and the holders of shares of that class shall on a poll have one (1) vote in respect of every share of that class held by them respectively.

 2.3 The pre-emption provisions of section 89(1) of the Act and the provisions of sections 90(1) to (6) of the Act do not apply to any allotment of the Company's equity securities.

 3.  TRANSFER OF SHARES
-----------------------

 3.1 Otherwise than in accordance with the provisions of these Articles, no holder of any of the 1997 Shares and/or the 1998 Shares shall:-
       3.1.1 pledge, mortgage (whether by way of fixed or floating charge) or otherwise encumber its legal or beneficial interest in any of the 1997 Shares and/or the 1998 Shares; or
       3.1.2 sell, transfer or otherwise dispose of any of such 1997 Shares and/or 1998 Shares (or any legal or beneficial interest therein); or
       3.1.3       enter into any agreement in respect of
                   the votes attached to any of his 1997 Shares and/or 1998 Shares; or
       3.1.4 agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing.

 3.2 In the event of a holder of any of the 1997 Shares or any of the 1998 Shares dying or being adjudicated bankrupt or insolvent (a "bankrupt or dead shareholder") there shall be deemed to have been a notice (the "Transfer Notice") served by the bankrupt or dead shareholder immediately prior to such adjudication. The Transfer Notice shall state the number of 1997 Shares and 1998 Shares held by the bankrupt or dead shareholder and shall constitute the Company the agent of the bankrupt or dead shareholder for the sale of all (but not some of) the shares comprised in the Transfer Notice to the Parent. The Transfer Notice shall also be deemed to appoint any director of the Company as attorney of the bankrupt shareholder with the power to execute any such instruments or documents to transfer title to the bankrupt or dead shareholder's shares to the Parent. The price to be paid for the bankrupt or dead shareholder's 1997 Shares and/or 1998 shares shall be the bankrupt or dead shareholder's proportion of the First Exercise Price and/or the Second Exercise Price (whichever shall be the case) and shall be paid in accordance with Article 3.5. The bankrupt or dead shareholder's proportion of the First Exercise Price and the Second Exercise Price shall be the percentage of the bankrupt or dead shareholder's holding of 1997 Shares and 1998 Shares of the total issued 1997 Shares and 1998 Shares.

 3.3 For the purpose of ensuring compliance with Article 3.2 the Company shall receive the consideration for any such shares and hold the consideration in trust for the bankrupt shareholder's trustee in bankruptcy (with no obligation to earn interest on the same or dead shareholder's personal representatives). The receipt of the Company for the consideration shall be good discharge to the Parent. The failure by the Company to carry out its agent's powers under Article
          3.2 shall not
          in any way release the bankrupt or dead shareholder from his obligation to transfer the relevant shares to the Parent.

  3.4 Any 1997 Shares and/or 1998 Shares may be transferred at any time by the holder of any such shares to any other person, including another member, with the prior written consent of the holder of all or a majority of the Ordinary Shares.

  3.5 For the purpose of ensuring the compliance with the provisions of this Article each holder of 1997 Shares and 1998 Shares shall forthwith on becoming a member deposit with the Company the share certificates representing all his 1997 Shares and/or 1998 Shares in the Company together with transfers thereof duly executed by him (but leaving the transferee's name in blank) and such deposit shall irrevocably constitute the Company his agent for the sale of such shares in accordance with this Article and to receive the consideration for any such shares and against receipt thereof to deliver to the holder of all or a majority of the Ordinary Shares or its nominee the deposited executed transfer (with power on behalf of the relevant holder to enter the name of the holder of all or a majority of the Ordinary Shares or its nominee thereon as transferee) and the relevant share certificate(s) and to hold the consideration in trust for the relevant holder (but with no obligation to earn interest on the same). The receipt of the Company for the consideration shall be a good discharge to Parent or its nominee and after the name of the holder of all or a majority of the Ordinary Shares or its nominee has been entered in the register of members the validity of the proceedings shall not be questioned by any person. The failure by the Company to carry out its agency powers under this Article 3.3 shall not in any way release the relevant holder from his obligations under this Article 3 to transfer the relevant shares to the holder of all or a majority of the Ordinary Shares or its nominee.

  3.6 Forthwith on the holder of all or a majority of the Ordinary Shares or its nominee submitting duly stamped transfer(s) to the Company with supporting share certificate(s), the Company shall enter the name of the holder of all or a majority of the Ordinary Shares or its nominees in the register of members in respect of any relevant 1997 Shares and/or 1998 Shares covered by the transfer(s) and the Directors shall have no right to refuse to register the same.

  3.7 The provisions of this Article 3 shall be enforceable against the personal representatives or trustees of any holder of 1997 Shares and/or 1998 Shares.

4.    CALCULATION OF EXERCISE PRICE
-----------------------------------

  4.1     For the purposes of this Article 4 the following definitions shall
          ------------------------------------------------------------------
          apply:
          ------

          "SUBSIDIARY"
           ----------
          means COBA Group USA Limited, a company incorporated in Georgia USA with its principal place of business at 400 Colony Square, Suite 1040, Atlanta, Georgia, 30361, USA;
          "UK GAAP"
          -------
          means United Kingdom generally accepted accounting principals;
                         "ADJUSTED OPERATING PROFIT"
                          -------------------------

          shall mean the aggregate of:-
          (a) the pretax profits of each of the Company and the Subsidiary and/or the Business calculated on the basis of the accounting policies utilised in connection therewith at the Agreement Date and consistently applied (in the case of the Company, in accordance with UK GAAP) before interest and other financial expenses after excluding (i) all expenses relating to the acquisition of any shares in the Company by the Parent; (ii) any management charges levied by the COBA Group Partnership to the Company prior to 1st February 1997; (iii) all costs relating to premises at 4 Great James Street, London; (iv) incremental costs incurred by the Company at the request of or with the agreement of or as a result of policies pursued by the Parent; (v) management charges made by the Parent or its Associates; (vi) additional expenses incurred by bringing the benefits of the employees of the Company and the Subsidiary into line with those offered by the Parent to its employees; and
          (b) 20% of the revenues received by the Parent from sales of its products and services to Customers (as defined in the Option Agreement) including, for the financial year ended 31st December 1998, any such revenues which may arise in January, February or March 1999 pursuant to written commitments for the provision of services by the Business received from such customers prior to 31st December 1998;

          "BUSINESS"
           --------
          shall mean the business carried on by the Company and the Subsidiary from time to time and/or by any other person, firm or body corporate in succession thereto;

          "REVENUES"
           --------
          shall mean all fees and commissions billed by the Company or its subsidiaries and/or the Business excluding charges made to the Subsidiary by the Company or vice versa exclusive of Value Added Tax or sales tax including twenty per cent (20%) of the revenues received by the Parent from sales of its products and services to Customers (as defined in the Option Agreement) including, for the financial year ended 31st December 1998, any such revenues which may arise in January, February or March 1999 pursuant to written commitments for the provision of services by the Business received from such customers prior to 31st December 1998. There shall be excluded from the definition of

          Revenues any gross income from any companies or businesses acquired by the Parent, the Company and/or its subsidiaries;

          "OPERATING MARGIN"
           ----------------
          shall mean Adjusted Operating Profit as a percentage of Revenues;

          "POINTS RATIO"
           ------------
          shall be the ratio achieved by adding together the number of Points applicable to the persons whose names appear in the following table and who are employed by any Group Company on 31st December 1997 (or whose employment has terminated either on notice (where such notice has been given with the consent of at least one of R. Peel, N. Hewitt or G. Studd, such consent not to be unreasonably withheld) or due to death or disability in accordance with the terms of service of such employee) in case of the First Exercise Price, and on 31st December 1998, in the case of the Second Exercise Price and dividing the resulting total by 525:-


          Employee             Points
          --------             ------

          R.Peel                200
          R. House               50
          J. Rollins             50
          G. Gould               50
          N. Hewitt              50
          C. Green               12
          O. Walker              12
          A. Rimmer              12
          S.H. Baldwin            4
          K.E. Brown              4
          J.S. Bruce              4
          D. Cappelletti          4
          S. Casanova-Dhome       4
          L. Corr                 4
          C.E.Molloy              4
          S.P. Pavelin            4
          M.G. Pecorari           4
          M.P. Peirce             3
          L.N. Sayani             3
          G.A.G. Studd            4
          M. Thomas               3
          I. Waters               3

          D. Larsson              3
          B. Bittner              3
          C. Whitley              3
          M. Thumser              3

          M. Parry               50

          TOTAL                 550

          In the event the result of such division is greater than 1.0, the Points Ratio shall be 1.0;

  4.2 There shall be two Exercise Prices, the Exercise Price in respect of the 1997 Shares (the "First Exercise Price"), and the Exercise Price
for the 1998 Shares (the "Second Exercise Price"). Each Exercise Price shall be paid to the Company pursuant to Article 3.3 whose receipt of the same shall be an absolute discharge of the Parent's obligations to make such payment to the holders of the 1997 Shares and the 1998 Shares;

  4.3     "The First Exercise Price"
          ------------------------
          The First Exercise Price shall be based on the audited Revenues as set out in the Consolidated Accounts of the Company and its subsidiaries for the financial year ended 31st December 1997. In the event that such Revenues are less than $11.0 million, the First Exercise Price shall be (Pounds)1. In the event that such Revenues are equal to or greater than $11.0 million the aggregate First Exercise Price, subject to adjustment as outlined below in articles 4.5 and 4.6, shall be in the range of:

          4.3.1 $0 million to $1.1 million in cash where Revenues are equal to or greater than $11.0 million but less than $12.7 million;

          4.3.2 $1.1 million to $2.1 million in cash where Revenues are equal to or greater than $12.7 million but less than $13.5 million;

          4.3.3 $2.1 million to $4.4 million in cash where Revenues are equal to or greater than $13.5 million but less than $14.3 million;

          4.3.4 $4.4 million to $6.4 million consisting of $4.4 million in cash with the balance (if any) in cash and/or (while the same can be dealt in on a recognised investment exchange) any shares or stock in the Parent (at the Parent's option) where Revenues are equal to or greater than $14.3 million but less than $16.5 million;

          4.3.5 $6.4 million consisting of $4.4 million in cash and $2.0 million in cash and/or (while the same can be dealt in on a recognised investment exchange) any shares or stock in the Parent (at the Parent's option) where Revenues are equal to or greater than $16.5 million;

  4.4     "The Second Exercise Price"
           -------------------------
          The Second Exercise Price shall be based on the audited Revenues of the Company and its subsidiaries as set out in the Consolidated

          Accounts of the Company and its subsidiaries for the financial year ended 31st December 1998. In the event that such Revenues are less than $14.3 million, the First Exercise Price shall be (Pounds)1. In the event that such Revenues are equal to or greater than $14.3 million the aggregate Second Exercise Price, subject to adjustment as outlined in paragraphs 2.3 and 2.4 below, shall be in the range of:
          4.4.1 $0 million to $1.1 million in cash where Revenues are equal to or greater than $14.3 million but less than $16.5 million;

          4.4.2 $1.million to $2.1 million in cash where Revenues are equal to or greater than $16.5 million but less than $17.5 million;

          4.4.3 $2.1 mi llion to $4.4 million in cash where Revenues are equal to or greater than $17.5 million but less than $18.6 million;

          4.4.4 $4.4 million to $6.4 million consisting of $4.4 million in cash with the balance (if any) in cash and/or (while the same can be dealt in on a recognised investment exchange) any shares or stock in the Parent (at the Parent's option) where Revenues are equal to or greater than $18.6 million but less than $21.5 million;

          4.4.5 $6.4 million consisting of $4.4 million in cash and $2.0 million in cash and/or (while the same can be dealt in on a recognised investment exchange) any shares or stock in the Parent (at the Parent's option) where Revenues are equal to or greater than $21.5 million;

  4.5     "Interpolation of Ranges"
           -----------------------
          To determine the pre-adjustment amount of the First and Second Exercise Prices (as the case may be) the value of actual Revenues for the applicable calendar year shall be interpolated in the applicable range set out above for revenues (the "Revenue Range") and a corresponding interpolation made in the relevant Exercise Price range;
  4.6     "Adjustments"
           -----------
          To determine the actual amount of the First and Second Exercise Prices (as the case may be):-

          4.6.1 firstly, in respect of the First Exercise Price only, in the event the Revenues for calendar year 1996 are below $11 million, the Revenue Ranges set out above for the First Exercise Price shall be increased by the amount equal to the difference between $11 million and the actual Revenues for calendar year 1996; then

          4.6.2 interpolation in accordance with Article 4.5 shall take place to calculate the amount of the pre-adjustment First or Second Exercise Price (as the case may be); then

          4.6.3 in the event the Operating Margin for calendar year 1997 or 1998 (as the case may be) is less than thirty per cent (30%) the pre-adjustment First or Second Exercise Price (as the case may be) (after interpolation in accordance with Article [4.5]) shall be decreased by five per cent (5%) for each percentage point (or part thereof) the Operating Margin is below thirty per cent (30%); then

          4.6.4 the resulting sum shall be multiplied by the Points Ratio. The resulting product shall be the aggregate amount to be paid in respect of the First or Second Exercise Price (as the case may be).

  4.7 If the Parent elects to make any part of the First or Second Exercise Price in any shares or stock in the Parent, then the number of shares or stock to be issued to the holders of the 1997 Shares and 1998 Shares shall be the number equal in value to the cash amount to be paid (or remaining to be paid if part of the payment is being made in cash) and for this purpose the value of shares or stock in the Parent shall be the average closing price of such shares or stock on The NASDAQ Stock Market as quoted in The Wall Street Journal Eastern Edition over thirty days prior to the date of the adoption of these Articles of Association ("the Original Stock Value") provided that the closing price on the last business day prior to the day on which the relevant Exercise Price is to be paid (the "Completion Stock Value") is not less than 80% of the Original Stock Value. In the event that the Completion Stock Value is less than 80% of the Original Stock Value then the relevant value shall be the Completion Stock Value. The number of shares or stock in the Parent issuable as the aggregate cash amount to be paid shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting such shares or stock between the date of the adoption of these Articles and the day on which the relevant Exercise Price is to be paid.

  4.8 The Company shall deliver the calculation of the First Exercise Price and the Second Exercise Price (as the case may be) to the relevant member or members as soon as reasonably possible but in any event within 30 days of the delivery of audited accounts for the years ended 31st December 1997 or 31 December 1998 as the case may be. Unless within sixty (60) days after receipt of the calculation of the First Exercise Price or the Second Exercise Price (as the case may be), the relevant member or members shall challenge the determination of the First Exercise Price or the Second Exercise Price (as the case may be), the Parent's determination shall be binding upon the relevant member or members.

  4.9 If the relevant member or members gives written notice within 60 days after receipt of the Parent's determination of the First Exercise Price or the Second Exercise Price (as the case may be), of disagreement with any of the values or amounts shown therein specifying as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice") and if the Parent and the relevant member or members are unable to resolve any such disagreement within 60 days after the date of the Dispute Notice, the disagreement shall be submitted for resolution by written notice of either party to the other within 90 days after the date of the Dispute Notice (an "Arbitration Notice") in accordance with the provisions set out in
          Article 4.10.

  4.10 If the relevant member or members or the Parent serve a Dispute Notice in accordance with Article 4.9 the matter in dispute shall be referred, at the request of either the relevant member or members or the Parent, for a decision to one of the Big Six accounting firms (the "Expert"). Within fifteen days after the referral of the matter in dispute to the Expert, the Expert, the Parent and the relevant member or members shall meet, at which time the Parent and the relevant member or members shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue. The Expert shall set a date for a hearing which shall be no later than thirty days after the submission of written proposals to discuss each of the issues identified by the Purchaser and the relevant member or members. Each party shall have the right to be represented by counsel. The Expert shall use its best efforts to rule on each disputed issue within thirty days after the completion of the hearings referred to above. All rulings of the Expert shall be in writing and shall be delivered to the parties hereto. The Expert shall act as an expert and not as an arbitrator and its decision shall, save in the case of manifest error, be final and binding on the parties. The fees of the Expert shall be paid by the relevant member or members and/or the Parent as the Expert may direct.

5. PROCEEDINGS AT GENERAL MEETINGS
----------------------------------
  5.1 No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business; save as herein otherwise provided one member entitled to vote upon the business to be transacted or a proxy for that member or a duly authorised representative of a corporation shall be a quorum. Regulation 40 shall be modified accordingly.

6. PROXIES AND REPRESENTATIVES OF CORPORATION
--------------------------------------------
  6.1 An instrument appointing a proxy may be in usual or common form and shall be in writing under the hand of the appointor (and where it is signed on behalf of the appointor by an attorney the letter of power of attorney or a duly certified copy thereof) must be delivered at the registered office of the Company at any time before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same date as the meeting or adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the Secretary (or the Chairman of the meeting if appropriate) at such meeting adjourned meeting or poll. An instrument of proxy shall not be treated as valid until such delivery shall have been effected. Regulation 62 shall not apply.

  6.2 The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

  6.3 Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company present in person at such meeting.

7. DIRECTORS
------------

  7.1 The number of directors shall not be less than one. Regulation 64 shall be modified accordingly.

8. APPOINTMENT AND REMOVAL OF DIRECTORS
---------------------------------------
  8.1 The directors are not subject to retirement by rotation. Regulations 73, 74 and 75 do not apply and reference in any other regulation to retirement by rotation must be disregarded.

  8.2 The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

  8.3 A person appointed by the directors to fill a vacancy or as an additional director is not required to retire from office at the annual general meeting next following his appointment and the last two sentences of Regulation 79 are deleted.

  8.4 The holder or holders of more than half in nominal value of the Ordinary Shares may remove a director from office and appoint a person to be a director, but only if the appointment does not cause the number of directors to exceed a number fixed by or in accordance with the Articles as the maximum number of directors. The removal or appointment is effected by notice to the Company signed by or on behalf of the holder or holders. The notice may consist of several documents in similar form each signed by or on behalf of one or more holders and shall be left at or sent by post or facsimile transmission to the office or such other place designated by the directors for the purpose. The removal or appointment takes effect immediately on deposit of the notice in accordance with the Articles or on such later date (if any) specified in the notice.

9. PROCEEDINGS OF DIRECTORS
---------------------------

  9.1 Regulation 88 is modified by the exclusion of the third sentence and the substitution for it of the following sentences:-
                 "Every director must receive notice of a meeting, whether or not he is absent from the United Kingdom. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively".

  9.2 A director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone, video conference or form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the Articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participants is assembled or, if there is no such group, where the Chairman of the meeting then is.

10. DIVIDENDS
--------------

 10.1 In regulation 102 the words "but no dividend shall exceed the amount recommended by the directors" shall be deleted.

11.  ACCOUNTS
-------------

 11.1 The directors shall on reasonable notice being given make the books of account and all other documents relating to the affairs of the Company available for inspection by or on behalf of the Company's holding company as defined by Section 736 of the Act.

12. NOTICES
-----------

 12.1 A notice may be given by the Company to any member either personally or by sending it by post to him or to his or its registered address. Where a notice is sent by post service of the notice shall be deemed to be effected by properly addressing prepaying and posting a letter containing the notice and to have been effected at the expiration of three (3) days after the letter containing the same is posted or seven
          (7) days in the case of an address outside the United Kingdom. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first names in the register of members in respect of the share. Regulation 112 shall not apply.

 12.2 In regulation 116 the words "within the United Kingdom" shall be deleted.

                                                                       EXHIBIT H

                DATED                            FEBRUARY 1997
                ----------------------------------------------



                               POWER OF ATTORNEY

                                      OF

                                      1~

                                 LEWIS SILKIN
                                 Windsor House
                                Victoria Secret
                                London SW1H ONW

                          Telephone:  (0171) 227 8000
                              Ref:  GME.CO057005

BY THIS POWER OF ATTORNEY made on                           February 1997

1. I, 1~ of 2~ appoint Renaissance Solutions, Inc. of Lincoln North, 55 Old Bedford Road, Lincoln, MA01773 (the "Purchaser") as my attorney (with power to delegate) on my behalf and in my name or otherwise (and to the complete exclusion of any rights I may have in that respect):-

  1.1 to exercise all voting and other rights (including, without limitation, the right to appoint proxies on my behalf) and receive all benefits and entitlements (including, without limitation, all dividends and distributions) which may now or at any time in the future attach to the shares in Coba Consulting Limited which I have today sold or agreed to transfer to the Purchaser ("the Shares"); and

  1.2 to transfer and deal with the Shares, rights, benefits and entitlements and execute all such other documents (including without limitation any consent to short notice of a general meeting) and do all such acts and things in connection with all of the above as the Purchaser shall from time to time think fit as if the Purchaser were the absolute legal and beneficial owner of the Shares.

2. All acts done and documents executed or signed by or on behalf of the Purchaser in good faith in the exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on me and my successors.

3. I hereby undertake to ratify and confirm everything and every act which the Purchaser shall do or purport to do by this Power of Attorney.

4. This Power of Attorney is given by way of security for my obligations as bare nominee of the Shares for the Purchaser and, subject to clause 5, shall be irrevocable in accordance with Section 4 of the Powers of Attorney Act 1971.

5. This Power of Attorney shall remain in full force and effect until the date upon which the Purchaser shall become the registered holder of the Shares in the books of COBA Consulting Limited.

6. This Power of Attorney shall be governed by and construed in accordance with the laws of England and Wales.

EXECUTED and DELIVERED as a deed on the date of this document.


EXECUTED and DELIVERED as a deed   )
by 1~                              )
in the presence of:                )

                                                                       Exhibit I

             DATED                                           1997
             ----------------------------------------------------



                            COBA CONSULTING LIMITED



                                      AND



               -------------------------------------------------

                               SERVICE AGREEMENT

               -------------------------------------------------









                                 LEWIS SILKIN
                                 WINDSOR HOUSE
                              50 VICTORIA STREET
                                LONDON SW1H ONW
                             TEL: (0171) 227 8000
                               REF: GME.CO057005

THIS AGREEMENT is made on the             day of                          1997
--------------


BETWEEN:-
-------

1.   COBA CONSULTING LIMITED whose registered office and principal place of
     -----------------------
business is at 40 Holborn Viaduct, London EC1N 2PB ("the Company")

2.   [                                                   ] of [
     -----------------------------------------------------
             ] ("the Consultant")


NOW IT IS HEREBY AGREED as follows:-
-----------------------

1.  DEFINITIONS
---------------

  1.1 In this Agreement the following words and expressions shall unless the context otherwise requires have the following meanings:-

  "COMMENCEMENT DATE"
   -----------------
  means the date set out in paragraph 3 of Schedule 1;

  "CONFIDENTIAL INFORMATION"
   ------------------------
  means the information and trade secrets referred to in sub-clause 9.1;

  "THE DIRECTORS"
   -------------
  means the directors of the Company for the time being and from time to time;

  "DISCIPLINARY RULES AND PROCEDURE"
   --------------------------------

  means the rules referred to in paragraph 6 of Schedule 2;

  "GROUP COMPANY"
   -------------
  means any company which is a holding company or a subsidiary undertaking of the Company or any such holding company (as such expressions are defined in sections 258, 259 and 736 of the Companies Act 1985 as amended);

  "HOLIDAY YEAR"
   ------------

  means the period referred to in paragraph 8 of Schedule 1;

  "INTELLECTUAL PROPERTY RIGHTS"
   ----------------------------

  means:-

  (i)     patents and patent applications;

  (ii) trade and service marks whether or not registered and any trading style or set-up together with any goodwill accrued;

  (iii) copyrights or like rights in respect of drawings, designs, computer software and any other work in which copyright subsists;

  (iv)    registered designs;

  (v) rights under any agreement granted by or to third parties to use any of the above;

  "THE SALARY"
   ----------

  means the salary set out in paragraph 4 of Schedule 1 as amended from time to time.

  1.2 References to any enactment shall be construed as references to such enactment as from time to time re-enacted and to any previous enactment consolidated therein and to any regulation or order made thereunder.

  1.3 Words denoting the singular shall include the plural and vice versa and words denoting one gender shall include all genders.

  1.4 Unless otherwise stated all references to Clauses and Sub-clauses and Schedules in this Agreement are references to Clauses and Sub-clauses of and Schedules to this Agreement.

  1.5 The provisions set out in the Schedules to this Agreement shall be incorporated in and form part of this Agreement.

  1.6 The Clause headings in this Agreement are for the convenience of the parties only and shall not affect its interpretation in any way.

2.  EMPLOYMENT AND JOB DESCRIPTION
----------------------------------

  2.1 The Company shall employ the Consultant and the Consultant agrees to serve the Company in the capacity or capacities set out in paragraph 5 of
Schedule 1 or in such other capacity or capacities as may be mutually agreed between the Directors and the Consultant from time to time. The Consultant agrees to perform such services for any Group Company and accept such offices in any such Group Company as the Directors may reasonably request.

  2.2 The Consultant shall be responsible to and work at the direction of the Directors.

3.  TERM OF THE EMPLOYMENT AND NOTICES
--------------------------------------

  3.1 Subject to the provisions for termination contained in sub-clause 11.1 this Agreement shall commence on the Commencement Date and (subject to the Disciplinary Rules and Procedure) shall continue until terminated by either party giving to the other party notice in writing of not less than the period of notice set out in paragraph 6 of Schedule 1.

4.  DUTIES
----------

  4.1 The Consultant shall carry out such duties and exercise such powers in relation to the Company as may from time to time be assigned to or vested in him by the Directors within the parameters of his job description specified in paragraph 5 of Schedule 1.

  4.2 During the period of this Agreement the Consultant shall (without prejudice to the generality of sub-clause 4.3) in the course of his duties:-

    4.2.1 faithfully and diligently serve the Company in all respects and use his utmost endeavours to maintain extend develop and promote the interests of the Company and its reputation; and

    4.2.2 give to the Directors or such persons as shall be nominated by them such information regarding the affairs of the Company as they shall reasonably require; and

    4.2.3 at all times conform to the reasonable directions of the Directors;
and

    4.2.4 undertake such travel both inside and outside the United Kingdom as the Directors may reasonably require for the proper performance of the Consultant's duties.

  4.3 The Consultant shall unless prevented by ill health from so doing devote the whole of his time and attention and abilities to the businesses and affairs of the Company as directed by the Directors from time to time.

5.  REMUNERATION AND BENEFITS
-----------------------------

  5.1 Subject as provided in this Agreement the Company shall pay to the Consultant the Salary which shall be subject to annual review and which shall accrue from day to day and be payable monthly by equal instalments in arrears.

  5.2 The Consultant shall also be entitled to those benefits (if any) set out in paragraph 9 of Schedule 1 or such other benefits as shall be agreed from time to time between the Company and the Consultant.

  5.3 Any benefits provided by the Company to the Consultant or his family which are not expressly referred to in this Agreement shall be regarded as ex-gratia and at the entire discretion of the Company and shall not form part of this Agreement.

  5.4 The Company may at its absolute discretion award a profit or performance related bonus calculated by reference to the Company's profitability or the individual's performance. Any such bonus awarded is normally paid within 3 months of the end of the Company's financial year.

  5.5 Any loan to cover education or relocation expenses or other such discretionary expenditure by the Company for the benefit of the Consultant and any monies outstanding in respect of such loans and expenses and including (but without prejudice to the generality of the foregoing) any amounts outstanding and due to the Company in respect of the Consultant's use of taxis on the Company's account are repayable forthwith on the cessation of the Consultant's contract with the Company for any reason whatsoever.

  5.6 The Company shall be entitled to deduct from the Consultant's Salary and such other monies as may be payable to him all sums owing or otherwise payable from the Consultant to the Company.

6.  EXPENSES
------------

  6.1 In addition to the remuneration specified in sub-clause 5.1 and if agreed by the Directors the Consultant shall be reimbursed all reasonable expenses properly wholly and exclusively incurred by him in the discharge of his duties under this Agreement upon production of receipts or other evidence therefor.

7.  SICKNESS
------------

  7.1 The Consultant shall undergo a medical examination by such a doctor or physician as the Director shall appoint at the expenses of the Company at any time as the Directors may reasonably require.

  7.2 For any period of incapacity for work of between four and seven calendar days a self-certification form must be signed and handed to the Directors. The Company may require such forms to be signed for lesser periods at its discretion. For any longer period of incapacity for work a statement signed by a registered medical practitioner must be obtained and handed to the Directors at weekly intervals commencing on the eighth day of absence. Absences from work should be notified as early as possible on the first day of absence. For the purposes of the Statutory Sick Pay Scheme ("SSPS") the "qualifying days" are Monday to Friday inclusive.

  7.3 SSPS applies to this employment. The Company will pay to the Consultant during absence through sickness or injury (after taking into account sums to which the Consultant is entitled under SSPS):-

    7.3.1 during the first 12 months of continuous employment for up to the first 20 working days absence in aggregate pay at the same rate as the Consultant's remuneration and thereafter at the Directors' discretion;

    7.3.2 after the first 12 months of continuous employment for the first 65 working days absence in any period of 12 months pay at the same rate as the Consultant's remuneration and thereafter at the Directors' discretion.

  7.4 If the Consultant is absent from work by reason of injuries sustained wholly or partly as a result of actionable negligence, nuisance or breach of any statutory duty on the part of any third party all payments made to him by the Company under this Clause in respect of such absence shall be deemed to constitute loans by the Company to the Consultant which shall be repaid by the Consultant when and only to the extent that he recovers compensation for loss of earnings from that third party by action or otherwise.

  7.5 In the event that the Consultant is absent from work for a period longer than 90 days or if the Consultant shall be so incapacitated at different times for more than 90 days (whether working days or not) in any period of 365 consecutive days then the Company shall be entitled to terminate the Consultant's employment at any time by written notice with effect from the date specified in the notice.

8.   HOLIDAYS
-------------

  8.1 PUBLIC HOLIDAYS: the Consultant is entitled to 8 paid Public Holidays each year as follows:-

       New Year's day

       Good Friday
       Easter Monday

       May Day
       Spring Bank Holiday
       Summer Bank Holiday

       Christmas Day
       Boxing Day

   8.2 The Consultant shall in addition to the Public Holidays be entitled to the number of working days holiday set out in paragraph 7 of Schedule 1 (or such greater number as the Company may decide) in every Holiday Year to be taken at such time or times as may be agreed between the Consultant and the Company but so that no more than 10 consecutive working days shall be taken by the Consultant at any one time without the prior consent of the Company (such consent not to be unreasonably withheld).

   8.3 If the Consultant joins the Company during the course of the Holiday Year the Consultant is entitled to one and two thirds days' holiday with pay for each completed month since the 1st January of that year.

   8.4 On the termination of this Agreement the Consultant shall be entitled to remuneration in lieu of holiday at the rate of one and two thirds days' holiday for every completed month worked since the 1st January of the year in which the termination occurs less any holiday already taken (fractions of a day being rounded down to the nearest whole number of days) or be required to repay to the Company pay received for holiday taken in excess of the Consultant's accrued holiday entitlement. Any sums so due may be deducted from any money owing to the Consultant by the Company on the termination of this Agreement.

   8.5 The Consultant must normally give at least 30 days notice of proposed holiday dates and these must then be agreed with the Company.

   8.6 By agreement with the Company the Consultant may carry up to 5 days unused basic holiday entitlement forward to a subsequent holiday year. The Consultant will not be entitled to receive payment in lieu of holiday which is not taken unless as provided for in clause 8.4.

   8.7 The Company may require the Consultant to take outstanding holiday entitlement during any period of notice.

   8.8 Holiday entitlement shall only accrue during any absence due to illness or injury at the absolute discretion of the Company.

 9.  CONFIDENTIALITY
--------------------

   9.1 The Consultant shall not either during the period of this Agreement (otherwise than in the proper performance of his duties hereunder) or otherwise without the prior written consent of the Company divulge to any person company firm or company whatsoever and shall use his best endeavours to prevent the publication of and shall not make use of and shall prevent the use of (until the same shall in the reasonable opinion of the Company have become public knowledge otherwise than by breach hereof):-

     9.1.1 any confidential information concerning the business accounts or finances of the Company or any Group Company or of any client Consultant agent servant or supplier of the Company or any Group Company which has will or may at any time have come to the knowledge of the Consultant during his employment;

     9.1.2 the names of or other means of identifying any clients or any confidential report or research commissioned by or on behalf of the Company or any Group Company any of their respective clients in connection with the businesses or affairs of the Company or any Group Company;

     9.1.3 any trade secrets of the Company or any Group Company including but not limited to know-how and confidential transactions which have or may have come to the knowledge of the Consultant during his employment;

     9.1.4 any other information reasonably designated as confidential to the Company or any Group Company which has or may have come to his knowledge during his employment.

10.  INTELLECTUAL PROPERTY RIGHTS
---------------------------------

  10.1 If during his employment the Consultant shall whether during the course of his normal duties or other duties specifically assigned to him (whether or not during working hours) and whether alone or in conjunction with another originate or obtain any rights over any work or subject matter related to the Company's work or work for a client to which the Consultant shall have been assigned (whether or not registrable) and in which any Intellectual Property Rights may subsist he shall forthwith disclose the same to the Company and shall (subject to the effect of sub-clause 10.2) regard himself in relation thereto as a trustee for the Company.

  10.2 The Consultant (to the extent that the same does not vest in the Company by operation of law or under this Agreement) hereby assigns to the Company with full title guarantee by way of assignment of present and future Intellectual Property Rights all that the Consultant's rights title and interest in and to all material written devised or obtained by the Consultant and pertaining to the operation or business for the time being of the Company or resulting from or suggested by any work which the Consultant shall carry out during the continuance of his employment hereunder or has already done prior to the date of this Agreement and all rights of action for damages for infringement of such Intellectual Property Rights including so called conversion damages to hold the same absolutely for the entire period of such Intellectual Property Rights and any renewals and extensions thereof and thereafter in perpetuity and the Consultant hereby waives such rights of paternity and integrity as he would otherwise have been entitled to exercise pursuant to part 1 of Chapter IV Copyright Design and Patents Act 1988.

  10.3 It is agreed that for the purpose of the proviso to Section 2(1) of the Registered Designs Act 1949 the covenant on the part of the Company in this regard shall as between the Company and the Consultant be treated as good consideration and the Company shall be treated for the purpose of that Act as the proprietor of any design of which the Consultant may be the author in the circumstances described in sub-clause 10.2.

  10.4 The Consultant hereby agrees and undertakes that he will execute such deeds or documents and do all such acts and things as may be necessary or desirable to substantiate the rights of the Company in respect of the matters referred to in this Clause.

  10.5. The assignment contained in sub-clause 10.2 shall not be affected by reason of the termination of this Agreement for whatever reason.

11.  NON-COMPETITION
--------------------

  11.1 The Consultant hereby covenants and undertakes with the Company so that each covenant and undertaking shall be a further separate and severable obligation and without prejudice and in addition to all other like obligations already or hereafter so undertaken by the Consultant that during his employment and for one year following termination of his employment the Consultant will not directly or indirectly:-

    11.1.1 solicit, divert or take away from the Company or any Group Company or attempt to divert or take away the business or patronage of any of the clients, customers or accounts or prospective clients, customers or accounts of the Company or any Group Company at any time during the 12 month period immediately preceding the Termination Date (or if shorter the period during which the Employee was employed by the Company) for which the Employee was personally responsible, of which he had personal knowledge and with which he was personally involved at any such time;

    11.1.2 recruit, solicit or hire or otherwise retain the services of any employee of the Company or any Group Company or induce, attempt to induce or encourage any other employee of the Company to terminate his employment with the Company or any Group Company or otherwise cease his/her relationship with the Company or any Group Company.

  11.2 For the purposes of clause 11.1.1 the term "prospective client, customers or accounts" shall mean any persons, firms or bodies corporate with whom or which the Consultant, on behalf of the Company or any Group Company, has been in negotiation or who or which has received a presentation with which the Consultant was involved with a view to the provision of the services of the Company or any Group Company to such persons, firms or bodies corporate.

  11.3 The restrictions contained in this Agreement are considered reasonable by the parties and are necessary for the protection of the business and goodwill of the Company but in the event any such restrictions shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restrictions shall apply with such modification as may be necessary to make them valid and effective.

12.  TERMINATION
----------------

  12.1 The Disciplinary Rules and Procedure of the Group (as adopted from time to time) apply to the Consultant's employment hereunder.

  12.2 Upon termination of this Agreement for whatsoever reason the Consultant shall immediately deliver up to the Company all notes memoranda and other correspondence documents papers and property belonging to the Company or any relevant third party relating to the business internal affairs and confidential information of the Company or any of its clients which may have been prepared by him or have come into his possession during the course of or as a result of him employment with the Company and shall not retain any copies thereof and shall not permit the same to be used by and shall use his best endeavours to prevent the use of the same by any person.

  12.3 If the Consultant's employment is terminated in accordance with Clause 3 of this Agreement the Consultant shall have no right to work during the period of notice (although the Company shall have the power to require him to do so) and accordingly the Company shall be entitled to suspend the Consultant on full pay during the period of such notice. Notwithstanding the notice provisions of Clause

3 the Company may in lieu of notice forthwith pay the Consultant the salary he would have received during the period of notice and in such event his employment shall forthwith terminate on the payment of such salary in lieu of notice.

13.  PRIOR AGREEMENTS
---------------------

  13.1 This Agreement shall take effect in substitution for all previous agreements or arrangements on and from the Commencement Date as from which date all other agreements or arrangements whether written or oral expressed or implied between the Consultant and the Company relating to the service or employment of the Consultant shall be deemed to have been cancelled.

14.  EMPLOYMENT RIGHTS ACT 1996
-------------------------------

  14.1 Schedule 2 contains the further particulars of the terms of employment of the Consultant not contained in this Agreement and Schedule I and which are required by the Employment Rights Act 1996.

15.  POST OPERATIVE
-------------------

  15.1 The expiry or determination of this Agreement howsoever arising shall not affect such of the provisions hereof as are expressed to operate or have effect after the termination of this Agreement and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

16.  ASSIGNMENT
---------------

  16.1 The benefit of this Agreement or the obligations of the Consultant hereunder may be assigned to and enforced by all successors and assigns for the time being of the Company and this Agreement and obligations shall operate and remain binding notwithstanding the same.

17.  NOTICES
------------

  17.1 Any notices required to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly served if hand delivered or sent by telefacsimile or (if within the United Kingdom) by first class registered or recorded delivery post or (if outside the United Kingdom) by registered airmail post correctly addressed to the relevant party's address as such party may designate from time to time in writing and marked for the attention of the Directors in the case of notice addressed to the Company.

  17.2    Any notice shall be deemed to have been served:-

    17.2.1     if hand delivered at the time of delivery;

    17.2.2 if sent by telefacsimile during business hours at its destination or after 24 hours if not within business hours but subject to proof by the sender that he holds an acknowledgement from the addressee confirming receipt of the transmitted notice in readable form;

    17.2.3 is sent by post within the United Kingdom 48 hours after posting (exclusive of Sundays and Bank Holidays);

    17.2.4 if sent by post to or from outside the United Kingdom five days after posting (exclusive of Sundays and Bank Holidays).

18.  RELEVANT LAW
-----------------

  18.1 The construction validity and performance of this Agreement shall be governed by the laws of England and the parties hereto hereby submit exclusively to the jurisdiction of the High Court of Justice in England and Wales and agree that process in respect of any proceedings brought in connection with this Agreement may be served on them in the manner set out above.

                                  SCHEDULE 1
                                  ----------

                            TERMS OF THE EMPLOYMENT
                            -----------------------

1.  Date of this Agreement:-

2.  Name and address of the Consultant:-

3.  Commencement Date:-          The date of this Agreement.

4.  Salary:-

5.  Job description and title:-

6.  Notice period:-                    60 days

7.  Number of days holiday:-           20 days

8.  Holiday year:-                     Calender year

9.  Benefits:-                   BUPA and Permanent Health Insurance

   9.1    payment by the Company of such premiums for the purpose of:-

     9.1.1 the Company's existing arrangement with the British United Provident Association (BUPA) or such other medical insurance of good repute as shall be agreed from time to time by the Directors and the Consultant; and

     9.1.2 securing Permanent Health Insurance with such company or institution as shall be agreed from time to time by the Directors and the Consultant.

                                  SCHEDULE 2
                                  ----------

                           PARTICULARS OF EMPLOYMENT
                           -------------------------

 1.  PLACE OF WORK
------------------

   1.1    The Consultant shall initially carry out his duties at:

   1.2 If any changes in place of work shall reasonably require the Consultant to change his place of residence outside of the area of Greater London the Company may in its absolute discretion pay the reasonable expenses necessarily incurred by the Consultant as a consequence.

 2.  HOURS OF WORK
------------------

   2.1 The Consultant shall normally attend at 40 Holborn Viaduct, London EC1N 2PB to carry out his duties. The Consultant's normal working hours shall be Monday to Friday 09h00 to 18h00. The Consultant shall devote his or her whole working time and attention and diligently and to the best of the Consultant's skill and ability perform the duties of his or her employment during the hours of work. It is expected that the level of work will necessitate longer hours of work than those stipulated and the Consultant shall attend at the offices of Coba Consulting Limited or elsewhere during and outside these times as may be reasonably required or necessary for the proper discharge of the duties of the employment or in the event of absence of others or due to the need to meet the urgency or importance of particular work in hand. The Consultant shall not be entitled to extra remuneration for any additional hours worked whether inside or outside normal working hours.

 3.  SICKNESS AND INJURY
------------------------

   3.1 The terms and conditions relating to incapacity for work due to sickness or injury are set out in Clause 7 of this Agreement. Any entitlement to payment during absence from work in other circumstances shall be at the discretion of the Directors.

 4.  PENSION
------------

   4.1 There is no pension scheme in which the Consultant has the right to participate by virtue of this Agreement.

   4.2 A contracting-out certificate under the Social Security Pensions Act 1975 is not in force in respect of the employment.

 5.  GRIEVANCE PROCEDURE
------------------------

   5.1 If the Consultant has any grievance it should be raised with a Director either orally or in writing. If the matter is not settled at this level within 10 working days the Consultant may pursue it with the Managing Director or such person to whom the Managing Director has delegated such power from time to time. The Consultant should set out the nature of the grievance in writing to the Managing Director who shall then arrange a meeting with the Consultant within three working days of receipt of details of the grievance.

 6.  DISCIPLINARY RULES AND PROCEDURE
-------------------------------------

   6.1 The Consultant shall observe such rules and regulations relating to the code of conduct and disciplinary procedure as the Directors may from time to time decide and make known in writing to the Consultant. The Disciplinary Procedure is a policy document only and does not form part of this contract of employment nor confer any contractual entitlement on the Consultant.

 7.  CONTINUOUS EMPLOYMENT
--------------------------

   7.1 The employment of the Consultant hereunder shall be continuous with the Consultant's previous period of employment with the Company which commenced
on [                       ].


SIGNED by                       )
for and on behalf of            )
THE COMPANY                     ) ............................................



SIGNED by the CONSULTANT        ) ............................................

                                                                       EXHIBIT J

     DATED                                                             1997
     ----------------------------------------------------------------------



          (1)       RICHARD JONATHAN PEEL
                  GRAHAM SIMON GOULD
                  NICHOLAS JOHN HEWITT
                  ROBERT NEVILLE HOUSE
                  DEAN STREET INVESTMENTS B.V.
                  MARK PARRY


          (2)     COBA CONSULTING LIMITED

                          ___________________________

                             TERMINATION AGREEMENT
                          ___________________________

                                 Lewis Silkin
                                 Windsor House
                              50 Victoria Street
                                London SW1H 0NW
                             Tel: (0171) 227 8000
                              Ref: GME.CO057.005

THIS DEED is made on              day of                              1997
---------
BETWEEN
-------

1    RICHARD JONATHAN PEEL of Flat 372, Cromwell Towers, Barbican Centre,
     ---------------------
London, GRAHAM SIMON GOULD of Balindoney House, 18 Valley Road, Rickmansworth,
         ------------------
Herts, NICHOLAS JOHN HEWITT of 32 Binden Road, London W12 9RJ, ROBERT NEVILLE
       --------------------                                    --------------
HOUSE of 59 Falkland Road, London NW5 2XB, DEAN STREET INVESTMENTS B.V.  of 82
-----                                      ----------------------------
Dean Street, London W1V 5AB and MARK PARRY of 38 Irving Road, London W14 0JS (as
                                ----------
all the partners of the firm known as The Coba Group Partnership "the
Partners").

2    COBA CONSULTING LIMITED (Registered No: 1921567) whose registered office is
     -----------------------
situate at 40 Holborn Viaduct, London EC1N 2PB (the "Company").

WHEREAS:
--------

A. The Partners have provided Consulting Services to the Company upon the terms of an agreement as evidenced by a memorandum dated 23 January 1997 (the "Consultancy Agreement").

B. The Purchaser has agreed to acquire the entire issued ordinary share capital of the Company under the terms of a Stock Purchase Agreement dated 27 January 1997 and made between, inter alia, Richard Jonathan Peel and the Purchaser (the "Stock Purchase Agreement").

C. The Company and the Partners have agreed to terminate the arrangements between them contained in the Consultancy Agreement on the terms of this Deed.

NOW IT IS HEREBY AGREED as follows:
-----------------------

1. In consideration of the Purchaser completing the acquisition of the entire issued share capital of the Company, the Partners hereby confirm that the arrangements, agreements, undertakings, covenants, indemnities and warranties recorded in the Consultancy Agreement are terminated with immediate effect notwithstanding clause 3.1 of the Memorandum.

2. The Partners acknowledge that they have no claims whatsoever against the Company other than in respect of the loan referred to in clause 9.5 of the Stock Purchase Agreement owing to the Partners by the Company (the "Loan"). The Partners hereby release the Company from and otherwise waive any and all liabilities and obligations arising from or in connection with the Consultancy Agreement or otherwise other than in respect of:

 2.1 payment of any fees due in respect of the provision of services pursuant to the Consultancy Agreement prior to completion of the Stock Purchase Agreement; and
 2.2 repayment of any loans owing to the Partners by the Company at the date of completion of the Stock Purchase Agreement.

3. This Deed shall be governed by and construed in accordance with the laws of England and the parties hereto agree to submit to the exclusive jurisdiction of the High Court of Justice in England and Wales in relation to any claim, dispute or difference which may arise hereunder

EXECUTED and DELIVERED as a deed on the date set out above.

SIGNED by RICHARD         )
JONATHAN PEEL             )
in the presence of:-      )


Witness Signature:  ....................................

Witness Name:       ....................................

Witness Address:    ....................................


               ...................................

               ...................................

               ...................................

Witness Occupation: ....................................


SIGNED by GRAHAM          )
SIMON GOULD               )
in the presence of:-      )


Witness Signature:  ....................................

Witness Name:       ....................................

Witness Address:    ....................................


               ...................................

               ...................................

               ...................................

Witness Occupation: ..............................

SIGNED by NICHOLAS        )
JOHN HEWITT               )
in the presence of:-      )


Witness Signature:  ....................................

Witness Name:       ....................................

Witness Address:    ....................................


               ...................................

               ...................................

               ...................................

Witness Occupation: ....................................


SIGNED by ROBERT          )
NEVILLE HOUSE             )
in the presence of:-      )


Witness Signature:  ....................................

Witness Name:       ....................................

Witness Address:    ....................................


               ...................................

               ...................................

               ...................................

Witness Occupation: ....................................

The COMMON SEAL of DEAN         )
STREET INVESTMENTS B.V.         )
was hereunto affixed in the     )
presence of:-                   )

                                             ...................................
                                                                        Director

                                             ...................................
                                                              Director/Secretary


SIGNED by MARK PARRY            )
in the presence of:-            )



Witness Signature:  ....................................

Witness Name:       ....................................

Witness Address:    ....................................


               ...................................

               ...................................

               ...................................

Witness Occupation: ..............................



The COMMON SEAL of              )
COBA CONSULTING LIMITED         )
was hereunto affixed in the     )
presence of:-                   )
                                             ...................................
                                                                        Director

                                             ..................................
                                                              Director/Secretary

The COMMON SEAL of              )
RAPHAEL, INC. was hereunto      )
affixed in the presence of:-    )

                                             ...................................
                                                                        Director

                                             ...................................
                                                              Director/Secretary

                                                                       EXHIBIT K

    DATED                                                             1997
    ----------------------------------------------------------------------



          (1)    RICHARD JONATHAN PEEL

          (2)    DEAN STREET INVESTMENTS B.V.

          (3)    GRAHAM SIMON GOULD

          (4)    NICHOLAS JOHN HEWITT

          (5)    ROBERT NEVILLE HOUSE

          (6)    MARK PARRY

          (7)    READS TRUSTEES LIMITED

          (8)    COBA CONSULTING LIMITED



                          ___________________________

                             TERMINATION AGREEMENT
                          ___________________________



                                  Lewis Silkin
                                 Windsor House
                               50 Victoria Street
                                London  SW1H 0NW
                             Tel:  (0171) 227 8000
                              REF:  GME.CO057.005

THIS DEED is made on              day of                                  1997
---------
BETWEEN
-------

1     RICHARD JONATHAN PEEL of Flat 372 Cromwell Towers, Barbican Centre, London
      ---------------------
("Mr Peel").

2     DEAN STREET INVESTMENTS B.V  of 82 Dean Street, London W1V 5AB ("CBA").
      ---------------------------

3     GRAHAM SIMON GOULD of Balindoney House, 18 Valley Road, Rickmansworth,
      ------------------
Herts ("Mr Gould").

4     NICHOLAS JOHN HEWITT of 32 Binden Road, London W12 9RJ ("Mr Hewitt").
      --------------------

5     ROBERT NEVILLE HOUSE of 59 Falkland Road, London NW5 2XB ("Mr House").
      --------------------

6     MARK PARRY of 38 Irving Road, London W14 0JS ( "Mr Parry").
      ----------

7     READS TRUSTEES LIMITED whose registered office is situate at PO Box 641,
      ----------------------
No. Seaton Place, St Helier, Jersey, Channel Islands ("Reads Trustees").

8     COBA CONSULTING LIMITED whose registered office is at 40 Holborn Viaduct,
      -----------------------
London EC1N 2PB (the "").

WHEREAS:
--------

A. On 4 February 1991 Mr Peel, CBA, Reads Trustees, Roderick Alexander Drake Burgess ("Mr Burgess"), Mr Gould, Mr Hewitt and Mr House (as all the Shareholders of COBA Consulting Limited (the "Company")) entered into a Shareholders Agreement (the "Shareholders Agreement") relating to the Company.

B.    Mr Burgess ceased to be a shareholder of the Company on 30 March 1994.

C. On 17 January 1997 Mr Parry entered into a Deed of Adherence with the other Vendors (the "Deed of Adherence").

D. On 27 January 1997 the Vendors entered into an agreement with Renaissance Solutions, Inc. (the "Purchaser") pursuant to which the Purchaser has agreed to acquire the entire issued ordinary share capital of the Company from the owners of the entire issued ordinary share capital of the Company. Under the terms of that agreement the Shareholders Agreement is to be terminated.

NOW IT IS HEREBY AGREED as follows:
-----------------------

1. The parties hereto hereby confirm that the Shareholders Agreement is terminated with immediate effect and that all the provisions of the Shareholders Agreement will cease to be of any further force or effect.

2. The parties hereto hereby release each other from and otherwise waive any and all liabilities and obligations arising from or in connection with the Shareholders Agreement or the Deed of Adherence.

3. This Agreement shall be governed by and construed in accordance with English law.

EXECUTED and DELIVERED as a deed on the date set out above.

SIGNED by RICHARD         )
JONATHAN PEEL             )
in the presence of:-      )

Witness Signature:  ......................................

Witness Name:       ......................................

Witness Address:    ......................................



                    ......................................

                    ......................................

                    ......................................

Witness Occupation            ......................................


EXECUTED by  DEAN         )
STREET INVESTMENTS B.V.   )
acting by:-               )
                                                  ..............................
                                                                        Director

                                                  ..............................
                                                              Director/Secretary

SIGNED by GRAHAM          )
SIMON GOULD               )
in the presence of:-      )

Witness Signature:  ......................................

Witness Name:       ......................................

Witness Address:    ......................................


                    .......................................

                    .......................................

Witness Occupation:           ......................................

SIGNED by NICHOLAS        )
JOHN HEWITT               )
in the presence of:-      )

Witness Signature:  ......................................

Witness Name:       ......................................

Witness Address:    ......................................


                    ......................................

                    ......................................

                    ......................................

Witness Occupation:           ......................................


SIGNED by ROBERT          )
NEVILLE HOUSE             )
IN the presence of:       )



Witness Signature:  ......................................

Witness Name:       ......................................

Witness Address:    ......................................


                    ......................................

                    ......................................

                    ......................................

Witness Occupation:           ......................................

SIGNED by MARK PARRY      )
in the presence of:-      )

Witness Signature:  ....................................

Witness Name:       ....................................

Witness Address:    .....................................


                    .....................................

                    .....................................


Witness Occupation:           .....................................

The COMMON SEAL of              )
READS TRUSTEES LIMITED          )
was hereunto affixed in the     )
presence of:-                   )
                                             ...................................
                                                                        Director

                                             ...................................
                                                              Director/Secretary


EXECUTED as a DEED by COBA      )
CONSULTING LIMITED in the       )
presence of:-                   )
                                             ...................................
                                                                        Director

                                             ...................................
                                                              Director/Secretary

Dated                                                           EXHIBIT L

                                                                  1997


                             DEED OF TAX COVENANT


                          RENAISSANCE SOLUTIONS, INC

                                      and

                             R.J. PEEL and OTHERS








                             BROBECK HALE AND DORR
                                 VERITAS HOUSE
                             125 FINSBURY PAVEMENT
                                LONDON ECZA INQ
                              TEL: 0171 638 6688
                              FAX: 0171 638 5888

                               TABLE OF CONTENTS

Clause                                                                 Page No.
1.        Interpretation                                                1

2.        Payment                                                       3

3.        Limitations                                                   4

4.        Recovery from Other Persons                                   5

5.        Claims Procedure                                              6

6.        Due Date of Payment                                           7

7.        Interest                                                      8

8.        Sellers' Obligations                                          8

9.        No Waiver                                                     8

10.       Governing law                                                 8

11.       Notices and General                                           8

12.       Execution                                                     8

                             DEED OF TAX COVENANT


THIS DEED is made on             1997 by and among RENAISSANCE SOLUTIONS, INC
of Lincoln North, Old Bedford Road, Lincoln, MA 01773 ("the Buyer") which expression shall include its successors in title and assigns) and the SEVERAL PERSONS whose names and addresses are set out in Schedule I hereto (the "Sellers")

     WHEREAS this Deed is entered into pursuant to a share sale and purchase
agreement dated     1997 ("the Agreement") made between inter alios the Sellers and the Buyer relating to the sale of the entire issued share capital of the Company.

     NOW THIS DEED WITNESSES as follows:-

1.   Interpretation
     --------------

     1.1 Words and expressions defined in the Agreement shall (unless specifically defined in this Deed) have the same meanings when used herein and all provisions of the Agreement concerning matters of construction or interpretation shall apply to this Deed.

     1.2 The following words and expressions shall have the following meanings:-

          (a) "claim" includes any assessment, notice, demand, letter or other communication or document issued or action taken by or on behalf of any Tax Authority from which it appears that a tax liability is to be, or may come to be, imposed whether or not the same may be the primary liability of the Company and whether or not it may be entitled to claim reimbursement from any other person or persons;

          (b) "the Company" means COBA Consulting Limited and each Subsidiary and each of them;

          (c) "event" includes every event, act, transaction (including without limitation the entry into and completion of the Agreement and all transactions contemplated thereby or the liquidation of the Company) and every occurrence, circumstance, dealing, arrangement, default or omission of any kind whatsoever done or omitted to be done and (without limitation) a failure to make sufficient distributions to avoid any apportionment of income under Chapter III of Part XI of the Taxes Act 1988;

          (d) "Relief" shall mean any relief, allowance or credit in respect of any tax or any deduction in computing income, profits or gains for the purposes of any tax;

          (e) "tax" means all forms of taxation, dues, duties, imposts, levies and rates of the United Kingdom, the United States of America, the State of Georgia or any other jurisdiction whenever and wheresoever charged, imposed or deducted together with all costs, charges, interests, penalties, fines and expenses incidental or relating to or arising in connection with any and all such taxes, dues, duties, imposts, levies and rates or the negotiation of any settlement of any dispute as to the liability of any person therefor or any actual claim in respect thereof including (without limitation) income tax, PAYE, national insurance contributions, corporation tax, capital gains tax, value added tax, customs and other import duties, stamp duty, stamp duty reserve tax, withholding tax, capital transfer tax and inheritance tax and any liability arising under section 601 of the Taxes Act 1988; and

          (f) "tax assessment" shall mean any assessment, demand or other similar formal notice of a tax liability issued by or on behalf of any Tax Authority by virtue of which the Company is either liable to make a payment of tax or will, with the passing of time, become so liable (in the absence of any successful application to postpone any such payment); and

          (g) "Tax Authority" shall mean the Inland Revenue, H M Customs & Excise, Internal Revenue Service and any taxing or other authority body or Federal Body or official (whether within or outside the United Kingdom) competent to impose any tax liability.

     1.3  References to:

          (a) income, profits or gains as being earned, accrued or received on or before a particular date or in respect of a particular period shall include income, profits or gains which are deemed to have been earned, accrued or received on or before that date or in respect of that period for the purposes of any tax;

          (b) any payment or distribution as being made on or before a particular date shall include (i) any payment or distribution which has fallen due to be made on or before that date and (ii) any event which has occurred on or before that date and is, or is deemed to be, a payment or distribution for (in either such case) the purposes of any tax;

          (c) the result of an event on or before a particular time shall include the combined result of two or more events the first or some of which shall have taken place on or before the relevant time.

     1.4 Unless the context otherwise requires, references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

2.   Payment
     -------

     2.1 Subject to section 7.4 (c) and (d) of the Agreement the Sellers jointly and severally HEREBY COVENANT with the Buyer that subject only as stated in Clause 3 they will at all times pay to the Buyer an amount equal to:

          (a) any tax liability of the Company arising in respect of or in connection with or in consequence of any income, profit or gain earned, accrued or received and/or any event occurring or entered into or deemed to have occurred or to have been entered into on or before Completion;

          (b) any tax liability of the Company arising by reason of failure of any other person fully to pay and discharge when due (even if after Completion) any liability to taxation on its part where the Company is so liable by reason of having been, for tax purposes on or at any time before Closing, a member of the same group or consortium or otherwise connected or associated with, or a settlor or beneficiary in relation to, such person;

          (c) any depletion or reduction in value of the assets of the Buyer or the Company or increase in the liabilities of either of them as a result of any inheritance tax which:

               (i) arises in consequence of any transfer of value effected by the Company prior to Completion; or

               (ii) is at Completion a charge on any of the shares or assets of the Company or which gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

               (iii) after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company in connection with a liability in respect of inheritance tax payable on or by reason of the death of any person after a transfer of value occurring prior to Completion;

          (d) all reasonable costs, expenses and other liabilities incurred by the Buyer or the Company or either of them in connection with any such tax liability as is mentioned in paragraph (a) or any such depletion of assets as is mentioned in paragraph (b) or in investigating, assessing, or settling the same or in connection with all proceedings in relation thereto including steps taken to avoid such tax liability or depletion of assets in respect of any claim;

          (e) any tax or other liability of the Buyer or the Company to the extent the same may arise or be increased by any action taken by the Sellers under the provisions of clause of this Deed or by reason of or reference to any payment made or to be made by the Sellers under this Deed or the Agreement; and

          (f) any tax or other liability of the Company arising from or connected with the Company being treated for VAT purposes as a member of the same group as any other body corporate (not being the Company) during any prescribed accounting period of that group ending on or before or within 90 days after Completion.


3.   Limitations
     -----------

     3.1 The indemnity given in clause 2.1 of this Deed shall not cover any tax liability of the Company:

          (a) to the extent that a specific provision or reserve in respect of that tax liability was made in the Financial Statements;

          (b) where the tax liability concerned is corporation tax payable solely as a result of actual profits earned by the Company by reason of transactions carried out since the Balance Sheet Date in the ordinary course of its business trading PROVIDED THAT the following (without limitation) shall be deemed to be transactions other than in the ordinary course of trading:

               (i) the disposal or deemed disposal of any asset in circumstances where the consideration actually received for such disposal is less than the consideration deemed to have been received for tax purposes;

               (ii) the supply of any service or facility of any kind (including a loan of money other than in respect of season travel tickets and memberships of health clubs none of which exceed (Pounds)2,500 or the letting, hiring or licensing of any tangible or intangible property) for a consideration which was less than might reasonably have been regarded as the open market value of such service or facility; and

               (iii) any other act or transaction which gives rise to a tax liability on deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company.

          (c) to the extent that any Relief of the Company incurred wholly in respect of events occurring in the period ended on the Balance Sheet Date relieves or mitigates that tax liability.

          (d) where such claim for taxation arises as a result of any changes by the Buyer or the Company in the treatment of any assets or liabilities in future financial statements of the Company save to the extent required to bring the Financial Statements of the Company into compliance with U.K. GAAP; or

          (e) which would not have arisen but for some event occurring at the request of the Buyer on or before Completion or as a result of any change in control of the Company; or

          (f) if the Buyer or the Company fails to notify the Sellers as stipulated in clause 3.2 below.

     3.2 No claim for taxation should be made under or in respect of or in connection with any of the indemnities given by this Deed unless notice of such claim shall have been given by the Buyer to the Sellers by a date not later than 31 December 2003.

     3.3 The Sellers shall not be liable in respect of any claim for taxation to the extent that the aggregate amount of the liability of the Sellers for all claims for taxation under this Deed when added to the aggregate amount of the liability of the Sellers under the Agreement would exceed the value of the consideration calculated in accordance with clause 7.4(a) in the Agreement..

4.   Recovery from Other Persons  If after the Sellers have satisfied any
     ---------------------------
liability of the Sellers under clause 2.1 the Company is entitled to recover from some other person any sum in respect of the tax liability that resulted in the relevant liability of the Sellers aforesaid, or subsequently becomes entitled to make such a recovery, then the Company shall (in either of those cases) as soon as reasonably practicable notify the Sellers of its entitlement and shall, if reasonably required by the Sellers in writing within thirty (30) days of the date such notification is given by the Buyer and subject first to being indemnified and secured to its reasonable satisfaction by the Sellers in respect of all losses, costs, damages and expenses it may thereby incur, take all reasonable steps to enforce that recovery (keeping the Sellers informed of the progress of any action taken) and shall account to the Sellers for whichever is the lesser of:

          (a) any sum so recovered (including any interest or repayment supplement paid by the Tax Authority relating to the period after receipt of the relevant payment from the Sellers or other person on or in respect thereof less any tax chargeable on the Company in respect of the sum so recovered); and

          (b) the amount paid by the Sellers pursuant to clause 2 in respect of the tax liability in question.

5.   Claims Procedure
     ----------------

     5.1 If the Buyer becomes aware that it has or may have a claim against the Sellers under clause 2 of this Deed, the Buyer shall give or procure that notice of the claim concerned is given to the Sellers in the manner provided by the Agreement as soon as is reasonably practicable and the Sellers shall be entitled, subject to the following provisions of this clause, to take such action as the Buyer may approve in writing (such approval not to be unreasonably withheld) to resist, avoid, dispute, appeal against, settle, compromise or defend the claim for taxation concerned in the name of the Company but at the sole expense of the Sellers and to have the conduct of any appeal or incidental negotiations.

     5.2 The Buyer and the Company will insofar as they are able give the Sellers all reasonable co-operation access and assistance technical or otherwise for the purpose of resisting such a claim PROVIDED THAT:

          (a) in the case where the Sellers wishes to resist the claim, the Sellers shall not be entitled to make or request any action under Clause 5.1 unless they have been advised by Tax Counsel who shall previously have been approved by the Buyer (such approval not to be unreasonably withheld), after disclosure to him of all relevant information and documents, that it is reasonable to resist the claim for taxation in the manner proposed by the Sellers and the chances of success are significantly greater than the chances of failure;

          (b)  in connection with the conduct of any dispute:-

               (i) the Company and the Buyer shall be kept fully and promptly informed of all matters relating thereto and shall on request be entitled to see copies of all correspondence and related documentation;

               (ii) the appointments of solicitors, accountants, or other professional advisers shall be subject to the approval of both the Company and the Buyer (such approval not to be unreasonably withheld or delayed);

               (iii) any communication with any Tax Authority whether written or otherwise shall be copied to the Buyer simultaneously with communication to the Tax Authority.

          (c) the Sellers shall not be entitled to take or request any action under the foregoing provisions of this clause unless the Sellers has first indemnified and secured each of the Buyer and the Company to its reasonable satisfaction against all losses (including additional claims for taxation) charges, costs, damages and expenses which may thereby be incurred.

     5.3 If the Sellers fails within 14 days of being given notice thereof under clause 5.1 to request the Buyer or the Company to take any action aforesaid in connection with the claim concerned then the Buyer and/or the Company shall (without prejudice to its rights under this Deed or the Agreement) be free to pay or settle such claim or take such other action in connection therewith as it may in its absolute discretion decide.

     5.4 If in any respect with regard to a claim for taxation which the Sellers seek to dispute or resist as provided herein the Buyer has reasonable grounds for believing that the Sellers or the Company whilst it was under the control of the Sellers or any of them have or has committed acts or omissions which may constitute fraud wilful default or neglect then clause 5.1 of this clause shall not take effect and the Buyer and the Company shall (without prejudice to its rights under this Deed or the Agreement) be free to pay or settle such claim or take such other action in connection therewith as it may in its absolute discretion decide.

6.   Due Date of Payment
     -------------------

     6.1 Where the Sellers becomes liable to make any payment pursuant to clause 2 the due date for the making of that payment shall be:

          (a) subject as provided by paragraph (c) below, in a case that involves an actual payment of tax by the Company seven days prior to the date that is the last date on which the Company would have had to have paid to the appropriate Tax Authority the tax that has given rise to the Sellers's liability under this Deed in order to avoid incurring a liability to interest or a charge or penalty in respect of that tax liability; or

          (b) in a case falling within clause 2.1(b) a charge on or power to sell, mortgage or charge any of the shares or assets of the Company shall be treated as becoming due, and a charge or power to sell, mortgage or charge as arising, on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises and the provisions of Section 213 of the Inheritance Tax Act 1984 shall not apply; or

          (c)  in a case falling within clause 2.1(c) seven days after demand.

     6.2 Time shall be of the essence for the purposes of all sums to be paid by the Sellers hereunder.

7.   Interest
     --------

     If any payment due to be made by the Sellers under this Deed is not made on the due date for payment thereof the same shall carry interest accruing and calculated on a daily basis from such due date of payment until and including the day of actual payment at the rate (as well after as before judgement) of (i) in a case involving an actual payment of tax a rate equal to the rate applicable under Section 178 of the Finance Act 1989 and (ii) in any other case a rate equal to two per cent per annum above the annual Base Rate from time to time of Barclays Bank PLC compounded annually. Any such interest shall be payable on demand by the person entitled to receive the outstanding payment concerned.

8.   Sellers' Obligations.
     --------------------

     8.1 Unless otherwise expressly stated herein, all obligations of the Sellers under this Deed shall be joint and several.

     8.2 The Buyer may release or compromise the liability of, any seller or grant time or indulgence to any Buyer without releasing or reducing the liability of any other seller and where a liability or one or some but not all of the Sellers under any obligation which is both joint and several is released or compromised, the remaining Sellers shall continue to be severally and shall together be jointly liable on that obligation.

     8.3 No waiver or release of any liability or obligation on the part of a Seller under this Deed shall be effective unless it is on express written waiver or release executed by each party to whom such liability or obligation is owed.

9.   No Waiver.  No waiver or release of any liability or obligation on the part
     ---------
of the Sellers under this Deed shall be effective unless it is an express written waiver or release executed by each party to whom such liability or obligation is owed.

10.  Governing Law.  This Deed shall be governed by and construed in accordance
     -------------
with English Law and the parties hereto hereby irrevocably agree that the English courts shall have exclusive jurisdiction to settle any claim or matter arising under this Deed and each party hereby irrevocably agrees to submit to the jurisdiction of the English Courts.

11.  Notices and General.  The provisions of clause 11.7 of the Agreement
     -------------------
(Notices) and clause 1.9 of the Agreement (Stockholders' Representative) shall apply for the purposes of this Deed and shall be deemed incorporated herein.

12.  Execution.
     ---------

     12.1 Each of the parties to this document intends it to be a deed and agrees to execute and deliver it as a deed.

     12.2 The signature or sealing of this document by or on behalf of a party shall constitute an authority to the solicitors, or an agent or employee of the solicitors, acting for that party in connection with this document to deliver it as a deed on behalf of that party.


IN WITNESS whereof this Deed has been executed and delivered by each of the parties as its Deed the day and year first before written


                                  SCHEDULE I
                                  ----------

                        NAMES AND ADDRESSES OF SELLERS

               NAME                     ADDRESS
===============================================================================
Richard Jonathan Peel                   Flat 372
                                        Cromwell Towers
                                        Barbican Centre
                                        London
================================================================================
Graham Simon Gould                      Balindoney House
                                        18 Valley Road
                                        Rickmansworth   Herts
--------------------------------------------------------------------------------
Nicholas John Hewitt                    32 Binden Road
                                        London  W12 9RJ
--------------------------------------------------------------------------------
Reads Trustees Limited                  No. 1 Seaton Place
                                        St Helier
                                        Jersey  Channel Islands
--------------------------------------------------------------------------------
Mark Parry                              38 Irving Road
                                        London  W14 OJS
--------------------------------------------------------------------------------
Robert N. House                         59 Falkland Road
                                        London NW5 2XB
--------------------------------------------------------------------------------

EXECUTED as a DEED by         )
RENAISSANCE SOLUTIONS, INC.   )
in the presence of:-          )


          Witness:            _____________________________

          Name:               _____________________________

          Address:


EXECUTED as a DEED by         )
RICHARD J. PEEL               )
in the presence of:-          )


          Witness:            _____________________________

          Name:               _____________________________

          Address:


EXECUTED as a DEED by         )
GRAHAM S. GOULD               )
in the presence of:-          )


          Witness:            _____________________________

          Name:               _____________________________

          Address:


EXECUTED as a DEED by         )
ROBERT N. HOUSE               )
in the presence of:-          )


          Witness:            _____________________________

          Name:               _____________________________

          Address:



EXECUTED as a DEED by         )
READS TRUSTEES LIMITED        )
in the presence of:-          )


          Witness:            _____________________________

          Name:               _____________________________

          Address:


EXECUTED as a DEED by         )
NICHOLAS J. HEWITT            )
in the presence of:-          )


          Witness:            _____________________________

          Name:               _____________________________

          Address:


EXECUTED as a DEED by         )
MARK PARRY                    )
in the presence of:-          )


          Witness:            _____________________________

          Name:               _____________________________

          Address: